As filed with the Securities and Exchange Commission on January 16, 2004
                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                             SHORE BANCSHARES, INC.
               (Exact name of issuer as specified in its charter)

               Maryland                                 52-1974638
    (State or other jurisdiction               (I.R.S. Employer Identification
  of incorporation or organization)                        Number)

          18 East Dover Street, Easton, Maryland 21601, (410) 822-1400 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             -----------------------

                              W. Moorhead Vermilye
          18 East Dover Street, Easton, Maryland 21601, (410) 822-1400
                    (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:

              Abba David Poliakoff, Esquire                            David Baris, Esquire
                Andrew D. Bulgin, Esquire                           Kennedy, Baris & Lundy, LLP
 Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC                4701 Sangamore Road
                 233 East Redwood Street                                     Suite P15
                Baltimore, Maryland 21202                               Bethesda, MD 20816
                     (410) 576-4280                                       (301) 229-3400

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

====================================================================================================================================
                                                     CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                               Proposed Maximum       Proposed Maximum
                                           Amount to be       Offering Price Per     Aggregate Offering    Amount of Registration
 Title of Securities to be Registered       Registered              Share                   Price                     Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share      85,688(1)             $0.943(2)              $80,793(2)              $6.54(2)
------------------------------------------------------------------------------------------------------------------------------------

(1) Based upon the maximum number of the Registrant's securities that may be issued in the merger described in the enclosed proxy statement/prospectus, calculated as the product of (i) 95,050 outstanding shares of Midstate Bancorp common stock subject to conversion in the merger described in the enclosed proxy statement/prospectus and (ii) 0.9015, which is the highest number of shares of the Registrant's common stock into which shares of Midstate Bancorp common stock may be converted.

(2) Estimated solely for purposes of calculating the registration fee, as required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated in accordance with Rule 457(f)(2) and
      (3) thereunder, on the basis of (i) the aggregate book value of $3,027,343 at September 30, 2003 of outstanding shares of Midstate Bancorp common stock to be acquired pursuant to the merger described in the enclosed proxy statement/prospectus and (ii) $2,946,550 in cash to be paid by the Registrant for all such shares of Midstate Bancorp common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commissioner, acting pursuant to said Section 8(a), may determine.

                             Midstate Bancorp, Inc.
                               120 W. MAIN STREET
                                  P.O. BOX 266
                             FELTON, DELAWARE 19943

                         -------------------------------

                            TELEPHONE (302) 284-4600
                               FAX (302) 284-9791

                    Notice of Special Meeting of Stockholders

To the Stockholders of Midstate Bancorp, Inc.:

      We will hold a special meeting of stockholders of Midstate Bancorp, Inc. on ___________, ________________, 2004 at _____, local time, at Felton Community
Fire Hall, Main Street, Felton, Delaware 19943 for the following purposes:

      1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of November 12, 2003 by and between Shore Bancshares, Inc. and Midstate Bancorp, Inc., as amended on January 15, 2004, and the consummation of the transactions contemplated thereby, including the merger of Midstate Bancorp with and into Shore Bancshares upon the terms and subject to the conditions set forth in the merger agreement.

      2. To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

      The members of the Midstate Bancorp board of directors have unanimously adopted a resolution declaring the merger and the merger agreement advisable and recommend that stockholders vote "FOR" approval of the merger and the merger agreement.

      Midstate Bancorp stockholders have appraisal rights under Delaware law in the merger. To perfect your appraisal rights, you must strictly comply with the procedures in Sections 262 of the Delaware General Corporation Law, attached as Appendix C to the proxy statement/prospectus. Failure to strictly comply with these procedures will result in the loss of these appraisal rights.

      We have described the merger and the merger agreement in more detail in the proxy statement/prospectus, which you should read in its entirety before voting. A copy of the merger agreement is attached as Appendix A to the proxy statement/prospectus. Only stockholders of record at the close of business on ___________, 2004 are entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting. The affirmative vote of holders of a majority of the Midstate Bancorp common stock outstanding on ____________, 2004 is necessary to approve the merger and the merger agreement. If that vote is not obtained, the merger cannot be completed.

      All stockholders are cordially invited to attend the special meeting. To ensure your representation at the special meeting please complete and promptly mail your proxy in the enclosed postage-paid envelope. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. If your shares are not registered in your own name, you will need additional documentation from the record holder to vote personally at the meeting.

                             Your vote is important.

      Whether or not you plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope.

                                         By Order of the board of directors


                                         W. Edwin Kee, Jr.
                                         Chairman, Board of Directors

          Proxy Statement of                         Prospectus of
        Midstate Bancorp, Inc.                   Shore Bancshares, Inc.
              Relating to                          Relating to 85,688
    Special Meeting of Stockholders              Shares of Common Stock

      The Board of Directors of Midstate Bancorp, Inc. has approved an Agreement and Plan of Merger, as amended, that contemplates the merger of Midstate Bancorp with and into Shore Bancshares, Inc. This agreement, as amended, is referred to in this proxy statement/prospectus as the "merger agreement". As a result of the merger, The Felton Bank will become a wholly-owned subsidiary of Shore Bancshares.

      If the merger is approved, each share of Midstate Bancorp common stock outstanding immediately prior to the effective time of the merger will be converted into (i) $31.00 in cash plus (ii) between 0.8513 and 0.9015 shares of Shore Bancshares common stock, depending upon the price of Shore Bancshares common stock prior to the merger, except that cash will be paid in lieu of fractional shares. The number of shares of Shore Bancshares common stock into which each share of Midstate Bancorp common stock will be converted will be calculated as follows:

       Average Shore Bancshares      Shares of Shore Bancshares Common Stock Received
          Common Stock Price                   (per Midstate Bancorp share)
-------------------------------------------------------------------------------------
            $30.95 or less                              0.9015
           $30.96 to $31.94           $27.90 divided by Shore Bancshares Stock Price
           $31.95 to $39.05                             0.8732
           $39.06 to $40.04           $34.10 divided by Shore Bancshares Stock Price
           $40.05 or greater                             0.8513

      The price of Shore Bancshares common stock for these purposes will be the average of the daily closing bid and closing ask quotations of Shore Bancshares common stock as reported on The Nasdaq SmallCap Market for each of the 20 consecutive trading days ending five days before the merger. Shore Bancshares common stock is listed under the symbol "SHBI" on the Nasdaq SmallCap Market.

      Based on the average of the daily closing bid and closing ask quotations for each of the 20 consecutive trading days ending on January 12, 2004, or $38.40 per share, Shore Bancshares estimates that it will pay approximately $2.9 million in cash and issue approximately 82,998 shares of Shore Bancshares common stock to Midstate Bancorp stockholders in the merger. Those shares will represent approximately 1.5% of the outstanding Shore Bancshares common stock after the merger.

      The merger requires the receipt of bank regulatory approvals by Shore Bancshares and the approval of the merger agreement and the merger by the holders of a majority of the outstanding shares of Midstate Bancorp common stock. Midstate Bancorp's Board of Directors has scheduled a meeting of Midstate Bancorp stockholders to vote on the merger and the merger agreement.

      This proxy statement/prospectus includes detailed information about the time, date and place of the stockholders meeting. Please carefully review this document. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" ON PAGE 14 OF THIS DOCUMENT.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS
     DOCUMENT, OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SHARES OF SHORE
BANCSHARES COMMON STOCK ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS
 OF ANY BANK OR SAVINGS ASSOCIATION, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
            INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

 This document is dated _______, 2004 and is first being mailed to stockholders on or about _______, 2004.

      This proxy statement and prospectus incorporates important business and financial information about Shore Bancshares that is not included in or delivered with this document.

      This information is available without charge to you upon your written or oral request. You may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from Shore Bancshares at the following address and phone number: Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601, Attention: Treasurer (410) 822-1400. If you would like to request documents, please do so by __________, 2004 to receive them before the special meeting.

      See "Where You Can Find More Information" on page 72 and "Incorporation of Certain Information by Reference" on page 73 for further information.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

QUESTIONS AND ANSWERS ABOUT THE MERGER........................................1

SUMMARY ......................................................................4

    The Companies.............................................................4

    The Merger................................................................5

    Federal Income Tax on Shares Received in the Merger.......................9

    A Warning About Forward-Looking Statements................................9

    Share Price Data..........................................................9

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA..........................10

SUMMARY HISTORICAL FINANCIAL DATA............................................11

FORWARD-LOOKING STATEMENTS...................................................13

RISK FACTORS.................................................................14

    Because the Market Price of Shore Bancshares Common Stock may
    Fluctuate, You Cannot be Sure of the Value of the Merger
    Consideration that You Will Receive......................................14

    Shore Bancshares' Activities May Be Limited, And it May be
    Required To Restructure its Operations, if Felton Bank is Not
    Well Managed After the Merger............................................14

    Midstate Bancorp Stockholders May Incur Federal Income Tax...............15

    The Stock of Shore Bancshares is Not Heavily Traded......................15

    The Stock of Shore Bancshares is Not Insured.............................16

    Earnings May be Adversely Affected by Unsuccessful Integration
    of the Companies.........................................................16

    Earnings Could be Adversely Affected by Unanticipated Costs..............16

    Shore Bancshares' Future Depends on the Successful Growth of
    its Subsidiaries.........................................................17

    The Majority of Shore Bancshares' Business is Concentrated in
    Maryland; A Significant Amount of Shore Bancshares' Business
    is Concentrated in Real Estate Lending...................................17

    The Banks May Experience Loan Losses in Excess of their Allowances.......17

    Interest Rates and Other Economic Conditions Will Impact
    Results of Operation.....................................................18

    The Ability of Shore Bancshares to Pay Dividends is Limited..............18

    The Market Value of Shore Bancshares' Investments Could Decline..........19

    The Banking Industry is Heavily Regulated; Significant
    Regulatory Changes Could Adversely Affect Shore Bancshares'
    Operations...............................................................19

    Shore Bancshares May be Adversely Affected by Recent Legislation.........20

    Shore Bancshares Operates in a Competitive Market........................20

    Shore Bancshares May be Subject to Claims................................21

    Shore Bancshares May Not be Able to Keep Pace with
    Developments in Technology...............................................21

    Shore Bancshares' Articles of Incorporation and Bylaws and
    Maryland Law May Discourage a Corporate Takeover.........................21

SPECIAL MEETING OF MIDSTATE BANCORP STOCKHOLDERS.............................22

    Date, Place, Time and Purpose............................................22

    Record Date, Voting Rights, Quorum and Required Vote.....................22

    Voting and Revocability of Proxies.......................................23

    Solicitation of Proxies..................................................23

    Appraisal Rights.........................................................23

THE MERGER...................................................................26

    General..................................................................26

    The Companies............................................................26

    Background of the Merger.................................................27

    Reasons for the Merger...................................................30

    Opinion of Midstate Bancorp's Financial Adviser..........................33

    Material Federal Income Tax Consequences of the Merger...................38

    Backup Withholding and Information Reporting.............................40

    Accounting Treatment.....................................................40

    Regulatory Approvals.....................................................40

    Interests of Certain Persons in the Merger...............................41

    Resale of Shore Bancshares Common Stock..................................41

DESCRIPTION OF THE MERGER AGREEMENT..........................................42

    Time of Completion.......................................................42

    Consideration to be Received in the Merger...............................42

    Exchange of Certificates.................................................44

    Representations and Warranties...........................................46

    Conduct of Business Pending the Merger and Certain Covenants.............47

    Exclusive Dealing........................................................49

    Conditions to Completion of the Merger...................................49

    Termination..............................................................50

    Employee Benefit Matters.................................................51

    Expenses.................................................................52

    Indemnification and Related Matters......................................52

CERTAIN OTHER AGREEMENTS AND INFORMATION.....................................52

    Affiliate Undertakings...................................................52

    Supplemental Agreements..................................................52

    Beneficial Ownership of Common Stock.....................................53

DESCRIPTION OF SHORE BANCSHARES CAPITAL STOCK................................54

    General..................................................................54

    Common Stock.............................................................55

    Preferred Stock..........................................................55

COMPARISON OF STOCKHOLDER RIGHTS.............................................56

    Authorized Capital Stock.................................................56

    Voting Rights............................................................56

    Dividends................................................................57

    Liquidation..............................................................57

    Classification of Stock..................................................58

    Number of Directors......................................................58

    Election of Directors....................................................58

    Removal of Directors.....................................................58

    Vacancies on the Board of Directors......................................58

    Notice of Stockholder Nominations of Directors and Stockholders
    Proposals................................................................59

    Special Meetings.........................................................61

    Notice of Meetings.......................................................61

    Quorum...................................................................62

    Stockholder Action Without a Meeting.....................................62

    Preemptive Rights........................................................62

    Standard of Conduct of Directors.........................................62

    Limitations on Director Liability........................................63

    Indemnification..........................................................64

    Mergers, Share Exchanges and Sales of Assets.............................65

    Amendments to the Charter................................................66

    Amendments to the Bylaws.................................................67

    Voting on Certain Interested Transactions................................67

    Stockholder Inspection Rights, Stockholder Lists.........................68

    Business Combinations....................................................68

    Control Share Statute....................................................70

LEGAL MATTERS................................................................71

EXPERTS .....................................................................71

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS.................................71

OTHER BUSINESS...............................................................72

WHERE YOU CAN FIND MORE INFORMATION..........................................72

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................73

APPENDIX A..................................................................A-1

APPENDIX B..................................................................B-1

APPENDIX C..................................................................C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. What companies are party to the merger?

A. Shore Bancshares and Midstate Bancorp have signed a definitive merger agreement, which, as amended, is attached as Appendix A, whereby Midstate Bancorp will merge with and into Shore Bancshares. Midstate Bancorp is the parent company of The Felton Bank, and Shore Bancshares is the parent company of The Talbot Bank of Easton, Maryland, The Centreville National Bank of Maryland, The Avon-Dixon Agency, LLC, Elliott Wilson Insurance, LLC, Mubell Finance, LLC, Wye Financial Services, LLC, and Shore Pension Services, LLC. After the merger, Talbot Bank, Centreville National Bank, and Felton Bank will continue to operate as separate banks. When we refer to "we", "us", or "our" in this proxy statement/prospectus, we mean Shore Bancshares, Inc., Midstate Bancorp, Inc.. and, as the context requires, their subsidiaries.

Q: What will I receive in the merger?

A: If the proposed merger is consummated, each share of Midstate Bancorp common stock outstanding immediately prior to the effective time of the proposed merger will be converted into the right to receive $31.00 in cash plus between 0.8513 and 0.9015 shares of Shore Bancshares common stock, depending on the price of Shore Bancshares common stock prior to the merger, except that cash will be paid in lieu of fractional shares. The exact number of shares of Shore Bancshares common stock and the exact amount of cash in lieu of fractional shares that you will receive in the proposed merger will be determined based on a formula set forth in the merger agreement and described in this document. There is a table on page 43 that sets forth the per share stock consideration that would be received by Midstate Bancorp stockholders based on a range of assumed average closing bid and ask quotations of Shore Bancshares common stock. Notwithstanding the foregoing, if the value of all shares of Shore Bancshares common stock to be issued as described above would not constitute at least 40% of the aggregate merger consideration to be received by all Midstate Bancorp stockholders, then Shore Bancshares will increase the number of shares to be issued, and proportionately decrease the amount of cash to be paid, to Midstate Bancorp stockholders to satisfy this 40% threshold. Shore Bancshares common stock is listed on the Nasdaq SmallCap Market under the symbol "SHBI".

Q: Why did the companies decide to merge?

A: The members of the boards of directors of both companies believe that the merger is advisable and in the best interests of their respective stockholders. In reaching its decision, the board of Shore Bancshares sought to increase its market presence on the Delmarva Peninsula by expanding into Delaware. The Midstate Bancorp board believed the merger would strengthen Felton Bank by permitting it to use and take advantage of the resources of a strong and established financial holding company. Both boards relied on a number of factors in reaching their decisions, which are more fully described in this proxy statement/prospectus. See "The Merger--Reasons for the Merger" beginning on page 30.

Q: Should I send in my stock certificates?

A: No. You should not send in your stock certificates at this time. Midstate Bancorp stockholders will exchange their Midstate Bancorp common stock certificates for cash and/or Shore Bancshares common stock certificates after we complete the merger. Instructions for exchanging Midstate Bancorp common stock certificates will be sent to you promptly after the merger is completed.

Q: What do I need to do now?

A: After you have carefully read this proxy statement/prospectus, mail your signed proxy card in the enclosed postage-paid envelope. The instructions on the accompanying proxy card will give you more information on how to vote by mail. This will enable your shares to be represented at the Midstate Bancorp special meeting. If you fail to return a proxy card or abstain from voting, the effect will be a vote against the merger.

Q: If my shares are held in "street name" by my broker or other custodian, will my broker or custodian vote my shares for me?

A: Your broker or custodian will not be able to vote your shares without instructions from you. You should instruct your broker or custodian to vote your shares, following the directions your broker or custodian provides. Your failure to instruct your broker or custodian to vote your shares will result in your shares not being voted, and the effect will be a vote against the merger.

Q: Can I change my vote after I have submitted my proxy with voting instructions?

A: Yes. There are three ways you can change your vote. First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card by mail or submit your proxy with new voting instructions. The proxy dated latest and actually received by Midstate Bancorp before the stockholders' meeting will be your vote. Any earlier dated proxy will be revoked. Third, you may attend the Midstate Bancorp special meeting and vote in person. Any earlier dated proxy will be revoked. Simply attending the meeting without voting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions you will receive from your broker to change or revoke your proxy.

Q: What vote is required to approve the merger?

A: To complete the merger, holders of a majority of the outstanding shares of Midstate Bancorp common stock entitled to vote at the stockholders' meeting must approve the merger and the merger agreement. As of the record date (_____________, 2004), directors and executive officers of Midstate Bancorp and their affiliates beneficially owned 5,740 shares of Midstate Bancorp common stock, which represented 5.90% of the Midstate Bancorp common stock outstanding on that date. As of the same date, Shore Bancshares owned 3,510 shares of Midstate Bancorp common stock, or 3.61% of the Midstate Bancorp common stock outstanding on that date, and no director or executive officer of Shore Bancshares, or any affiliate of such director or executive officer (other than Shore Bancshares), beneficially owned any shares of Midstate Bancorp common stock.

Q: May dissenting stockholders seek appraisal rights in the merger?

A: Midstate Bancorp stockholders have appraisal rights under Delaware law in the merger. To perfect your appraisal rights, you must strictly comply with the procedures in Sections 262 of the Delaware General Corporation Law, a copy of which is attached to this proxy statement/prospectus as Appendix C. Failure to strictly comply with these procedures will result in the loss of these appraisal rights. See "Special Meeting of Midstate Bancorp Stockholders--Appraisal Rights" on page 23.

Q: When do you expect to complete the merger?

A: We presently expect to complete the merger in the first quarter of 2004. However, we cannot assure you of when or if the merger will occur. We must first obtain the approval of the holders of Midstate Bancorp common stock and state and federal bank regulators. We have filed applications with the Board of Governors of the Federal Reserve System (this agency is sometimes referred to in this document as the "Federal Reserve Board"), the Maryland Commissioner of Financial Regulation, and the Delaware State Bank Commissioner.

Q: Who should I call if I have questions related to the merger?

A: Midstate Bancorp stockholders should call Thomas Evans at (302) 284-4600 with any questions about the merger and the related transactions.

Q: Where can I find more information about Shore Bancshares?

A: Shore Bancshares files reports and other information with the Securities and Exchange Commission ("SEC"). You may read and copy this information at the SEC's public reference facilities in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the SEC's Internet site (http://www.sec.gov). Shore Bancshares also maintains an Internet site (http://www.shbi.net) on which these reports and the other information may be found. You can also request copies of these documents from Shore Bancshares. See "Where You Can Find More Information" on page 72 and "Incorporation of Certain Information by Reference" on page 73.

                                     SUMMARY

      This brief summary highlights selected information from this proxy statement/prospectus. This summary may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire document, as well as the additional documents to which we refer you, including the merger agreement. We encourage you to read the merger agreement in its entirety, as it is the legal document that governs the proposed merger and the other transactions contemplated by the merger agreement. Also, we incorporate by reference important business and financial information about Shore Bancshares. See "Incorporation of Certain Information by Reference" on page 73 on how to obtain copies of these documents. Each item in this summary makes references to the page or pages where that subject is discussed in more detail.

The Companies

                      Shore Bancshares, Inc. (see page 26)
                              18 East Dover Street
                             Easton, Maryland 21601
                                 (410) 822-1400

      Shore Bancshares is a Maryland corporation registered as a financial holding company under the Bank Holding Company Act of 1956, as amended. Shore Bancshares is the parent of two bank subsidiaries, The Talbot Bank of Easton, Maryland and The Centreville National Bank of Maryland. Talbot Bank is a Maryland-chartered commercial bank that was acquired in 2000 when Talbot Bancshares, Inc. merged with and into Shore Bancshares. Talbot Bank has banking offices in the Maryland counties of Talbot and Dorchester. Centreville National Bank is a national banking association with its main office in Centreville, Maryland. Centreville National Bank has offices in the Maryland counties of Caroline, Kent, and Queen Anne's. Shore Bancshares is also the parent of two insurance producer subsidiaries, The Avon-Dixon Agency, LLC, and Elliott Wilson Insurance, LLC, one insurance premium finance company, Mubell Finance, LLC, and an investment adviser, Wye Financial Services, LLC, all of which are Maryland limited liability companies. Another subsidiary, Shore Pension Services, LLC, is currently inactive.

      At September 30, 2003, Shore Bancshares had total assets of approximately $710.9 million, total loans of approximately $458.7 million, total deposits of approximately $591.8 million and approximately $81.6 million in stockholders' equity. The deposits associated with the bank subsidiaries of Shore Bancshares are insured by the Federal Deposit Insurance Corporation.

                      Midstate Bancorp, Inc. (see page 27)
                              120 West Main Street
                             Felton, Maryland 19943
                                 (302) 284-4600

      Midstate Bancorp, Inc. is a Delaware corporation registered as a bank holding company under the Bank Holding Company of 1956, as amended. The sole subsidiary of Midstate Bancorp is The Felton Bank, a Delaware commercial bank. Felton Bank began operations in 1908 and engages in both the commercial and consumer banking business through two offices in Kent County, Delaware. The deposits associated with Felton Bank are insured by the Federal Deposit Insurance Corporation.

      At September 30, 2003, Midstate Bancorp had total assets of approximately $51.5 million, total loans of approximately $32.3 million, total deposits of approximately $47.4 million and approximately $3.1 million in stockholders' equity.

The Merger

      The merger agreement is attached to this proxy statement/prospectus as Appendix A. We encourage you to read the merger agreement, as it is the legal document that governs the merger between Midstate Bancorp and Shore Bancshares.

      Upon completion of the merger, Midstate Bancorp will merge with Shore Bancshares, and Midstate Bancorp will cease to exist as a separate company.

      Shares of Midstate Bancorp Common Stock Will Be Exchanged For Cash and Shares of Shore Bancshares Common Stock (page 42). You will receive $31.00 in cash plus between 0.8513 and 0.9015 shares of Shore Bancshares common stock for each share of Midstate Bancorp common stock you own, except that you will receive cash in lieu of fractional shares. The number of shares of Shore Bancshares common stock received will depend on the average of the daily closing bid and closing ask quotations of Shore Bancshares common stock as reported on The Nasdaq SmallCap Market for each of the 20 consecutive trading days ending five days before the merger. Notwithstanding the foregoing, if the value of all shares of Shore Bancshares common stock to be issued as described above would not constitute at least 40% of the aggregate merger consideration to be received by all Midstate Bancorp stockholders, then Shore Bancshares will increase the number of shares to be issued, and proportionately decrease the amount of cash to be paid, to Midstate Bancorp stockholders to satisfy this 40% threshold.

      Meeting to be Held ____________, 2004; Record Date (page 22). The Midstate Bancorp meeting will be held at ______ am/pm on _______________, 2004 at Felton Community Fire Hall, Main Street, Felton, Delaware 19943. At the meeting, Midstate Bancorp stockholders will be asked to consider and vote on a proposal to approve the merger by approving and adopting the merger agreement. If you held shares of Midstate Bancorp common stock at the close of business on the record date, you are entitled to vote on the proposed merger and any other matters considered at the meeting or any adjournments or postponements of the meeting.

      Required Vote (page 22). For the proposed merger to be approved, a majority of the outstanding shares of Midstate Bancorp common stock entitled to be voted at the meeting must vote in favor of the proposal to approve the proposed merger by approving and adopting the merger agreement. Each share is entitled to one vote on each matter to be voted on at the Midstate Bancorp meeting. As of the record date, there were ____ registered stockholders of Midstate Bancorp holding 97,360 shares of Midstate Bancorp common stock. Of these shares, 5,740 shares were owned by directors and executive officers of Midstate Bancorp and their affiliates and 3,510 shares were owned by Shore Bancshares. No shares of Midstate Bancorp common stock are held by directors and executive officers of Shore Bancshares or their affiliates (other than Shore Bancshares).

      The stockholders of Shore Bancshares are not required to approve the proposed merger. The board of directors of Shore Bancshares approved the proposed merger and the merger agreement on November 5, 2003.

      Midstate Bancorp Recommends Stockholder Approval (page 22). The Midstate Bancorp board of directors has determined that the proposed merger is advisable and in the best interests of Midstate Bancorp and the Midstate Bancorp stockholders. The members of the Midstate Bancorp board of directors unanimously approved the merger agreement and the proposed merger and recommend that Midstate Bancorp stockholders vote FOR the proposal to approve the merger agreement and the proposed merger.

      No Solicitation (page 49). Midstate Bancorp has agreed that, until the completion of the proposed merger, it will not directly or indirectly take any specified actions with respect to any acquisition proposal. However, notwithstanding these restrictions, Midstate Bancorp may, if necessary to comply with its fiduciary obligations and subject to other qualifications and conditions, furnish information and engage in discussions or negotiations in response to unsolicited acquisition proposals.

      Merger Consideration Is Fair to Stockholders, According to Financial Advisers (page 33). In deciding to approve the proposed merger, the Midstate Bancorp board of directors received and considered the opinion dated November 11, 2003 of RP Financial, LC, its financial adviser, as to the fairness to the stockholders of Midstate Bancorp of the merger consideration from a financial point of view as of that date. The opinion of RP Financial, LC is not a recommendation as to how any Midstate Bancorp stockholder should vote with respect to the proposal to approve the proposed merger. This opinion will be updated as of the date of this proxy statement/prospectus, and you should read it in its entirety to understand the assumptions made, matters considered and limitations of the review undertaken by RP Financial, LC in providing its opinion. The form of updated opinion of RP Financial, LC expected to be issued on the date of this proxy statement/prospectus is attached as Appendix B. RP Financial, LC will receive total fees of approximately $20,000 for its services as financial adviser to Midstate Bancorp in connection with the proposed merger.

      Benefits to Certain Midstate Bancorp Officers and Directors in the Merger (pages 41 and 52). Some of Midstate Bancorp's directors and officers have interests in the proposed merger that are different from, or in addition to, your and their interests as stockholders. Shore Bancshares will enter into an employment agreement with Thomas Evans, who will continue to serve as President and Chief Executive Officer of Felton Bank, and Midstate Bancorp will accelerate Mr. Evans unvested right to receive shares of Midstate Bancorp common stock prior to the proposed merger. W. Edwin Kee, Jr. will be appointed to serve on the Shore Bancshares board of directors after the proposed merger. Additionally, Shore Bancshares will continue to indemnify directors and executive officers (both current and former) of Midstate Bancorp and Felton Bank under certain circumstances and will maintain a directors and officers insurance policy with respect to these individuals.

      Conditions to the Merger (page 49). The proposed merger will not be completed unless we satisfy several conditions, including:

      o approval of the merger agreement and proposed merger by Midstate Bancorp stockholders;

      o the absence of legal restraints that prevent the completion of the proposed merger;

      o the absence of any governmental actions initiated or pending against us with respect to the proposed merger;

      o termination of all restrictive agreements between Midstate Bancorp and/or Felton Bank and their banking regulators;

      o receipt of a legal opinion from Shore Bancshares' legal counsel that the proposed merger will be tax-free, except to the extent of any cash received by Midstate Bancorp stockholders in the proposed merger and cash received by dissenters;

      o the continuing accuracy of our representations in the merger agreement;

      o the performance of our duties and obligations as set forth in the merger agreement;

      o the continuing effectiveness of the registration statement filed with the SEC; and

      o     the receipt of certain bank regulatory approvals.

      We may not waive any conditions that are required by law to complete the proposed merger, including the requirements for stockholder approval, the requirements for regulatory approval and that the registration statement be effective on the closing date of the proposed merger. Unless prohibited by law, either Midstate Bancorp or Shore Bancshares may waive a condition that has not been satisfied and complete the proposed merger. Neither Midstate Bancorp nor Shore Bancshares intends to waive any material condition to the proposed merger.

      Termination and Amendment of the Merger Agreement (page 50 and page 51). We can mutually agree at any time to terminate the merger agreement without completing the proposed merger. Either of us can also terminate the merger agreement if, among other reasons:

      o     any required approval, consent or waiver is finally denied;

      o the other party materially breaches any of its representations, warranties or agreements under the merger agreement or the proposed merger, and this breach is not cured within 30 days;

      o     the proposed merger is not completed by July 31, 2004; or

      o     Midstate Bancorp fails to obtain stockholder approval.

      Midstate Bancorp can terminate the merger agreement if the average of the closing bid and ask quotations for the 20 trading day period ending on the fifth day preceding the proposed merger falls below $26.63 per share and Shore Bancshares does not agree to pay additional cash or shares of Shore Bancshares common stock to Midstate Bancorp stockholders who would otherwise be entitled to receive shares of Shore Bancshares common stock in the proposed merger.

      Shore Bancshares can terminate the merger agreement if Midstate Bancorp's independent auditor is unable to issue an unqualified opinion of its audit of the consolidated financial statements of Midstate Bancorp for calendar year 2003.

      At any time before the completion of the proposed merger, we may amend the merger agreement in any way. After the merger agreement is approved by stockholders of Midstate Bancorp and subject to applicable law, we may also amend the merger agreement in any way unless the amendment would reduce the amount or change the form of merger consideration, in which case Midstate Bancorp stockholders must approve the amendment.

      Regulatory Approvals We Must Obtain for the Merger (see page 40). We cannot complete the proposed merger unless it is approved by the Federal Reserve Board, the Delaware State Bank Commissioner, and the Maryland Commissioner of Financial Regulation. We have filed applications with these agencies seeking their approval. The U.S. Department of Justice has input into this approval process. Unless shortened by the Federal Reserve Board, we cannot complete the proposed merger until 30 days after the Federal Reserve Board approves the proposed merger. Although we do not know of any reason why we cannot obtain these regulatory approvals in a timely manner, we cannot be certain that we will obtain them, or when we will obtain them.

      Effect of Merger on Rights of Midstate Bancorp Stockholders (see page 56). The rights of Midstate Bancorp's stockholders are governed by Delaware law and Midstate Bancorp's Certificate of Incorporation and Bylaws. After completion of the proposed merger, the rights of the former Midstate Bancorp stockholders receiving Shore Bancshares common stock in the proposed merger will be governed by Maryland law and Shore Bancshares' Amended and Restated Articles of Incorporation and its Amended and Restated Bylaws. Although Maryland law and these governing documents are similar in many ways to Delaware law and Midstate Bancorp's Certificate of Incorporation and Bylaws, there are some substantive and procedural differences that will affect the rights of such Midstate Bancorp stockholders.

      Dissenters' Rights of Appraisal (page 23). If the proposed merger is completed, Midstate Bancorp stockholders who do not vote for or consent to the adoption of the merger agreement and who otherwise comply with Sections 262 of the Delaware General Corporation Law will be entitled to appraisal rights under Delaware law. A copy of Section 262 of the Delaware General Corporation Law is attached as Appendix C.

Federal Income Tax on Shares Received in the Merger (page 38)

      As a condition to closing of the proposed merger, we will receive an opinion of Shore Bancshares' tax counsel concluding, among other things, that the proposed merger will qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code. For federal income tax purposes, no gain or loss generally will be recognized by a Midstate Bancorp stockholder on the exchange of shares of Midstate Bancorp common stock for shares of Shore Bancshares common stock. Midstate Bancorp stockholders will recognize gain or loss for federal income tax purposes on the exchange of shares of Midstate Bancorp common stock for cash. This includes the $31.00 in cash to be received by all Midstate Bancorp stockholders in exchange for each share of Midstate Bancorp common stock, any cash received in lieu of fractional shares, and any cash paid upon exercise of dissenters' rights. Tax matters are very complicated and the tax consequences of the proposed merger to you will depend on your personal circumstances. We urge you to consult your own tax advisors to understand fully the tax consequences to you.

A Warning About Forward-Looking Statements (page 13)

      We make statements in this proxy statement/prospectus and in the documents delivered and incorporated by reference that are forward-looking. You can identify these statements by our use of words like "may," "will," "expect," "anticipate," "estimate," "continue," or similar expressions. Forward-looking statements represent our judgment about the future and are not guarantees of our future performance. Certain risks and uncertainties could cause our actual operating results and financial position to differ materially from our projections. We caution you not to place undue reliance on forward-looking statements. Such forward-looking statements represent our estimates and assumptions only as of the date of this proxy statement/prospectus.

Share Price Data (page 10)

      Shore Bancshares common stock is publicly traded and quoted on The Nasdaq SmallCap Market under the Symbol "SHBI". Midstate Bancorp common stock is not traded on any exchange, and no established trading market exists for its common stock.

      The closing price of shares of Shore Bancshares common stock on November 11, 2003, the last full trading day prior to the date we publicly announced the proposed merger, was $42.17. The closing price of shares of Shore Bancshares common stock on ______________, 2004, the latest practicable date prior to the date of this proxy statement/prospectus, was $_____. The last sale of Midstate Bancorp common stock known to Midstate Bancorp was on September 30, 2003 and involved the sale of 500 shares at $30.00 per share. There may be other trades of which Midstate Bancorp is not aware. This trade does not necessarily represent the market value of Midstate Bancorp common stock.

      Because the market price of Shore Bancshares common stock can fluctuate, the market value of the Shore Bancshares common stock that Midstate Bancorp's stockholders will receive in the proposed merger may increase or decrease before the effective date of the proposed merger. Midstate Bancorp's stockholders are urged to obtain current market quotations for Shore Bancshares common stock.

               COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

      The table below sets forth the last sales prices as reported by Nasdaq for Shore Bancshares common stock on the dates indicated, and the equivalent per share value for Midstate Bancorp common stock, giving effect to the proposed merger as of the same dates. Shore Bancshares common stock is listed on The Nasdaq SmallCap Market under the symbol "SHBI". Midstate Bancorp common stock is not traded on any exchange, and no established trading market exists for its common stock.

                              Closing Price       Historical Price      Midstate Bancorp
                             Shore Bancshares     Midstate Bancorp         Equivalent
                               Common Stock        Common Stock(2)     Per Share Value(3)
                             ------------------------------------------------------------
      November 11, 2003(1)        $42.17               $30.00                 $66.90
      _________, 2004             $_____               $30.00                 $_____

      ----------
      (1) Trading date preceding the date of public announcement of the proposed merger.

      (2) There is currently no market value for the shares of Midstate Bancorp being acquired. The price listed above represents, to the knowledge of Midstate Bancorp, the price at which shares of Midstate Bancorp common stock were last sold.

      (3) This amount assumes that the stated closing price of Shore Bancshares common stock represents the average of the closing bid and ask quotations for the 20 days ending five days before the merger. The actual bid and ask quotations are subject to market fluctuations.

                        SUMMARY HISTORICAL FINANCIAL DATA

      The following table presents selected historical financial data of Shore Bancshares. Shore Bancshares' historical financial data for each of the annual periods presented have been derived from its audited consolidated financial statements previously filed with the SEC. Shore Bancshares' historical financial data for the nine months ended September 30, 2003 and 2002 has been derived from its quarterly reports on Form 10-Q previously filed with the Commission. In the opinion of the management of Shore Bancshares, the data for interim periods includes all normal recurring adjustments necessary for a fair presentation of results for those periods. Operating results for the nine months ended September 30, 2003 for Shore Bancshares are not necessarily indicative of the results that may be obtained for the entire year ended December 31, 2003.

      The summary historical financial data set forth below does not purport to be complete. Further information about Shore Bancshares is presented in the financial statements incorporated by reference in this proxy statement/prospectus. See "Incorporation of Certain Information by Reference" on page 73.

                                                Nine months ended
                                                  September 30,                          Years Ended December 31,
(Dollars in thousands, except
per shares data)                                2003         2002         2002         2001         2000        1999         1998
-----------------------------------------------------------------------------------------------------------------------------------
RESULTS OF OPERATIONS:
Interest income                               $ 25,608     $ 27,314     $ 36,306     $ 38,938     $ 39,480    $ 35,435    $  34,058
Interest expense                                 7,535        9,567       12,438       17,061       17,888      16,039       15,386
                                              -------------------------------------------------------------------------------------
Net interest income                             18,073       17,747       23,868       21,877       21,592      19,396       18,672
Provision for credit losses                        235          277          356          226          437         240          240
                                              -------------------------------------------------------------------------------------
Net interest income after
provision for credit losses                     17,838       17,470       23,512       21,651       21,155      19,156       18,432
Noninterest income                               7,713        3,895        5,968        2,646        3,104       2,138        1,660
Noninterest expenses                            14,316       11,480       15,960       12,026       11,904      10,961       10,634
                                              -------------------------------------------------------------------------------------
Income before taxes                             11,235        9,885       13,520       12,271       12,355      10,333        9,458
Income taxes                                     4,063        3,500        4,730        4,277        4,398       3,528        3,224
                                              -------------------------------------------------------------------------------------
    NET INCOME                                $  7,172     $  6,385     $  8,790     $  7,994     $  7,957    $  6,805    $   6,234
                                              =====================================================================================

PER SHARE DATA:
Net income - basic                            $   1.33     $   1.19     $   1.64     $   1.50     $   1.50    $   1.28    $    1.16
Net income - diluted                              1.31         1.18         1.62         1.49         1.48        1.27         1.15
Dividends paid                                    0.49         0.45         0.60         0.60         0.52        0.45         0.40
Book value (at end of period)                    15.16        14.24        14.52        13.31        12.21       11.00        10.58
Tangible book value
(at end of period) (1)                           13.75        12.94        13.08        13.03        11.91       10.67        10.22

FINANCIAL CONDITION
(at end of period):
Assets                                        $710,852     $636,623     $654,066     $582,403     $553,097    $518,217    $ 483,308
Deposits                                       591,762      527,339      545,192      487,470      464,485     436,021      403,237
Total loans, net of unearned
income and allowance for credit
losses                                         454,577      432,762      435,422      388,516      378,307     341,800      301,629
Stockholders' equity                            81,551       76,500       78,028       70,971       65,024      58,485       56,188

PERFORMANCE RATIOS (for the period ended):
Return on average assets                          1.43%        1.39%        1.42%        1.42%        1.52%       1.37%        1.37%
Return on average stockholders' equity           11.97%       11.63%       11.79%       11.70%       12.98%      11.85%       11.16%
Net interest margin                               3.90%        4.15%        4.12%        4.15%        4.40%       4.18%        4.40%
Efficiency ratio(2)                              55.52%       53.05%       53.49%       49.04%       48.20%      50.90%       52.30%
Dividend payout ratio                            36.84%       37.82%       36.60%       40.00%       34.97%      35.34%       34.39%
Average stockholders' equity to
average total assets                             11.97%       11.96%       12.00%       12.16%       11.68%      11.53%       12.25%

      (1) Total stockholders' equity, net of goodwill and other intangible assets, divided by the number of shares of common stock outstanding at year end.

      (2) Noninterest expenses as a percentage of total revenue (net interest income plus total noninterest income). Lower ratios indicate improved productivity.

                           FORWARD-LOOKING STATEMENTS

      This proxy statement/prospectus contains and incorporates by reference statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate, among other things, to information or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flows, future economic performance, operating income improvements, cost savings and management's plans, goals and objectives for future operations. These forward-looking statements generally may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "may," "will," "intend," "should," "expect," "anticipate," "believe," "estimate," "continue," the negatives of those terms or similar expressions. You should understand that forward-looking statements are estimates reflecting the judgment of management of Midstate Bancorp and Shore Bancshares, not guarantees of future performance. These statements are subject to risks, uncertainties and assumptions, including, but not limited to:

      o combining the businesses of Midstate Bancorp and Shore Bancshares may cost more than we expect;

      o integrating the businesses of Midstate Bancorp and Shore Bancshares and retaining key personnel may be more difficult than we expect;

      o our revenues after the proposed merger may be lower than we expect, or our operating costs may be higher than we expect;

      o expected cost savings from the proposed merger may not be fully realized or may not be realized within the expected time frame;

      o growth in business and/or customers after the proposed merger may be different than we expect;

      o there may be increases in competitive pressure among financial institutions;

      o changes in the interest rate environment may reduce interest margins;

      o general economic conditions, either nationally or in the region in which the combined company will be doing business, or conditions in securities markets, may be less favorable than we currently anticipate;

      o     legislation or regulatory changes may adversely affect our business;

      o technological changes may be more difficult or expensive than anticipated; or

      o other risks and uncertainties described in "Risk Factors" or in the other SEC filings of Shore Bancshares.

      Should one or more of these risks or uncertainties affect the business of Midstate Bancorp and Shore Bancshares or should underlying assumptions prove incorrect, actual results, performance or achievements in future periods could differ materially from those expressed in, or implied by, these forward-looking statements.

                                  RISK FACTORS

      In addition to the other information provided or incorporated by reference in this proxy statement/prospectus, you should consider the following factors carefully in evaluating whether to vote in favor of the proposed merger. You should also refer to "Forward-Looking Statements" on page 13.

Because the Market Price of Shore Bancshares Common Stock May Fluctuate, You Cannot be Sure of the Value of the Merger Consideration that You Will Receive

      Upon completion of the proposed merger, each share of Midstate Bancorp common stock outstanding immediately prior to the effective time of the proposed merger will be converted into the right to receive $31.00 in cash and a number of shares of Shore Bancshares common stock, all as provided under the terms of the merger agreement. The value of the shares of Shore Bancshares common stock to be received by Midstate Bancorp stockholders will be based on the average closing bid and closing ask quotations of Shore Bancshares common stock during the 20 trading day valuation period ending on the fifth calendar day prior to the completion of the proposed merger. The average bid and ask quotations may vary from the closing bid and ask quotations of Shore Bancshares common stock on the date the proposed merger was announced, on the date that this document is mailed to Midstate Bancorp stockholders, or on the date of the special meeting of Midstate Bancorp stockholders. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond our control. Accordingly, at the time of the Midstate Bancorp special meeting, you will not be able to determine the number of shares of Shore Bancshares common stock you would receive upon completion of the proposed merger.

Shore Bancshares' Activities May be Limited, and it May be Required to Restructure its Operations, if Felton Bank is Not Well Managed After the Merger.

      As of the date of this proxy statement/prospectus, Felton Bank is not a "well managed" depository institution, as defined under the regulations of the Federal Reserve Board. These laws require the depository institutions owned by a financial holding company to be and remain, among other things, well managed. A financial holding company that fails to meet this requirement is prohibited from engaging in any further financial activities without prior approval and must enter into an agreement with the Federal Reserve Board to address compliance. During this corrective period, the Federal Reserve Board may impose any conditions and restrictions on the business of the financial holding company that it deems appropriate. If the financial holding company is unable to comply with the well managed requirement within 180 days after falling out of compliance, then it may be required to divest its interest in one or more of its depository institutions. Management of Shore Bancshares has developed a strategy to address Felton Bank's management deficiencies after the proposed merger and will work with the Federal Reserve Board and other appropriate regulatory agencies during the merger application process to establish a plan to bring Shore Bancshares into compliance after the proposed merger. Although management of Shore Bancshares believes that it can correct these deficiencies within 180 days after the effective date of the proposed merger, there can be no guarantee that it will meet this timeline. If Shore Bancshares is not able to correct the deficiency within 180 days after the proposed merger, then the financial activities of its subsidiaries, including insurance producer activities, may be restricted or prohibited and Shore Bancshares may be required to either divest itself of Felton Bank, merge Felton Bank into one of its other depository institutions, or otherwise restructure its operations. It is not possible to predict the impact that any of these steps would have on the business, financial performance, or profitability of Shore Bancshares and its subsidiaries.

Midstate Bancorp Stockholders May Incur Federal Income Tax

      Midstate Bancorp stockholders may incur federal income tax on shares received in the proposed merger if the proposed merger does not qualify as a tax-free reorganization. We have structured the proposed merger to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986. The tax-free reorganization rules contemplate that Midstate Bancorp stockholders will not recognize gain or loss on shares of Midstate Bancorp common stock exchanged for shares of Shore Bancshares common stock. However, Midstate Bancorp stockholders will recognize gain or loss on their shares to the extent they receive cash from Shore Bancshares in the proposed merger. Midstate Bancorp stockholders receiving cash will recognize gain equal to the lesser of
(i) the amount of cash received in the proposed merger; and (ii) the built-in gain of such holder in the Midstate Bancorp stock surrendered. Built-in gain means the excess of the fair market value of Midstate Bancorp stock surrendered over its adjusted basis. Although the Internal Revenue Service has not provided a ruling on the matter, we will obtain a legal opinion that the proposed merger qualifies as a tax-free reorganization. This opinion neither binds the IRS nor prevents the IRS from adopting a contrary position. If the proposed merger fails to qualify as a tax-free reorganization, Midstate Bancorp stockholders who receive shares of Shore Bancshares common stock in exchange for their shares of Midstate Bancorp common stock would recognize gain or loss on each share surrendered in the amount of the difference between (i) the fair market value of Shore Bancshares stock received pursuant to the proposed merger; and (ii) the adjusted basis in Midstate Bancorp stock surrendered in exchange for such Shore Bancshares stock.

The Stock of Shore Bancshares is Not Heavily Traded

      The common stock of Shore Bancshares is listed on the Nasdaq Small Cap Market and is not heavily traded. Stock that is not heavily traded can be more volatile than stock trading in an active public market. Factors such as Shore Bancshares' financial results, the introduction of new products and services by Shore Bancshares or its competitors, and various factors affecting the banking industry generally may have a significant impact on the market price of Shore Bancshares' common stock. Management cannot predict the extent to which an active public market for Shore Bancshares common stock will develop or be sustained in the future. In recent years, the stock market has experienced a high level of price and volume volatility, and market prices for the stock of many companies have experienced wide price fluctuations that have not necessarily been related to their operating performance. Therefore, Shore Bancshares' stockholders may not be able to sell their shares at the volumes, prices, or times that they desire.

The Stock of Shore Bancshares is Not Insured

      Investments in the shares of Shore Bancshares common stock are not deposits and are not insured against loss by the government.

Earnings May be Adversely Affected by Unsuccessful Integration of the Companies

      Shore Bancshares may not successfully integrate and manage the operations of Midstate Bancorp and Shore Bancshares, which could adversely affect future earnings. Midstate Bancorp has agreed to merge into Shore Bancshares. If Shore Bancshares cannot successfully manage the Talbot Bank, Centreville National Bank, and Felton Bank, it will reduce the operating results of Shore Bancshares. The risks of this acquisition include the following:

      o     management will have to divert time to integrate the businesses;

      o Shore Bancshares may encounter unexpected problems or risks associated with its operations, personnel, technology or credit;

      o     Shore Bancshares may lose the customers and employees of Felton
            Bank;

      o the assimilation of new operations, sites and personnel could divert resources from regular banking operations; and

      o Shore Bancshares may have trouble instituting and maintaining uniform standards, controls, procedures and policies.

Earnings Could be Adversely Affected by Unanticipated Costs

      Unanticipated costs relating to the proposed merger could reduce Shore Bancshares' future earnings per share. We believe that we have reasonably estimated the likely costs of integrating the operations of Midstate Bancorp and Shore Bancshares, and the incremental costs of operating as a combined company. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on our results of operations and financial condition. If unexpected costs are incurred, the proposed merger could adversely affect Shore Bancshares earnings per share.

Shore Bancshares' Future Depends on the Successful Growth of its Subsidiaries

      Shore Bancshares' primary business activity for the foreseeable future will be to act as the holding company of Talbot Bank, Centreville National Bank, and, if the proposed merger is completed, Felton Bank, as well as its other subsidiaries. Therefore, Shore Bancshares' future profitability will depend on the success and growth of these subsidiaries. In the future, part of Shore Bancshares' growth may come from buying other banks and buying or establishing other companies. Such entities may not be profitable after they are purchased or established, and they may lose money, particularly at first. A new bank or company may bring with it unexpected liabilities, bad loans, or bad employee relations, or the new bank or company may lose customers.

The Majority of Shore Bancshares' Business is Concentrated in Maryland; A Significant Amount of Shore Bancshares' Business is Concentrated in Real Estate Lending

      Immediately after the proposed merger, most of Shore Bancshares' customers, including most of the loan customers of its bank subsidiaries, will be Maryland residents. Therefore, a decline in local economic conditions may have a greater effect on Shore Bancshares' earnings and capital than on the earnings and capital of larger financial institutions whose loan portfolios are geographically diverse. Further, Talbot Bank, Centreville National Bank, and Felton Bank make many real estate secured loans, which are in greater demand when interest rates are low and economic conditions are good. Even when economic conditions are good and interest rates are low, these conditions may not continue. Additionally, the market values of the real estate securing these loans may deteriorate, and Shore Bancshares may lose money if a borrower fails to repay a real estate loan.

The Banks May Experience Loan Losses in Excess of their Allowances

      The risk of credit losses on loans varies with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the value and marketability of the collateral for the loan. Management bases the allowance for loan losses upon, among other things, historical experience, an evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. Based upon such factors, management makes various assumptions and judgments about the ultimate collectability of the loan portfolio and provides an allowance for loan losses based upon a percentage of the outstanding balances and for specific loans when their ultimate collectability is considered questionable. If management's assumptions and judgments prove to be incorrect and the allowance for loan losses is inadequate to absorb future losses, or if the bank regulatory authorities require Shore Bancshares or its bank subsidiaries to increase their respective allowance for loan losses as a part of their examination process, our earnings and capital could be significantly and adversely affected. Although management uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or adverse developments arise with respect to our non-performing or performing loans. Material additions to the allowance for loan losses of one of Shore Bancshares' bank subsidiaries would result in a decrease in that bank's net income and capital, and could have a material adverse effect on Shore Bancshares.

Interest Rates and Other Economic Conditions Will Impact Results of Operation

      Results of operations for financial institutions, including Shore Bancshares and its subsidiaries, may be materially and adversely affected by changes in prevailing economic conditions, including declines in real estate values, rapid changes in interest rates and the monetary and fiscal policies of the federal government. Shore Bancshares' profitability is in part a function of the spread between the interest rates earned on assets and the interest rates paid on deposits and other interest-bearing liabilities (i.e., net interest income), including advances from the Federal Home Loan Bank of Atlanta. Interest rate risk arises from mismatches (i.e., the interest sensitivity gap) between the dollar amount of repricing or maturing assets and liabilities and is measured in terms of the ratio of the interest rate sensitivity gap to total assets. More assets repricing or maturing than liabilities over a given time period is considered asset-sensitive and is reflected as a positive gap, and more liabilities repricing or maturing than assets over a given time period is considered liability-sensitive and is reflected as negative gap. An asset-sensitive position (i.e., a positive gap) could enhance earnings in a rising interest rate environment and could negatively impact earnings in a falling interest rate environment, while a liability-sensitive position (i.e., a negative gap) could enhance earnings in a falling interest rate environment and negatively impact earnings in a rising interest rate environment. Fluctuations in interest rates are not predictable or controllable. Shore Bancshares has attempted to structure its asset and liability management strategies to mitigate the impact on net interest income of changes in market interest rates, but there can be no assurance that these attempts will be successful in the event of such changes.

The Ability of Shore Bancshares to Pay Dividends is Limited

      Holders of shares of Shore Bancshares common stock are entitled to dividends if, when, and as declared by Shore Bancshares' Board of Directors out of funds legally available for that purpose. Although the Board of Directors has declared cash dividends in the past, the current ability to pay dividends is largely dependent upon the receipt of dividends from its subsidiaries. Federal and state laws impose restrictions on the ability of banks to pay dividends. Additional restrictions are placed upon Shore Bancshares by the Maryland General Corporation Law and the policies of federal regulators, including the Federal Reserve Board's November 14, 1985 policy statement, which provides that bank holding companies should pay dividends only out of the past year's net income, and then only if their prospective rate of earnings retention appears consistent with their capital needs, asset quality, and overall financial condition. In general, future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including the future earnings, capital requirements, regulatory constraints, and Shore Bancshares' financial condition.

The Market Value of Shore Bancshares' Investments Could Decline

      As of September 30, 2003, Shore Bancshares and Midstate Bancorp had classified 89% and 100%, respectively, of their investment securities as available-for-sale pursuant to Statement of Financial Accounting Standards No. 115 ("SFAS 115") relating to accounting for investments. SFAS 115 requires that unrealized gains and losses in the estimated value of the available-for-sale portfolio be "marked to market" and reflected as a separate item in stockholders' equity (net of tax) as accumulated other comprehensive income. In the case of Shore Bancshares, its remaining investment securities are classified as held-to-maturity in accordance with SFAS 115, and are stated at amortized cost.

      In the past, gains on sales of investment securities have been a significant source of income for Midstate Bancorp. There can be no assurance that future market performance of the combined investment portfolio will enable Shore Bancshares to realize income from sales of securities. Stockholders' equity will continue to reflect the unrealized gains and losses (net of tax) of these investments. There can be no assurance that the market value of Shore Bancshares' investment portfolio will not decline, causing a corresponding decline in stockholders' equity.

      Management of Shore Bancshares believes that several factors will affect the market values of Shore Bancshares' investment portfolio. These include, but are not limited to, changes in interest rates or expectations of changes, the degree of volatility in the securities markets, inflation rates or expectations of inflation and the slope of the interest rate yield curve (the yield curve refers to the differences between shorter-term and longer-term interest rates; a positively sloped yield curve means shorter-term rates are lower than longer-term rates). Also, the passage of time will affect the market values of our investment securities, in that the closer they are to maturing, the closer the market price should be to par value. These and other factors may impact specific categories of the portfolio differently, and management cannot predict the effect these factors may have on any specific category.

The Banking Industry is Heavily Regulated; Significant Regulatory Changes Could Adversely Affect Shore Bancshares' Operations

      The operations of Shore Bancshares and those of Talbot Bank, Centreville National Bank, and Felton Bank are and will be affected by current and future legislation and by the policies established from time to time by various federal and state regulatory authorities. Shore Bancshares is subject to supervision by the Federal Reserve Board. Talbot Bank is subject to supervision and periodic examination by the Maryland Commissioner and the Federal Deposit Insurance Corporation; Centreville National Bank is subject to supervision and periodic examination by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation; and Felton Bank is subject to supervision and periodic examination by the Delaware State Bank Commissioner and the Federal Deposit Insurance Corporation. Banking regulations, designed primarily for the safety of depositors, may limit a financial institution's growth and the return to its investors by restricting such activities as the payment of dividends, mergers with or acquisitions by other institutions, investments, loans and interest rates, interest rates paid on deposits, expansion of branch offices, and the offering of securities or trust services. Shore

Bancshares' bank subsidiaries are also subject to capitalization guidelines established by federal law and could be subject to enforcement actions to the extent that the banks are found by regulatory examiners to be undercapitalized. It is not possible to predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on Shore Bancshares' future business and earnings prospects, as well as those of its bank subsidiaries. Management also cannot predict the nature or the extent of the effect on Shore Bancshares' business and earnings of future fiscal or monetary policies, economic controls, or new federal or state legislation. Further, the cost of compliance with regulatory requirements may adversely affect Shore Bancshares' ability to operate profitably.

Shore Bancshares May be Adversely Affected by Recent Legislation

      The Gramm-Leach-Bliley Act ("GLBA") was signed into law on November 12, 1999. Among other things, GLBA repeals restrictions on banks affiliating with securities firms. It also permits bank holding companies that become financial holding companies to engage in additional financial activities, including insurance and securities underwriting and agency activities, merchant banking, and insurance company portfolio investment activities that are currently not permitted for bank holding companies. GLBA may have the result of increasing the competition Shore Bancshares faces from larger banks and other companies. It is not possible to predict the full effect that GLBA will have on Shore Bancshares.

      In addition, recent changes in other federal banking laws facilitate interstate branching and merger activity among banks. Such changes may result in an even greater degree of competition in the banking industry, and Shore Bancshares may be brought into competition with institutions with which it does not presently compete. From time to time other changes are proposed to laws affecting the banking industry, and these changes could have a material effect on Shore Bancshares' business and prospects. Shore Bancshares' future profitability may be adversely affected by increased competition resulting from this legislation.

Shore Bancshares Operates in a Competitive Market

      Shore Bancshares and its subsidiaries operate in a competitive environment, competing for loans, deposits, and customers with commercial banks, savings associations and other financial entities. Competition for deposits comes primarily from other commercial banks, savings associations, credit unions, money market and mutual funds and other investment alternatives. Competition for loans comes primarily from other commercial banks, savings associations, mortgage banking firms, credit unions and other financial intermediaries. Competition for other products, such as insurance and securities products, comes from other banks, securities and brokerage companies, insurance companies, insurance agents and brokers, and other nonbank financial service providers in Shore Bancshares' market areas. Many of these competitors are much larger in terms of total assets and capitalization, have greater access to capital markets, and/or offer a broader range of financial services, such as trust services, than those offered by Shore Bancshares and its subsidiaries. In addition, banks with a larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits and are thereby able to serve the needs of larger customers. Finally, Shore

Bancshares' growth and profitability will depend upon its ability to attract and retain skilled managerial, marketing and technical personnel. Competition for qualified personnel in the financial services industry is intense, and there can be no assurance that Shore Bancshares will be successful in attracting and retaining such personnel.

Shore Bancshares May be Subject to Claims

      Shore Bancshares and Midstate Bancorp may from time to time be subject to claims from their respective customers for losses due to alleged breaches of fiduciary duties, errors and omissions of employees, officers and agents, incomplete documentation, their failure, or the failure of their subsidiaries, to comply with applicable laws and regulations, or many other reasons. Also, the employees of Shore Bancshares, Midstate Bancorp, and/or their subsidiaries may knowingly or unknowingly violate laws and regulations. Management of Shore Bancshares and/or Midstate Bancorp may not be aware of any violations until after their occurrence. This lack of knowledge may not insulate Shore Bancshares, Midstate Bancorp or their subsidiaries from liability. As a result of the proposed merger, Shore Bancshares will assume the liabilities of Midstate Bancorp. This means that customers of Midstate Bancorp and/or Felton Bank may sue Shore Bancshares after the proposed merger for the types of losses described above relating to the business conducted by Midstate Bancorp and/or Felton Bank prior to the proposed merger. Claims and legal actions may result in legal expenses and liabilities that may reduce Shore Bancshares' profitability and hurt its financial condition.

Shore Bancshares May Not be Able to Keep Pace with Developments in Technology

      Shore Bancshares, its subsidiaries, Midstate Bancorp, and Felton Bank, use various technologies in their respective businesses, including telecommunication, data processing, computers, automation, internet-based banking, and debit cards. Technology changes rapidly. Shore Bancshares' ability to compete successfully with other banks and non-banks may depend on whether it can exploit technological changes. Shore Bancshares may not be able to exploit technological changes, and any investment it does make may not make it more profitable.

Shore Bancshares' Articles of Incorporation and Bylaws and Maryland Law May Discourage a Corporate Takeover

      Shore Bancshares' Amended and Restated Articles of Incorporation and Amended and Restated Bylaws contain certain provisions designed to enhance the ability of the board of directors to deal with attempts to acquire control of Shore Bancshares. These provisions provide for the classification of the board of directors into three classes; directors of each class generally serve for staggered three-year periods. No director may be removed except for cause and then only by a vote of at least two-thirds of the total eligible stockholder votes. In addition, Maryland law contains anti-takeover provisions that apply to Shore Bancshares. Although these provisions do not preclude a takeover, they may have the effect of discouraging a future takeover attempt which would not be approved by the board of directors, but pursuant to which stockholders might receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction might not have the opportunity to do so. Such provisions will also render the removal of the board of directors and of management more difficult and, therefore, may serve to perpetuate current management. As a result of the foregoing, such provisions could potentially adversely affect the market price of Shore Bancshares common stock.

                SPECIAL MEETING OF MIDSTATE BANCORP STOCKHOLDERS

Date, Place, Time and Purpose

      The boards of directors of Shore Bancshares and Midstate Bancorp are sending you this proxy statement/prospectus and proxy form to use at the special meeting. At the special meeting, the Midstate Bancorp board of directors will ask you to vote on a proposal to approve the merger agreement and the proposed merger. Midstate Bancorp will bear the costs of soliciting proxies for the special meeting, except that Midstate Bancorp and Shore Bancshares will share equally the costs associated with printing and mailing this proxy statement/prospectus. The special meeting will be held at Felton Community Fire Hall, Main Street, Felton, Delaware 19943, on _____________, 2004 at _____ a.m./p.m., local time.

Record Date, Voting Rights, Quorum and Required Vote

      Midstate Bancorp has set the close of business on ____________, 2004 as the record date for determining the holders of Midstate Bancorp common stock entitled to notice of and to vote at the special meeting. Only Midstate Bancorp stockholders at the close of business on the record date are entitled to notice of and to vote at the special meeting. There must be at least a majority of Midstate Bancorp's outstanding shares present in person or by proxy at the special meeting for the vote on the proposed merger to occur. Approval of the merger agreement and the proposed merger will require the affirmative vote of at least a majority of Midstate Bancorp's outstanding shares entitled to vote at the meeting. Abstentions from voting will have the same effect as voting against the merger agreement.

      The Midstate Bancorp board of directors recommends a vote "FOR" the merger agreement and the proposed merger.

      As of the record date, there were 97,360 shares of Midstate Bancorp common stock outstanding and entitled to vote at the special meeting held by ____ stockholders of record. Of these shares, 5,740 shares were beneficially owned by directors and executive officers of Midstate Bancorp and their affiliates, which represented 5.90% of the shares of Midstate Bancorp common stock outstanding on that date. Additionally, Shore Bancshares owned 3,510 shares of Midstate Bancorp common stock as of the record date, or 3.61% of the shares of Midstate Bancorp common stock outstanding on that date. No director or executive officer of Shore Bancshares (other than Shore Bancshares) owned shares of Midstate Bancorp as of the record date.

Voting and Revocability of Proxies

      You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, we recommend you vote by proxy even if you plan to attend the special meeting. If a broker or other custodian holds your shares of Midstate Bancorp common stock, you must contact the broker or custodian and provide voting instructions. Your failure to instruct your broker or custodian to vote your shares will result in your shares not being voted, and the effect will be a vote against the proposed merger.

      You can always change your vote at the special meeting. Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the proposed merger. If you are the record holder of your shares and submit your proxy without specifying a voting instruction, your shares will be voted "FOR" approval of the merger agreement. You may revoke your proxy before it is voted by:

      o filing with the Corporate Secretary of Midstate Bancorp a duly executed revocation of proxy;

      o     submitting a new proxy with a later date; or

      o     voting in person at the special meeting.

      If you have instructed a broker to vote your shares, you must follow directions you will receive from your broker to change or revoke your proxy. Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to: Midstate Bancorp, Inc., 120 West Main Street, P.O. Box 266, Felton, Delaware 19943,
Attention: Corporate Secretary.

Solicitation of Proxies

      Proxies are being solicited by and on behalf of the Midstate Bancorp board of directors, and Midstate Bancorp will bear the costs of its solicitation of proxies, except that Midstate Bancorp and Shore Bancshares will share equally the costs of printing and mailing this proxy statement/prospectus. Solicitations may be made by mail, telephone, or personally by directors, officers and employees of Midstate Bancorp, none of whom will receive additional compensation for performing these services. In addition, Midstate Bancorp will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse these parties for their expenses.

Appraisal Rights

      Pursuant to Section 262 of the Delaware General Corporation Law, any Midstate Bancorp stockholder may dissent from the proposed merger and elect to have the fair value of his or her shares judicially determined and paid in cash, but only if the stockholder complies with the provisions of Section 262.

      The following is a brief summary of the statutory procedures that must be followed by you to perfect your appraisal rights under Delaware law. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW, A COPY OF WHICH IS ATTACHED AS APPENDIX C TO THIS DOCUMENT.

      To dissent from the proposed merger and demand appraisal, you must satisfy the following conditions:

      o deliver a written demand for appraisal of your shares to Midstate Bancorp before the vote on the adoption of the merger agreement at the special meeting;

      o not vote in favor of or otherwise consent to the merger agreement (the return of a signed proxy that does not specify a vote against the merger agreement or a direction to abstain, will be voted in favor of the merger agreement and constitute a waiver of your right of appraisal); and

      o continuously hold your Midstate Bancorp shares from the date of making the demand through the time the proposed merger is completed.

      If you fail to comply with any of these conditions and the proposed merger becomes effective, you will be entitled to receive only the consideration provided in the merger agreement. Failure to vote on the merger agreement will not constitute a waiver of your appraisal rights. Voting against the merger agreement will not satisfy the requirement of a written demand for appraisal.

      All written demands for appraisal should be addressed to: Midstate Bancorp, Inc., 120 West Main Street, P.O. Box 266, Felton, Delaware 19943,
Attention: Corporate Secretary. The demands must be received before the vote concerning the merger agreement at the special meeting occurs, and should be executed by, or on behalf of, the holder of record. If Midstate Bancorp shares are owned of record in a fiduciary capacity, as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If Midstate Bancorp shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker or trustee, who holds Midstate Bancorp shares as a nominee for others may exercise his or her rights of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In that case, the written demand should set forth the number of shares as to which the record owner dissents. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Midstate Bancorp shares in the name of that record owner.

      Within 10 days after the merger, Shore Bancshares must give written notice that the merger has become effective to each holder of Midstate Bancorp shares who filed a written demand for appraisal and who did not vote in favor of the merger agreement. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from Shore Bancshares the appraisal of his or her Midstate Bancorp shares. Within 120 days after the completion of the merger, either Shore Bancshares, or any Midstate Bancorp stockholder who has complied with Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the value of the Midstate Bancorp shares held by all stockholders entitled to appraisal of their shares. Shore Bancshares does not presently intend to file such a petition. Because Shore Bancshares has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify the stockholder's previous written demand for appraisal.

      If a petition for appraisal is duly filed by a stockholder and a copy is delivered to Shore Bancshares, then Shore Bancshares will then be obligated within 20 days of receipt of the copy to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreement as to the value of their shares has not been reached. After notice to these stockholders, the Court of Chancery is empowered to conduct a hearing to determine which stockholders are entitled to appraisal rights.

      The Court of Chancery will then appraise the Midstate Bancorp shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger. When the value is determined, the Court will direct the payment by Shore Bancshares of this value, with interest thereon, simple or compound, if the Court so determines, to the stockholders entitled to receive this money.

      Stockholders of Midstate Bancorp who are considering seeking an appraisal should bear in mind that the fair value of their Midstate Bancorp shares as determined under Section 262 could be more than, the same as or less than the merger consideration they are to receive pursuant to the merger agreement if they do not seek appraisal of their shares.

      Costs of the appraisal proceeding may be assessed against the stockholder by the Court of Chancery as the Court deems equitable under the circumstances.

      FAILURE TO COMPLY STRICTLY WITH THESE PROCEDURES WILL CAUSE YOU TO LOSE YOUR APPRAISAL RIGHTS. CONSEQUENTLY, IF YOU DESIRE TO EXERCISE YOUR APPRAISAL RIGHTS YOU ARE URGED TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE THESE RIGHTS.

                                   THE MERGER

General

      The merger agreement provides for the merger of Midstate Bancorp with and into Shore Bancshares. Shore Bancshares will be the surviving entity in the proposed merger, and Felton Bank will become a Delaware bank subsidiary of Shore Bancshares.

The Companies

                             Shore Bancshares, Inc.
                              18 East Dover Street
                             Easton, Maryland 21601
                                 (410) 822-1400

      Shore Bancshares is a Maryland corporation registered as a financial holding company under the Bank Holding Company Act of 1956, as amended. Shore Bancshares is the parent company of two bank subsidiaries, The Talbot Bank of Easton, Maryland, a Maryland-chartered commercial bank, and The Centreville National Bank of Maryland, a national banking association. Shore Bancshares is also the parent company of two insurance producer subsidiaries, The Avon-Dixon Agency, LLC, and Elliott Wilson Insurance, LLC, one insurance premium finance company, Mubell Finance, LLC, and an investment adviser, Wye Financial Services, LLC, all of which are Maryland limited liability companies. Another subsidiary, Shore Pension Services, LLC, is currently inactive.

      Talbot Bank was acquired by Shore Bancshares in 2000 when its parent bank holding company, Talbot Bancshares, Inc., merged with and into Shore Bancshares. Talbot Bank's main office is located at 18 East Dover Street, Easton, Maryland 21601. Talbot Bank began its operations in 1885 and is engaged in general commercial and retail banking business serving individuals and businesses in the Maryland counties of Talbot and Dorchester. Talbot Bank currently operates four banking offices in Talbot County, which include three in Easton, Maryland and one in St. Michael's, Maryland. Talbot Bank also operates a branch in Dorchester County, Maryland in the City of Cambridge.

      Centreville National Bank's main office is located at 109 North Commerce Street, Centreville, Maryland 21617. Centreville National Bank has been doing business in Maryland since 1876 and is engaged in both the commercial and consumer banking business in the Maryland counties of Caroline, Kent, and Queen Anne's. Centreville National Bank serves its customers through a network of seven banking offices, including two offices in Centreville, Maryland, and one in each of Chestertown, Chester, Denton, Hillsboro, and Stevensville, Maryland. Centreville National Bank also owns one-third of the outstanding common stock of The Delmarva Bank Data Processing Center, Inc., a Maryland corporation located in Easton, Maryland. The Delmarva Bank Data Processing Center provides data processing services to banks located in Maryland, Delaware, Virginia and the District of Columbia, including Talbot Bank, Centreville National Bank, and Felton Bank.

      At September 30, 2003, Shore Bancshares had total assets of approximately $710.9 million, total loans of approximately $458.7 million, total deposits of approximately $591.8 million and approximately $81.6 million in stockholders' equity. Shares of Shore Bancshares common stock trade on the Nasdaq SmallCap Market under the symbol "SHBI". The deposits associated with the bank subsidiaries of Shore Bancshares are insured by the Federal Deposit Insurance Corporation.

                             Midstate Bancorp, Inc.
                              120 West Main Street
                             Felton, Maryland 19943
                                 (302) 284-4600

      Midstate Bancorp, Inc. is a Delaware corporation registered as a bank holding company under the Bank Holding Company of 1956, as amended. The sole subsidiary of Midstate Bancorp is The Felton Bank, a Delaware commercial bank. Felton Bank began operations in 1908 and engages in both the commercial and consumer banking business in Kent County, Delaware. Felton Bank serves its customers through its main office in Felton, Delaware and one branch office in Milford, Delaware.

      At September 30, 2003, Midstate Bancorp had total assets of approximately $51.5 million, total loans of approximately $32.3 million, total deposits of approximately $47.4 million and approximately $3.1 million in stockholders' equity. There currently is no public market for the shares of Midstate Bancorp common stock. The deposits associated with Felton Bank are insured by the Federal Deposit Insurance Corporation.

Background of the Merger

      Management of Midstate Bancorp has periodically explored and assessed, and has discussed with the Midstate Bancorp Board of Directors, strategic options for Midstate Bancorp, including strategies to grow Midstate Bancorp's business through business and marketing initiatives. These strategic discussions also have included the possibility of business combinations involving Midstate Bancorp and larger financial institutions, particularly in view of the need for additional capital to fund the growth of The Felton Bank, its bank subsidiary, increasing competition in Delaware, continuing consolidation and other developments in the financial services industry. The board of directors from time to time has engaged in discussions with various potential acquisition partners, but these discussions were not fruitful and were terminated.

      In December of 2002, and January and February of 2003, Midstate Bancorp received unsolicited expressions of interest from several potential acquirers. These expressions of interest were discussed by the Midstate Bancorp Board of Directors and it was determined that all expressions of interest would be handled similarly in that the parties expressing interest would be given basic financial data on Midstate Bancorp and The Felton Bank to enable those potential acquirers to make a formal offer. It was also determined that several logical acquirers beyond those that had contacted Midstate Bancorp would be contacted to determine if they were interested in receiving the same information. One of these potential acquirers was Shore Bancshares. In November 2000, Shore Bancshares had purchased 3,510 shares of Midstate Bancorp common stock in a private placement offering in which Midstate Bancorp sold a total of 52,631 shares of common stock for $28.50 each.

      Danielson Associates, Inc., a related interest of David Danielson, who is both a director and a stockholder of Midstate Bancorp, assembled an information package that could be provided to the interested parties. Based on review of the information package, three parties expressed an interest in acquiring Midstate Bancorp. One of the parties was Shore Bancshares, which, after reviewing the financial and other information presented by Midstate Bancorp, agreed that a merger between the two companies might present opportunities for the companies, their affiliated entities, and their stockholders.

      Since the merger of Shore Bancshares with Talbot Bancshares, Inc. in December of 2000, management of Shore Bancshares has continued to express an interest in expanding the company's footprint in and around Maryland's Eastern Shore, including in Delaware. Mr. W. Moorhead Vermilye, President and Chief Executive Officer of Shore Bancshares, believed that a merger with Midstate Bancorp could present just such an opportunity and he believed that the proposal should be presented to the full board of directors of Shore Bancshares for its consideration.

      A confidentiality agreement was executed on March 14, 2003 and the parties thereafter held discussions regarding the financial condition and operations of Shore Bancshares, Midstate Bancorp and Felton Bank, the potential structure, terms and conditions of a merger between Shore Bancshares and Midstate Bancorp, and related matters. Mr. Danielson also visited with all other interested potential acquirers who had executed confidentiality agreements with Midstate Bancorp and presented them with an Information Memorandum containing financial and non-financial data on Midstate Bancorp to enable each interested party to formalize an offer to acquire Midstate Bancorp.

      On March 27, 2003, Mr. Vermilye presented the Shore Bancshares board with the proposal to merge with Midstate Bancorp and thereby acquire a Delaware commercial bank. Mr. Vermilye discussed his belief that Felton Bank and its management had many of the same local, community-oriented ideals on which Talbot Bank and Centreville National Bank base their businesses and explained that the acquisition of Felton Bank would permit Shore Bancshares to enter the Delaware banking market. After discussing these and other issues, the board of directors authorized Mr. Vermilye to engage in further discussions with Mr. Danielson and other representatives of Midstate Bancorp about a potential merger, and, if fruitful, negotiate a non-binding letter of intent and conduct due diligence.

      Following these informal discussions, Shore Bancshares submitted an offer to acquire Midstate Bancorp. On April 10, 2003, Midstate Bancorp's Board fully evaluated the three offers from the interested parties, including Shore Bancshares, and based on that evaluation, it decided to explore further the Shore Bancshares offer because it was, in its judgment, the best offer received.

      Following further discussions between Shore Bancshares and Midstate Bancorp representatives, the parties executed a non-binding letter of intent on April 1, 2003 and immediately began to negotiate a definitive acquisition agreement for the merger of Midstate Bancorp with and into Shore Bancshares, subject to the completion of due diligence examinations by each party of the other.

      Also in April of 2003, Thomas Evans, President and Chief Executive Officer of Midstate Bancorp, and Mr. Danielson met with representatives of RP Financial, LC to discuss the possible merger. Messrs. Evans and Danielson discussed the Midstate Bancorp board of directors' desire to combine the two companies to create increased stockholder value and to enable the combined companies to further expand through acquisitions or new branches. On April 15, 2003, Midstate Bancorp and RP Financial, LC executed an engagement letter for RP Financial, LC to render a fairness opinion to the Midstate Bancorp board of directors.

      On May 6, 2003, Susan E. Leaverton, Treasurer and Principal Accounting Officer of Shore Bancshares, and a representative of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, legal counsel to Shore Bancshares, visited the main office of Midstate Bancorp and conducted comprehensive due diligence of Midstate Bancorp and its operations. Through this due diligence examination, it was discovered that Midstate Bancorp and Felton Bank were subject to certain agreements with their banking regulators restricting certain of their corporate and business activities. These agreements were primarily the result of certain problems associated with Felton Bank's credit card receivables line of business and its capital position.

      After considering these regulatory issues and discussing them with representatives of Midstate Bancorp and with regulators, Mr. Vermilye communicated his feelings to representatives of Midstate Bancorp that the credit card receivables line of business involved risks and uncertainties that were not favorable to an acquisition, and negotiations towards a merger were suspended indefinitely on May 20, 2003.

      In early October of 2003, Midstate Bancorp was able to negotiate an early termination to the agreement governing this line of business. Midstate Bancorp representatives then contacted Mr. Vermilye with this new development and inquired as to whether Shore Bancshares remained interested in an affiliation. After satisfying himself that the risks and uncertainties associated with the credit card receivables line of business had been substantially eliminated, Mr. Vermilye agreed to recommence the negotiation of a definitive merger agreement.

      On November 5, 2003, the Shore Bancshares board of directors held a special meeting at which members of senior management of Shore Bancshares reviewed their discussions and negotiations with Midstate Bancorp regarding a business combination, as well as the results of the due diligence examination of Midstate Bancorp. Mr. Vermilye reviewed the board of directors' prior discussions of possible strategic directions for Shore Bancshares, reviewed the course of discussions with Midstate Bancorp and outlined the strategic rationale for the proposed merger. Also at this meeting, the Shore Bancshares board of directors discussed the terms of the merger and the agreements documenting the transaction. After questions by, and discussion among, the members of the Shore Bancshares board of directors, and after consideration of the factors described below in "Reasons for the Merger--Shore Bancshares' Reasons for the Merger", the Shore Bancshares board of directors voted unanimously to approve the merger agreement and the transactions contemplated by that agreement.

      On November 11, 2003, the Midstate Bancorp board of directors held a special meeting to consider the proposed merger with Shore Bancshares. At this meeting, members of senior management of Midstate Bancorp reviewed with the board of directors the strategic investigation of Shore Bancshares that Midstate Bancorp had conducted, the discussions and contacts with Shore Bancshares to date, the historical performance and strategies of Shore Bancshares and Midstate Bancorp, the business and financial prospects of Midstate Bancorp, the current state of the industry, the prospects for small community banks in need of additional capital, and the proposed plans for the growth and further development of Midstate Bancorp's corporate business strategies. The board also reviewed and discussed the business and financial position of Shore Bancshares and the financial impact a merger with Shore Bancshares could have on the financial position and business of Midstate Bancorp and Felton Bank. Finally, the board discussed with representatives of Kennedy, Baris & Lundy, LLP, legal counsel to Midstate Bancorp, the terms of the merger agreement.

      After questions by, and discussion among, the members of the Midstate Bancorp board of directors, RP Financial, LC, based on the financial analysis described below under "The Merger--Opinion of Midstate Bancorp's Financial Adviser", gave its opinion to the Midstate Bancorp board of directors that, as of the date of the meeting, the merger consideration was fair, from a financial point of view, to Midstate Bancorp and its stockholders. The board then discussed the factors described below in "Reasons for the Merger--Midstate Bancorp's Reasons for the Merger" and voted unanimously to approve the merger agreement and the transactions contemplated by that agreement. The opinion of RP Financial, LC will be updated as of the date of this proxy statement/prospectus.

      Representatives of Midstate Bancorp and Shore Bancshares executed and delivered the merger agreement on November 12, 2003, and on that same date we issued a joint press release announcing the transaction. On January 15, 2004, taking into consideration the provisions of applicable law relevant to the proposed merger and other factors, we entered into an amendment to the merger agreement to eliminate provisions calling for the separate treatment of Midstate Bancorp stockholders holding fewer than 50 shares of Midstate Bancorp common stock.

Reasons for the Merger

      Shore Bancshares' Reasons for the Merger. Shore Bancshares' board of directors believes that the proposed merger is in the best interests of Shore Bancshares and its stockholders. In deciding to approve the proposed merger, Shore Bancshares' board of directors considered a number of factors, including:

      o management's view that the acquisition of Midstate Bancorp would further Shore Bancshares' goal of becoming a premier financial services company on Maryland's Eastern Shore and the surrounding area and would provide an attractive opportunity to expand into Delaware;

      o Midstate Bancorp's community banking orientation, which is compatible with those of Shore Bancshares, Talbot Bank and Centreville National Bank;

      o the demographic, economic and financial characteristics of the markets in which or near which Midstate Bancorp operates, including existing and potential competition and history of the market areas with respect to financial institutions; and

      o the likelihood of regulators approving the proposed merger without undue conditions or delay.

      While Shore Bancshares' board of directors considered these and other factors, the board of directors did not assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. Shore Bancshares' board of directors collectively made its determination with respect to the proposed merger based on the conclusion reached by its members, based on the factors that each of them considered appropriate, that the proposed merger is in the best interests of Shore Bancshares' stockholders. The terms of the proposed merger were the result of arm's-length negotiations between representatives of Shore Bancshares and representatives of Midstate Bancorp.

      Midstate Bancorp's Reasons for the Merger and Recommendation of the Board of Directors. The Midstate Bancorp board of directors believes that the proposed merger is in the best interest of Midstate Bancorp and its stockholders. Accordingly, the Midstate Bancorp board of directors has unanimously approved the merger agreement and unanimously recommends that its stockholders vote "FOR" the approval of the merger agreement and the transactions it contemplates.

      In approving the merger agreement and the transactions it contemplates, Midstate Bancorp's board consulted with Midstate Bancorp's management and considered numerous factors, including the following:

      o the current state of the businesses and financial condition of Midstate Bancorp, the capital position and asset quality of Midstate Bancorp, and the limitations of Midstate Bancorp's prospects for significant future growth based on its current capital position;

      o the fact that Shore Bancshares, as a publicly-traded and larger and more diverse corporation, possesses greater access to capital and managerial resources than Midstate Bancorp;

      o the relationship of the merger consideration to book value of Midstate Bancorp's common stock, including the fact that the merger consideration would represent approximately 2.1 times the book value of Midstate Bancorp's common stock prior to execution of the merger agreement;

      o its belief that Shore Bancshares' prospects for future growth exceeds that which the board projects Midstate Bancorp could achieve independently;

      o the fact that the shares of Shore Bancshares common stock are publicly-traded on The Nasdaq SmallCap Market and that, therefore, the proposed merger would provide greater liquidity to Midstate Bancorp stockholders, whose investments currently are in a privately-held company;

      o a review of available research reports of third-party investment analysts who cover Shore Bancshares;

      o its belief that the wide range of products and services offered by the Shore Bancshares family of entities will lead to cross-selling opportunities for Felton Bank, increase customer loyalty, and generally enhance Felton Bank's competitive position in the community in which it operates;

      o the effect of the proposed merger on the customers and employees of Felton Bank and the communities in which it operates; and

      o Shore Bancshares' long-term growth strategy on Maryland's Eastern Shore and in the surrounding areas, including Delaware.

      o The opinion of its financial adviser, RP Financial, LC, that the merger consideration is fair to Midstate Bancorp stockholders from a financial point of view.

      o     The expected treatment of the transaction as a reorganization under
            Section 368(a)(1)(A) of the Internal Revenue Code and that no gain or loss generally would be recognized by a Midstate Bancorp stockholder on the portion of the merger consideration representing shares of Shore Bancshares common stock received in exchange for shares of Midstate Bancorp common stock.

      The above discussion of the information and factors considered by Midstate Bancorp's board of directors is not intended to be exhaustive, but includes all material factors considered by the board in arriving at its determination to approve, and to recommend that the Midstate Bancorp's stockholders vote to approve, the merger agreement and related transactions. The Midstate Bancorp board of directors did not assign any relative or specific weights to the above factors, and individual directors may have given differing weights to different factors. The Midstate Bancorp board of directors unanimously recommends that Midstate Bancorp's stockholders vote to approve the merger agreement and the related transactions.

Opinion of Midstate Bancorp's Financial Adviser

      The fairness opinion provided by RP Financial, LC to Midstate Bancorp's board of directors as of the November 11, 2003 board meeting, which will be updated as of the date of this proxy statement/prospectus, is described below. The description contains projections, estimates and/or other forward-looking statements about the future earnings or other measures of the future performance of Shore Bancshares and Midstate Bancorp. RP Financial, LC has reviewed and consented to the following description relating to its opinion. You should not rely on any of these statements as having been made or adopted by Shore Bancshares and Midstate Bancorp.

      The Midstate Bancorp board retained RP Financial, LC in April 2003 to render its opinion with respect to the merger consideration from the financial point of view of the Midstate Bancorp stockholders. In requesting RP Financial, LC's opinion, the Midstate Bancorp board did not give any special instructions to RP Financial, LC, nor did it impose any limitations upon the scope of the investigation that RP Financial, LC might wish to conduct to enable it to give its opinion. RP Financial, LC has delivered to Midstate Bancorp its written opinion dated November 11, 2003 to the effect that, based upon and subject to the matters set forth therein, as of the date thereof, the merger consideration is fair to the Midstate Bancorp stockholders from a financial point of view. The opinion of RP Financial, LC is directed toward the consideration to be received by Midstate Bancorp stockholders and does not constitute a recommendation to any Midstate Bancorp stockholder to vote in favor of approval of the merger agreement. The form of updated opinion of RP Financial, LC expected to be delivered on the date of this proxy statement/prospectus is attached as Appendix B, and Midstate Bancorp stockholders should read it in its entirety. RP Financial, LC has consented to the inclusion and description of its written opinion in this proxy statement/prospectus.

      RP Financial, LC was selected by Midstate Bancorp to render a fairness opinion because of RP Financial, LC's expertise in connection with mergers and acquisitions of commercial banks and bank holding companies, savings and loan associations, savings banks and savings and loan holding companies, as well as its expertise in the valuation of businesses and their securities for a variety of purposes, particularly for insured financial institutions. Prior to the engagement in connection with the proposed acquisition by Shore Bancshares, Midstate Bancorp and RP Financial, LC had no previous professional relationship.

      Pursuant to a letter agreement dated and executed by Midstate Bancorp on April 15, 2003 (the "engagement letter"), RP Financial, LC estimates that it will receive from Midstate Bancorp total professional fees of approximately $20,000, of which $15,000 has been paid to date, plus reimbursement of certain out-of-pocket expenses, for its services in connection with the proposed merger. In addition, Midstate Bancorp has agreed to indemnify and hold harmless RP Financial, LC, any affiliates of RP Financial, LC, and the respective directors, officers, agents and employees of RP Financial, LC and their successors and assigns who act for or on behalf of RP Financial, LC from and against any and all losses, claims, damages and liabilities, (including, but not limited to, all losses and expenses in connection with claims under the federal securities laws) actually incurred by RP Financial, LC and attributable to: (i) any untrue statement or alleged untrue statement of a material fact contained in the financial statements or other information furnished or otherwise provided by Midstate Bancorp to RP Financial, LC, either orally or in writing; (ii) the omission or alleged omission of a material fact from the financial statements or other information furnished or otherwise made available by Midstate Bancorp to RP Financial, LC; or (iii) any action or omission to act by Midstate Bancorp, or Midstate Bancorp's respective officers, directors, employees or agents, which action or omission is willful or negligent. Midstate Bancorp will be under no obligation to indemnify RP Financial, LC if a court determines that RP Financial, LC was negligent or acted in bad faith with respect to any actions or omissions of RP Financial, LC related to a matter for which indemnification is sought. In addition, if RP Financial, LC is entitled to indemnification from Midstate Bancorp under the engagement letter, and in connection therewith incurs legal expenses in defending any legal action challenging the opinion of RP Financial, LC where RP Financial, LC is not negligent or otherwise at fault or is found by a court of law to be not negligent or otherwise at fault, Midstate Bancorp will indemnify RP Financial, LC for all reasonable expenses incurred in connection with the matter which is the subject of indemnification.

      In rendering this opinion, RP Financial, LC reviewed the following materials: (1) the merger agreement dated November 12, 2003, as amended on January 15, 2004, between Midstate Bancorp and Shore Bancshares, including its exhibits; (2) the following information for Midstate Bancorp - (a) the annual audited financial statements for the fiscal years ended December 31, 2000 and 2001 included in the Annual Report for the respective years, and the audited financial statements for the fiscal year ended December 31, 2002; (b) the annual proxy statement for fiscal year 2001; and, (c) stockholder, regulatory and internal financial and other reports through September 30, 2003, including the Confidential Private Offering Memorandum dated August 28, 2000; (3) the following information for Shore Bancshares - (a) the annual audited financial statements for the fiscal years ended December 31, 2001 and 2002, included in the Annual Report and other securities filings, (b) stockholder, regulatory and internal financial and other reports through September 30, 2003, (c) the annual stockholder proxy statements for the last two fiscal years, and (d) other securities filings; (4) discussions with management of Midstate Bancorp and Shore Bancshares regarding the past and current business, operations, financial condition, and future prospects of both institutions; (5) an analysis of the pro forma value of alternative strategies for Midstate Bancorp as an independent institution; (6) the competitive, economic and demographic characteristics nationally, regionally and in the local market area; (7) the potential impact of regulatory and legislative changes on financial institutions; (8) the financial terms of other recently completed and pending acquisitions of banks regionally and nationally with similar characteristics as Midstate Bancorp, including regionally based banks and banks nationwide with similar financial characteristics; (9) Shore Bancshares' financial condition as of September 30, 2003 regarding the perceived financial ability to complete the proposed merger from a cash and capital perspective; (10) the estimated pro forma financial impact of the proposed merger to Shore Bancshares, including the pro forma per share data and the pro forma pricing ratios based on Shore Bancshares' current market price; and (11) the prospective strategic benefits of the proposed merger to Midstate Bancorp, including, but not limited to, expanded market area, enhanced delivery channels, broadened products and services, increased stock liquidity, expanded management team, the opportunity to realize cost reductions and increased platform for future expansion.

      RP Financial, LC reviewed financial, operational, market area and stock price and trading characteristics for Midstate Bancorp relative to publicly-traded commercial banks and their holding companies with comparable resources, financial condition, earnings, operations and markets. RP Financial, LC also considered the economic and demographic characteristics in the local market area, and the potential impact of the regulatory, legislative and economic environments on operations for Midstate Bancorp and Shore Bancshares and the public perception of the commercial banking and savings institution industries. RP Financial, LC also specifically considered: (1) the financial terms, financial and operating condition and market area of other pending and recently completed acquisitions of relatively comparable commercial banks regionally; (2) discounted cash flow analyses incorporating future prospects for Midstate Bancorp; (3) the future prospects for Shore Bancshares and the pro forma pricing characteristics of Shore Bancshares' common stock as a result of the proposed merger at different pricing levels; and (4) the potential value of the proposed merger assuming that Shore Bancshares' common stock increases or decreases, including provisions in the merger agreement providing for an increase in the number of shares to be issued to Midstate Bancorp stockholders in the event Shore Bancshares' average share price falls below certain levels.

      In rendering its opinion, RP Financial, LC relied, without independent verification, on the accuracy and completeness of the information concerning Midstate Bancorp and Shore Bancshares furnished by the respective institutions to RP Financial, LC for review for purposes of its opinion, as well as publicly-available information regarding other financial institutions and economic and demographic data. Midstate Bancorp and Shore Bancshares did not restrict RP Financial, LC as to the material it was permitted to review. RP Financial, LC did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of Midstate Bancorp or Shore Bancshares.

      RP Financial, LC expresses no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the proposed merger as set forth in the Agreement to be consummated. In rendering its opinion, RP Financial, LC assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the proposed Merger, no restriction will be imposed on Shore Bancshares that would have a material adverse effect on the ability of the proposed merger to be consummated as set forth in the Agreement.

      RP Financial, LC's opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of November 11, 2003 and the date of this proxy statement/prospectus. Events occurring after the date of this proxy statement/prospectus could materially affect the assumptions used in preparing the opinion. In connection with rendering its opinion, RP Financial, LC performed a variety of financial analyses that are summarized below. Although the evaluation of the fairness, from a financial point of view, of the merger consideration was to some extent subjective based on the experience and judgment of RP Financial, LC, and not merely the result of mathematical analyses of financial data, RP Financial, LC relied, in part, on the financial analyses summarized below in its determinations. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. RP Financial, LC believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by RP Financial, LC without considering all such analyses and factors could create an incomplete view of the process underlying RP Financial, LC's opinion. In its analyses, RP Financial, LC took into account its assessment of general business, market, monetary, financial and economic conditions, industry performance and other matters, many of which are beyond the control of Midstate Bancorp, as well as RP Financial, LC's experience in securities valuation, its knowledge of financial institutions, and its experience in similar transactions. With respect to the comparable transactions analysis described below, no public company utilized as a comparison is identical to Midstate Bancorp and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition values of the companies concerned. The analyses were prepared solely for purposes of RP Financial, LC providing its opinion as to the fairness of the merger consideration, and they do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Any estimates contained in RP Financial, LC's analyses are not necessarily indicative of future results of values, which may be significantly more or less favorable than such estimates. None of the analyses performed by RP Financial, LC was assigned a greater significance by RP Financial, LC than any other.

      Comparable Transactions Analysis. RP Financial, LC compared the proposed merger on the basis of multiples or ratios of reported and core earnings, reported and tangible book value, assets, deposits and core deposit premium of Midstate Bancorp implied by the merger consideration to be paid to the Midstate Bancorp stockholders with the same multiples or ratios at announcement in pending acquisitions and acquisitions completed: (1) all commercial banks and commercial bank holding companies nationwide with assets less than $125 million and equity/assets ratios of less than 10% September 30, 2002 to date; and (2) all commercial banks and commercial bank holding companies located in the MidAtlantic region of the United States with assets between $25 million and $500 million and equity/asset ratios of less than 10% January 1, 2001 to date. In both groups, RP Financial, LC excluded those with inadequate publicly available transaction data. The first group of transactions consisted of 19 completed and 12 pending transactions, while the second group consisted of eight completed and three pending transactions. The mean and median acquisition pricing multiples or ratios of these groups were:

                                        Nationwide Group       MidAtlantic Group        Midstate
                                       Mean        Median       Mean      Median        Bancorp(1)
                                       -----------------------------------------------------------
        Price/earnings                   23.67x       19.86x     23.30x      21.32x         28.96x
        Price/book                      196.77%      189.42%    249.25%     255.88%        205.24%
        Price/tangible book             201.00%      192.88%    260.41%     255.88%        205.24%
        Price/assets                     16.01%       15.95%     20.91%      21.46%         12.42%
        Tg bk prem/core deps             10.99%        9.63%     17.78%      18.95%          7.48%

      ----------
      (1) Based on merger price at announcement and Midstate Bancorp's September 30, 2003 financial data.

      In comparison to the Nationwide Group, Midstate Bancorp was of a smaller size, maintained a more leveraged capital position and had lower profitability in terms of return on average assets and return on average equity. Midstate Bancorp's acquisition pricing multiples or ratios were above the mean and median price/earnings and price/book acquisition pricing ratios for the Nationwide Group. In comparison to the MidAtlantic Group, Midstate Bancorp was of a smaller size, maintained a more leveraged capital position and had lower profitability in terms of return on average assets and return on average equity. Midstate Bancorp's acquisition pricing multiples or ratios fell within the range of the acquisition pricing ratios for the MidAtlantic Group.

      Discounted Cash Flow Analysis. Using discounted cash flow analyses, RP Financial, LC estimated the present value of future dividends and the terminal value to Midstate Bancorp's stockholders, reflecting alternative strategies for Midstate Bancorp as an independent institution over a five-year period. Since Midstate Bancorp has no immediate plans to pay dividends, no dividends were assumed in the discounted cash flow analyses, and the sole cash flow was the terminal value. The terminal value was calculated based on fifth year earnings and book value utilizing earnings and book value multipliers consistent with the comparable transactions analysis. The discounted cash flow scenarios analyzed included a slow growth scenario and a high growth scenario. The slow growth scenario reflects an asset growth rate and profitability ratio consistent with Midstate Bancorp's recent history. The high growth scenario incorporated the base case scenario plus a higher asset growth rate assumption, and assumed an increasing level of profitability, thus there was sufficient capital to support the faster asset growth rate assumption and remain well-capitalized. In applying the faster growth scenario, no adjustment was made for potential cost to earnings reflecting the more competitive pricing and additional operating expenses required to achieve a faster growth rate than realized historically. The discount rates range used to compute the present value in the two scenarios was 12% to 15%. The discount rates used in the two scenarios were derived from the earnings capitalization rate of publicly-traded thrifts, the risk-free rate for the relevant period (i.e., the five-year Treasury rate) and perceived investment risks in Midstate Bancorp. The present values pursuant to these two scenarios ranged from $45.94 to $65.59 per share. The merger consideration is at the upper end of the range of value calculated pursuant to the discounted cash flow approach.

      Pro Forma Impact Analysis. In view of the stock component of the merger consideration and the Board's strategic reasons for the proposed merger, RP Financial, LC considered the estimated pro forma impact of the proposed merger on Shore Bancshares' financial condition, operating results and stock pricing ratios. Specifically, RP Financial, LC considered that the proposed merger is anticipated: (1) to be accretive to Shore Bancshares' pro forma earnings per share, before incorporating potential merger synergies; and (2) to expand Shore Bancshares' market area and franchise coverage into the State of Delaware. RP Financial, LC considered the pro forma impact of the proposed merger on Shore Bancshares' per share data and pricing ratios based on Shore Bancshares' pre-announcement trading price relative to other publicly-traded financially comparable commercial banks in the MidAtlantic. RP Financial, LC also took into account Shore Bancshares' strategic objectives following the proposed merger, including additional growth. RP Financial, LC also considered other benefits of the proposed merger, including the potential for increased liquidity of the stock for Midstate Bancorp stockholders given Shore Bancshares' comparatively larger size, greater market capitalization and higher shares outstanding, the eligibility to receive cash dividends as a result of the share exchange ratio and Shore Bancshares current dividend policy, the enhanced products and services and delivery systems for Midstate Bancorp customers, as a merged company, and the expanded management team, including back-office support, for the merged company's operations.

      As described above, RP Financial, LC's opinion and presentation to the Midstate Bancorp board was one of many factors taken into consideration by the Midstate Bancorp board in making its determination to approve the merger agreement. Although the foregoing summary describes the material components of the analyses presented by RP Financial, LC to the Midstate Bancorp board on November 11, 2003, and updated as of the date of this proxy statement/prospectus, in connection with its opinion as of those dates, it does not purport to be a complete description of all the analyses performed by RP Financial, LC and is qualified by reference to the written opinion of RP Financial, LC attached as Appendix B hereto, which Midstate Bancorp stockholders are urged to read in its entirety.

Material Federal Income Tax Consequences of the Merger

      The following is a summary description of the material anticipated federal income tax consequences of the proposed merger generally applicable to the stockholders of Midstate Bancorp. This summary is not intended to be a complete description of all of the federal income tax consequences of the proposed merger. No information is provided with respect to the tax consequences of the proposed merger under any other tax laws, including applicable state, local and foreign tax laws. In addition, the following discussion may not be applicable with respect to specific categories of stockholders, including but not limited to persons who are corporations, trusts, dealers in securities, financial institutions, insurance companies or tax exempt organizations; persons who are not United States citizens or resident aliens or domestic entities (partnerships or trusts); persons who are subject to alternative minimum tax (to the extent that tax affects the tax consequences of the proposed merger) or are subject to the "golden parachute" provisions of the Internal Revenue Code (to the extent that tax affects the tax consequences of the proposed merger); persons whose shares of Midstate Bancorp stock are treated as "section 306 stock" under
Section 306 of the Internal Revenue Code; persons who acquired shares of Midstate Bancorp stock by exercising employee stock options or otherwise as compensation; persons who do not hold their shares as capital assets; or persons who hold their shares as part of a "straddle" or "conversion transaction". No ruling has been or will be requested from the IRS with respect to the tax effects of the proposed merger. The federal income tax laws are complex, and a stockholder's individual circumstances may affect the tax consequences to the stockholder.

      If the proposed merger qualifies as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code, then:

      o Midstate Bancorp stockholders will (except to the extent special rules may apply to one or more of the categories of stockholders described above) recognize gain, if any, as a result of the proposed merger only to the extent of the cash received for their stock in Midstate Bancorp pursuant to the merger agreement. Subject to the ordinary income treatment rule under Section 302 of the Internal Revenue Code discussed below, any gain recognized by a Midstate Bancorp stockholder by virtue of receiving cash will be capital gain, provided that such Midstate Bancorp stockholder held the Midstate Bancorp stock as a capital asset on the date of the proposed merger. Any capital gain recognized will be long-term capital gain if such Midstate Bancorp stockholder held the Midstate Bancorp stock for more than one year as of the date of the proposed merger.

      o The aggregate tax basis of Shore Bancshares stock received by a stockholder of Midstate Bancorp in the proposed merger, will be the same as the aggregate tax basis of the Midstate Bancorp stock being exchanged in connection with the proposed merger, less the amount of any cash consideration received by the stockholder in the proposed merger, plus any gain or dividend income recognized by the stockholder in the proposed merger.

      o The holding period of Shore Bancshares stock received tax-free by a stockholder of Midstate Bancorp in the proposed merger will include the holding period of the shares of Midstate Bancorp common stock being exchanged in connection with the proposed merger.

      o A stockholder of Midstate Bancorp who receives cash in the proposed merger will be treated as if shares of Shore Bancshares stock were issued in the proposed merger and then redeemed by Shore Bancshares in a separate transaction governed by Section 302 of the Internal Revenue Code. The cash payments will be treated as having been received as distributions in payment for the shares deemed issued and redeemed. The application of Section 302 may result in ordinary income treatment with respect to the cash received, on the theory that the payment was a disguised dividend. The deemed redemption will be treated as a sale of the shares surrendered for the cash payment (i.e., not a disguised dividend), provided that it is not, as Section 302 recites, "essentially equivalent to a dividend" or "substantially disproportionate" with respect to the Midstate Bancorp stockholder. If the deemed redemption is treated as a sale of a fractional share (i.e., not a disguised dividend under Section
            302), and the shares surrendered are capital assets in the hands of the Midstate Bancorp stockholder, then the stockholder will recognize capital gain or loss equal to the difference between the amount of cash received and the basis of the shares surrendered for the cash payment. This capital gain or loss will be long-term capital gain or loss if, as of the date of the exchange, the holding period for the shares is greater than one year. Section 302 is complicated, and individual circumstances will affect how Section 302 applies to each Midstate Bancshares stockholder.

      Prior to the effective time of the proposed merger, we will receive an opinion from Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, in which it will conclude, as of the effective date of the proposed merger, that the proposed merger will qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code. The tax opinion will be based upon assumptions and representations of the managements of Shore Bancshares and Midstate Bancorp.

      The merger agreement provides that at least 40% of the total consideration to be received by Midstate Bancorp stockholders in the proposed merger will be paid in the form of shares of Shore Bancshares common stock. While there is substantial case law indicating that a statutory merger will qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code when the stock portion of the merger consideration to be received by stockholders of a target company, such as Midstate Bancorp, is as little as 40% of the total merger consideration, with as much as 60% percent of the total merger consideration being in the form of cash, the Internal Revenue Service has limited its willingness to issue advance rulings to mergers involving consideration of no less than 50% stock and no more than 50% cash. All stockholders of Midstate Bancorp are urged to consult their own tax advisers as to the specific tax consequences of the proposed merger under federal, state, local and any other applicable income tax laws.

Backup Withholding and Information Reporting

      Cash received in the proposed merger may be subject to backup withholding at a 28% rate. Backup withholding will not apply, however, to a taxpayer who (1) furnishes a correct taxpayer identification number on IRS Form W-9 or an appropriate substitute form and certifies on such form that he or she is not subject to backup withholding, (2) provides a certificate of foreign status on IRS Form W-8BEN or an appropriate substitute form, or (3) is otherwise exempt from backup withholding. Any amount paid as backup withholding will be credited against the taxpayer's federal income tax liability. As stockholders of Midstate Bancorp who will receive shares of Shore Bancshares common stock in the proposed merger, stockholders also must comply with the information reporting requirements of the Treasury Regulations under Section 368 of the Internal Revenue Code. In general, these regulations require any taxpayer who receives stock, securities or other property, including cash, in a reorganization described in Section 368(a) of the Internal Revenue Code to include with his or her federal income tax return a complete statement of the facts pertaining to the nonrecognition of gain or loss, including (1) the cost or other basis of the stock transferred in the exchange and (2) the fair market value of stock, securities or other property received by the taxpayer. The taxpayer is also required to maintain permanent records. All stockholders of Midstate Bancorp are encouraged to consult their own tax advisors to determine the specific information required to be filed by them.

Accounting Treatment

      Shore Bancshares will account for the proposed merger under the "purchase" method of accounting in accordance with accounting principles generally accepted in the United States. Using the purchase method of accounting, the assets and liabilities of Midstate Bancorp will be recorded by Shore Bancshares at their respective fair values at the time of the completion of the proposed merger. The excess of Shore Bancshares' purchase price over the net fair value of the assets acquired and liabilities assumed will then be allocated to identified intangible assets, with any remaining unallocated cost recorded as goodwill.

Regulatory Approvals

      Consummation of the proposed merger and the other transactions contemplated by the merger agreement is subject to, and conditioned upon, receipt of the approvals from the Federal Reserve Board, the Maryland Commissioner of Financial Regulation and the Delaware State Bank Commissioner. Applications in connection with the proposed merger were filed with the regulatory agencies on or about January 16, 2004. The proposed merger has not yet been approved by the regulatory agencies.

      There can be no assurance that the regulatory agencies will approve or take other required action with respect to the proposed merger. Shore Bancshares and Midstate Bancorp are not aware of any governmental approvals or actions that are required to consummate the proposed merger except as described above. Should other approvals or actions be required, it is contemplated that Shore Bancshares and Midstate Bancorp would seek the approval or action. There can be no assurance as to whether or when any other approval or action, if required, could be obtained.

Interests of Certain Persons in the Merger

      Some officers and directors of Midstate Bancorp have interests in the proposed merger in addition to their interests as stockholders. The board of directors of Midstate Bancorp was aware of these interests and took these interests into account in approving the merger agreement and the transactions contemplated by the merger agreement. These interests include:

      o the appointment of W. Edwin McKee, Jr., who is currently serving as a director of Midstate Bancorp, to the Shore Bancshares board of directors after the proposed merger (see "Certain Other Agreements and Information--Supplemental Agreements" on page 52);

      o the acceleration prior to the proposed merger of Thomas Evans' unvested rights to acquire shares of Midstate Bancorp common stock and the execution of an employment agreement between Shore Bancshares, Felton Bank and Mr. Evans, who will continue to serve as President and Chief Executive Officer of Felton Bank after the proposed merger (see "Certain Other Agreements and Information--Supplemental Agreements" on page 52); and

      o the continuation of the indemnification rights and liability insurance of directors and officers of Midstate Bancorp and Felton Bank (see "Description of the Merger Agreement--Indemnification and Related Matters" on page 52).

Resale of Shore Bancshares Common Stock

      The shares of Shore Bancshares common stock issued pursuant to the merger agreement will be freely transferable under the Securities Act of 1933, except for shares issued to any stockholder who may be deemed to be an "affiliate" of Midstate Bancorp for purposes of Rule 145 under the Securities Act as of the date of the Midstate Bancorp special meeting. Affiliates may not sell their shares of Shore Bancshares common stock acquired in connection with the proposed merger except pursuant to an effective registration statement under the Securities Act covering the resale of such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Rule 145 imposes restrictions on the manner in which an affiliate may resell and the quantity of any resale of any of the shares of Shore Bancshares common stock received by the affiliate in the proposed merger. Persons who may be deemed to be affiliates of Midstate Bancorp generally include individuals or entities that control, are controlled by or are under common control with Midstate Bancorp and may include executive officers and directors of Midstate Bancorp as well as principal stockholders of Midstate Bancorp.

      Midstate Bancorp has agreed in the merger agreement to use its best efforts to cause each director, executive officer and other person who is an affiliate of Midstate Bancorp to enter into an agreement with Shore Bancshares providing that such person will not sell, pledge, transfer or otherwise dispose of shares of Shore Bancshares common stock to be received by such person in the proposed merger except in compliance with Rule 145 or in a transaction exempt under the Securities Act (see "Certain Other Agreements and Information--Affiliate Undertakings" on page 52). This prospectus does not cover resales of Shore Bancshares common stock following consummation of the proposed merger, and no person may make use of this prospectus in connection with any such resale.

                       DESCRIPTION OF THE MERGER AGREEMENT

      The following is a summary of certain provisions of the merger agreement. This summary is not complete and is subject to the full text of and qualified in its entirety by reference to the merger agreement, which is incorporated by reference in its entirety and attached to this proxy statement/prospectus as Appendix A. Midstate Bancorp stockholders are urged to read the merger agreement in its entirety for a more complete description of the proposed merger.

Time of Completion

      The completion of the proposed merger will take place on the first day that is both the last business day of a month and at least two business days after the satisfaction or waiver, where permissible, of all conditions to completion of the proposed merger specified in the merger agreement. This date is sometimes referred to in this proxy statement/prospectus as the "effective date". Shore Bancshares and Midstate Bancorp can also mutually agree on a different effective date.

      On or before the effective date of the proposed merger, we will file articles of merger with the Maryland State Department of Assessments and Taxation and a certificate of merger with the Delaware Secretary of State, and these documents will state the effective date of the proposed merger. Either Shore Bancshares or Midstate Bancorp can terminate the merger agreement if, among other reasons, the proposed merger does not occur on or before July 31, 2004 and the terminating party has not breached or failed to perform any of its obligations under the merger agreement. See "The Merger Agreement--Termination" on page 50.

Consideration to be Received in the Merger

      At the effective time of the proposed merger, each outstanding share of Midstate Bancorp common stock will be converted into the right to receive (i) $31.00 in cash plus (ii) between 0.8513 and 0.9015 shares of Shore Bancshares common stock, depending on the price of Shore Bancshares common stock prior to the proposed merger. The number of shares of Shore Bancshares common stock into which each share of Midstate Bancorp common stock will be converted (this number is sometimes referred to in this document as the "conversion ratio") will be calculated as follows:

   Average Shore Bancshares          Shares of Shore Bancshares Common Stock Received
      Common Stock Price                       (per Midstate Bancorp share)
   ----------------------------------------------------------------------------------
        $30.95 or less                                  0.9015
       $30.96 to $31.94               $27.90 divided by Shore Bancshares Stock Price
       $31.95 to $39.05                                 0.8732
       $39.06 to $40.04               $34.10 divided by Shore Bancshares Stock Price
       $40.05 or greater                                0.8513

      The price of Shore Bancshares common stock for this purpose will be the average of the daily closing bid and closing ask quotations of Shore Bancshares common stock as reported on The Nasdaq SmallCap Market for each of the 20 consecutive trading days ending five days before the proposed merger. Shore Bancshares common stock is listed under the symbol "SHBI" on the Nasdaq SmallCap Market. We have agreed that, during the 20 consecutive trading day period that will be used to price the shares of Shore Bancshares common stock for purposes of the proposed merger, transactions in shares of Shore Bancshares common stock on the Nasdaq Stock Market by us, our subsidiaries, and our executive officers and directors are prohibited.

      In lieu of issuing fractional shares of Shore Bancshares common stock, Shore Bancshares will pay an amount in cash equal to the product of (a) the fraction of a share of Shore Bancshares common stock to which a Midstate Bancorp stockholder (after taking into account all shares of Midstate Bancorp common stock held immediately before the effective time of the proposed merger by the stockholder) would otherwise be entitled and (b) the Shore Bancshares common stock price determined as described above.

      The table below lists examples of the number of shares of Shore Bancshares common stock to which Midstate Bancorp stockholders would be entitled to receive at the effective time based on a sampling of assumed average closing bid and ask quotations on The Nasdaq SmallCap Market for each of the 20 consecutive trading days ending five days before the proposed merger.

                                                            Shares of
        Average Shore Bancshares                  Shore Bancshares Common Stock
         Common Stock Price(1)           (Per Share of Midstate Bancorp Common Stock)(2)
       ---------------------------------------------------------------------------------
                 $30.00                                      0.9015
                 $31.00                                      0.9000
                 $32.00                                      0.8732
                 $33.00                                      0.8732
                 $34.00                                      0.8732
                 $35.00                                      0.8732
                 $36.00                                      0.8732
                 $37.00                                      0.8732
                 $38.00                                      0.8732
                 $39.00                                      0.8732
                 $40.00                                      0.8525
                 $41.00                                      0.8513

      ----------
      (1) The actual bid and ask quotations, and thus the average of the closing bid and ask quotations during the 20 consecutive trading day period ending five days before the proposed merger, are subject to market fluctuations.

      (2) Cash will be issued in lieu of fractional shares.

      Two occurrences may change the merger consideration to be received by Midstate Bancorp stockholders in the proposed merger.

      First, we have agreed that Midstate Bancorp can elect to terminate the merger agreement if the average of the daily closing bid and closing ask quotations of Shore Bancshares common stock as reported on The Nasdaq SmallCap Market for each of the 20 consecutive trading days ending five days before the proposed merger were to fall below $26.63 per share, unless Shore Bancshares agrees to pay additional cash or shares of Shore Bancshares common stock to Midstate Bancorp stockholders who would otherwise be eligible to receive shares of Shore Bancshares common stock in the proposed merger. If Shore Bancshares were to agree to pay this additional cash or shares of its common stock, the value of this additional cash or shares, per share of Midstate Bancorp, would be equal to the difference between (a) $24.00 and (b) the product of (i) 0.9015 and
(ii) the average price of Shore Bancshares common stock, determined as described above. The tables above do not contemplate these additional payments by Shore Bancshares. See "The Merger Agreement--Termination" on page 50.

      Second, if on the fifth day preceding the effective date of the proposed merger it is determined that the value of all shares of Shore Bancshares common stock to be issued in the proposed merger, calculated as described above, would constitute less than 40% of the aggregate value of the merger consideration to be received by all Midstate Bancorp stockholders, then, to satisfy the requirements of Section 368(a)(1)(A) of the Internal Revenue Code, Shore Bancshares will increase the number of shares to be issued, and proportionately decrease the amount of cash to be paid, to Midstate Bancorp stockholders so that the value of the shares to be issued will equal at least 40% of the total merger consideration.

Exchange of Certificates

      On and after the effective time of the proposed merger, certificates representing shares of Midstate Bancorp common stock will represent the right to receive cash and whole shares of Shore Bancshares common stock, as described above in "Consideration to be Received in the Merger". Shore Bancshares will deposit with an independent exchange agent the cash and certificates representing whole shares of Shore Bancshares common stock to be issued to Midstate Bancorp stockholders in exchange for shares of Midstate Bancorp common stock.

      Within five business days after the effective time of the proposed merger, the exchange agent will mail to Midstate Bancorp stockholders a letter of transmittal, together with instructions for the exchange of their Midstate Bancorp stock certificates for the merger consideration. Upon surrendering his or her certificate(s) representing shares of Midstate Bancorp common stock, together with the signed letter of transmittal, the Midstate Bancorp stockholder will be entitled to receive, as applicable, (i) certificate(s) representing a number of whole shares of Shore Bancshares common stock (if any) determined in accordance with the conversion ratio described above, (ii) a check representing the amount of cash into which such shares of Midstate Bancorp shall have been converted, and (iii) a check representing the amount of cash in lieu of fractional shares of Shore Bancshares common stock.

      Until you surrender your Midstate Bancorp stock certificates for exchange after completion of the proposed merger, you will not be paid dividends or other distributions declared after the proposed merger with respect to any Shore Bancshares common stock into which your shares have been converted. No interest will be paid or accrued to Midstate Bancorp stockholders on any cash to be received in the proposed merger or on unpaid dividends or distributions, if any. After the completion of the proposed merger, there will be no further transfers of Midstate Bancorp common stock. Midstate Bancorp stock certificates presented for transfer after the completion of the proposed merger will be canceled and exchanged for the merger consideration.

      If your stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. You may also be required to post a bond as indemnity against any claim that may be made against Shore Bancshares with respect to the lost certificates. Upon request, the exchange agent will send you instructions on how to provide evidence of ownership.

      If any certificate representing shares of Midstate Bancorp common stock is to be issued in a name other than that in which the certificate for shares surrendered in exchange is registered, or cash is to be paid to a person other than the registered holder, it will be a condition of issuance or payment that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting the exchange either:

      o pay to the exchange agent in advance any transfer or other taxes required by reason of the issuance of a certificate or payment to a person other than the registered holder of the certificate surrendered; or

      o establish to the satisfaction of the exchange agent that the tax has been paid or is not payable.

      Any portion of the merger consideration made available to the exchange agent that remains unclaimed by Midstate Bancorp stockholders for six months after the effective time of the proposed merger will be returned to Shore Bancshares. Any Midstate Bancorp stockholder who has not exchanged shares of Midstate Bancorp common stock for the merger consideration in accordance with the merger agreement before that time can look only to Shore Bancshares for payment of the merger consideration for these shares and any unpaid dividends or distributions after that time. Nonetheless, neither Shore Bancshares, Midstate Bancorp, the exchange agent, nor any other person will be liable to any Midstate Bancorp stockholder for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

      You should not forward your stock certificates until you have received transmittal forms and instructions. You should not return your stock certificates with the enclosed proxy.

Representations and Warranties

      We have made representations and warranties in the merger agreement. These include, among other things, representations relating to:

      o     valid corporation organization and existence;

      o     capitalization;

      o corporate power to enter into the proposed merger and merger agreement;

      o absence of any breach of organizational documents, law or other agreements as a result of the merger agreement or proposed merger;

      o consents and approvals from third parties required in connection with the proposed merger;

      o     timely filing of reports required by regulatory agencies;

      o     financial statements;

      o     broker's fees;

      o     absence of material adverse changes or events;

      o absence of legal challenges to the proposed merger or the merger agreement;

      o     compliance with SEC filing requirements;

      o     accuracy of information provided to the other party;

      o     agreements with regulatory agencies;

      o     ownership of Midstate Bancorp common stock; and

      o     inapplicability of state takeover laws.

      Midstate Bancorp has made additional representations and warranties to Shore Bancshares in the merger agreement relating to, among other things:

      o     timely filing of income tax returns;

      o     employment matters;

      o     compliance with applicable laws;

      o     absence of certain contracts;

      o     value of investment securities;

      o     ownership of intellectual property;

      o     administration of fiduciary accounts;

      o     environmental matters;

      o     absence of derivative transactions; and

      o     composition of the loan portfolio.

Conduct of Business Pending the Merger and Certain Covenants

      Under the merger agreement, we have agreed to certain restrictions on our activities until the proposed merger is completed or terminated. In general, we are required to conduct our businesses in the usual and ordinary course, consistent with prudent banking practices.

      The following is a summary of the more significant prohibitions imposed upon Midstate Bancorp, subject to the exceptions set forth in the merger agreement:

      o solely in the case of Midstate Bancorp, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

      o effect any change in the capitalization or the number of issued and outstanding shares of capital stock or of any other securities convertible into shares of capital stock of Midstate Bancorp or Felton Bank;

      o     amend the organizational documents of Midstate Bancorp or Felton
            Bank;

      o generally, make any capital expenditures in excess of $50,000 in the aggregate;

      o     enter into any new line of business;

      o acquire or agree to acquire any material business, business organization, or division or assets of a business or business organization;

      o take any action that would cause a breach of the merger agreement, cause a representation made in the merger agreement to become untrue, or cause the failure of a condition to the proposed merger;

      o     change its method of accounting;

      o adopt, amend, renew or terminate any employee benefit plan or any agreement, arrangement, plan or policy with any director or employee, or make anything other than normal increases in the compensation or fringe benefits of any director or employee or pay any benefit not required by any existing employee benefit plan or agreement;

      o take any action that would disqualify the proposed merger as a tax-free reorganization under the Internal Revenue Code of 1986;

      o other than in the ordinary course of business, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

      o other than in the ordinary course of business, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

      o file any application to relocate or terminate the operations of any banking office;

      o other than in the ordinary course of business, make any equity investment or commitment to make an investment in real estate or in any real estate development project;

      o create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which Midstate Bancorp or Felton Bank is a party or by which Midstate Bancorp or Felton Bank or their respective properties is bound, except that Felton Bank may renew or extend the real property lease covering its Milford branch permises;

      o other than in prior consultation with Shore Bancshares, restructure or materially change its investment securities portfolio, its gap position, or the manner in which the portfolio is classified or reported;

      o other than in prior consultation with Shore Bancshares, make or purchase, or commit to make or purchase, any loan or loans, or extend any line of credit, to any borrower and its affiliates in a principal amount greater than $500,000.

      The following is a summary of the more significant prohibitions imposed upon Shore Bancshares, subject to the exceptions set forth in the merger agreement:

      o declare or pay any extraordinary or special dividends or distributions with respect to its capital stock;

      o take any action that would cause a breach of the merger agreement, cause a representation made in the merger agreement to become untrue, or cause the failure of a condition to the proposed merger;

      o     change its methods of accounting; and

      o take any action that would disqualify the proposed merger as a tax-free reorganization under the Internal Revenue Code of 1986.

      Shore Bancshares has agreed to file a registration statement containing this proxy statement/prospectus with the SEC and all applications and notices necessary to obtain regulatory approvals for the transactions contemplated by the merger agreement. Midstate Bancorp has agreed to cooperate with Shore Bancshares in connection with filing the registration statement and with obtaining the regulatory approvals. Both parties agree:

      o to use all reasonable efforts and to cooperate in the preparation and filing of the registration statement containing this proxy statement/prospectus and of all applications, notices and documents required to obtain regulatory approval and/or consents from governmental authorities for the proposed merger and the merger agreement;

      o that all information provided to the other party for inclusion in the registration statement containing this proxy statement/prospectus and in the applications and notices will be complete and not misleading;

      o to provide the other party with reasonable access to information under the condition that the information be kept confidential; and

      o to coordinate publicity of the transactions contemplated by the merger agreement with the media and Midstate Bancorp stockholders.

Exclusive Dealing

      Midstate Bancorp has agreed that it will not encourage or facilitate any third-party proposals to acquire Midstate Bancorp or Felton Bank and will not participate in negotiations regarding such a proposal. However, Midstate Bancorp may provide information and negotiate with a third party if Midstate Bancorp's board of directors determines that failure to do so would be inconsistent with its fiduciary duties. Midstate Bancorp is required under the merger agreement to provide Shore Bancshares with notice of any proposal that it receives to acquire Midstate Bancorp or Felton Bank.

Conditions to Completion of the Merger

      The merger agreement provides that our obligations to effect the proposed merger are subject to the fulfillment of the following conditions:

      o     approval of the proposed merger by Midstate Bancorp stockholders;

      o authorization of the shares of Shore Bancshares common stock to be issued in the proposed merger for quotation on the Nasdaq SmallCap Market;

      o     receipt of all necessary regulatory approvals;

      o the registration statement containing this proxy statement/prospectus has been declared effective by the SEC and continues to be effective as of the effective time;

      o absence of any laws, rules, injunctions or other governmental restraints preventing the proposed merger, including any pending governmental actions to prevent the proposed merger;

      o     receipt of necessary consents, releases and opinions.

      In addition, Shore Bancshares' obligations are further subject to the fulfillment of the following conditions:

      o the accuracy of representations and warranties of Midstate Bancorp in all material respects as of the date the proposed merger is completed;

      o performance by Midstate Bancorp in all material respects of its agreements under the merger agreement; and

      o termination of all restrictive agreements between Midstate Bancorp and/or Felton Bank and their banking regulators.

      Midstate Bancorp's obligations are additionally subject to fulfillment of the following conditions:

      o the accuracy of representations and warranties of Shore Bancshares in all material respects as of the date the proposed merger is completed; and

      o performance by Shore Bancshares in all material respects of its agreements under the merger agreement.

Termination

      We can mutually agree at any time to terminate the merger agreement without completing the proposed merger. Either of us can also terminate the merger agreement if:

      o     any required approval, consent or waiver is finally denied;

      o the other party materially breaches any of its representations, warranties or agreements under the merger agreement and this breach either cannot be cured before the date the proposed merger is to be completed or is not cured within 30 days after receiving written notice of the breach;

      o the proposed merger is not completed by July 31, 2004, unless the failure to complete the proposed merger is due to the failure of the party seeking to terminate the merger agreement to satisfy its obligations under the merger agreement; or

      o Midstate Bancorp fails to obtain stockholder approval, provided that, in the case of a termination by Midstate Bancorp, Midstate Bancorp is not in material breach of any of its obligations under the merger agreement.

      Additionally, Midstate Bancorp can terminate the merger agreement if the average of the daily closing bid and closing ask quotations of Shore Bancshares common stock as reported on The Nasdaq SmallCap Market for each of the 20 consecutive trading days ending five days before the proposed merger were to fall below $26.63 per share and Shore Bancshares does not agree to pay additional cash or shares of Shore Bancshares common stock to Midstate Bancorp stockholders who would otherwise be eligible to receive shares of Shore Bancshares common stock in the proposed merger. If Shore Bancshares were to agree to pay this additional cash or shares of its common stock, the value of this additional cash or shares, per share of Midstate Bancorp, would be equal to the difference between (a) $24.00 and (b) the product of (i) 0.9015 and (ii) the average price of Shore Bancshares common stock, determined as described above.

      Shore Bancshares can terminate the merger agreement if Midstate Bancorp's independent auditor is unable to issue an unqualified opinion of its audit of the consolidated financial statements of Midstate Bancorp for calendar year 2003.

      At any time before the completion of the proposed merger, we can amend the merger agreement in any way. After the merger agreement is approved by stockholders of Midstate Bancorp and subject to applicable law, we can also amend the merger agreement in any way unless the amendment would reduce the amount or change the form of merger consideration, in which case Midstate Bancorp stockholders must approve the amendment.

Employee Benefit Matters

      The merger agreement requires Shore Bancshares to continue the employment of all persons who are employees of Midstate Bancorp or Felton Bank immediately prior to the effective time of the proposed merger. Generally, Midstate Bancorp's existing employee benefit plans and arrangements will be assumed and continued by Shore Bancshares after the proposed merger, although Shore Bancshares has the right to amend, freeze or terminate these plans and arrangements or merge them together.

Expenses

      The expenses incurred by each of us in connection with the merger agreement and the transactions contemplated by the merger agreement, including the proposed merger, will be paid by the party incurring such expenses. We will share equally the costs of printing and mailing this proxy statement/prospectus.

Indemnification and Related Matters

      We have agreed that we will use our best efforts to cooperate and defend any threatened or actual claim, action, suit, proceeding or investigation of any kind arising prior to the effective time of the proposed merger. After the effective time of the proposed merger, Shore Bancshares has agreed to indemnify and hold harmless, to the extent permitted by applicable law, any current or former director, officer or employee of Midstate Bancorp and of Felton Bank against losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement in connection with any threatened or actual claims, actions, suits, proceedings, or investigations based on (in whole or in part), arising out of (in whole or in part), or pertaining to (a) the fact that such person was a director, officer, or employee of Midstate Bancorp or of Felton Bank or (b) the merger agreement or the transactions contemplated by the merger agreement. Shore Bancshares will not have such an obligation if a settlement is effected without its prior written consent or if a court of competent jurisdiction ultimately determines that indemnification is prohibited by law.

      Subject to limits set forth in the merger agreement, Midstate Bancorp has agreed to purchase, and Shore Bancshares has agreed to maintain for a period of three years after the effective time, directors and officers liability insurance similar to Midstate Bancorp's existing policy, to cover wrongful acts and/or omissions committed or allegedly committed prior to the effective time of the proposed merger.

                    CERTAIN OTHER AGREEMENTS AND INFORMATION

Affiliate Undertakings

      In connection with the execution and delivery of the merger agreement, the directors, executive officers, and any other person deemed to be an "affiliate" (as defined under federal securities laws) of Midstate Bancorp executed a memorandum, undertaking and agreement under which they have undertaken to comply with certain provisions of the federal securities laws that restrict the sale of shares of Shore Bancshares common stock by these persons after the proposed merger. See "The Merger--Resale of Shore Bancshares' Common Stock" on page 41.

Supplemental Agreements

      We have agreed supplementally that the Chairman of Midstate Bancorp's board of directors, W. Edwin Kee, Jr., will be appointed to serve as a Class III Director on the board of directors of Shore Bancshares after the proposed merger. Mr. Kee, who is 52 years of age, has served on the Midstate Bancorp board of directors since 1996 and on the

Felton Bank board of directors since 1992. Mr. Kee also serves as a professor at the University of Delaware, College of Agriculture, and as President of Kee's Creek Farm. In accordance with Shore Bancshares' Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, Mr. Kee's term will expire at the 2006 Annual Meeting of Stockholders or when his successor is duly elected and qualifies.

      As an outside director of Shore Bancshares, Mr. Kee will be entitled to receive directors' fees and to participate in the Shore Bancshares, Inc. 1998 Stock Option Plan to the same extent as other outside directors. Information regarding these fees and benefits is incorporated in this proxy statement/prospectus by reference to Part III, Item 11 of Shore Bancshares' Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2002 (see "Incorporation of Certain Information by Reference" on page 73). After the proposed merger, Mr. Kee will also continue to serve on the board of directors of Felton Bank as an outside director. Outside directors of Felton Bank currently do not receive any compensation for serving in that capacity. Directors of Felton Bank will receive fees for their service on the board after the proposed merger, but these fees have not been determined as of the date of this proxy statement/prospectus.

      We have also agreed supplementally that Thomas Evans, the current President and Chief Executive Officer of Felton Bank, will enter into a four-year employment agreement with Shore Bancshares after the proposed merger to serve as Felton Bank's President and Chief Executive Officer, with an annual salary of $105,000 and other customary terms, including entitlement to discretionary bonuses, fringe benefits, and participation in those Shore Bancshares' pension, profit sharing, retirement, equity and incentive compensation plans and vacation generally available to other officers of its bank affiliates. This employment agreement will additionally provide that, in the event Mr. Evans is terminated without cause within 12 months of a change in control (as defined in the employment agreement), he will be entitled to receive one year's salary.

      Under his current employment agreement with Midstate Bancorp, Mr. Evans is entitled to receive 600 shares of Midstate Bancorp common stock on February 8, 2005. Midstate Bancorp has agreed to accelerate this right and issue these shares prior to the effective time of the proposed merger. Mr. Evans' current employment agreement will be terminated as of the effective date of the proposed merger.

Beneficial Ownership of Common Stock

      The following table sets forth information as of the record date relating to the beneficial ownership of the common stock of Midstate Bancorp by (i) each of Midstate Bancorp's directors and named executive officers (as defined in Item 402(a)(2) of the SEC's Regulation S-B); and (ii) all directors and executive officers of Midstate Bancorp as a group, and includes all shares of Midstate Bancorp common stock that may be acquired within 60 days of the record date. Midstate Bancorp knows of no person or group of persons who beneficially owns more than 5% of the outstanding shares of Midstate Bancorp common stock. The amount disclosed below includes shares held in the individual's name and shares held as joint tenants, tenants in common, tenants by the entirety, or as community property. The address of each of the persons named below is the address of Midstate Bancorp except as otherwise indicated.

                                                                    Percent
                                             Number of Shares      of Class
                                               Beneficially      Beneficially
            Name                                  Owned            Owned(2)
            -----------------------------------------------------------------
            David G. Danielson                      1,800            1.83%
            Thomas Evans                            2,000(1)         2.03%
            W. Edwin Kee, Jr                        1,512            1.53%
            Harvey R. Kenton, Jr                      410                (3)
            Thomas E. Melvin                           20                (3)
            David W. Moore                             20                (3)
            James W. Torbert                        1,178            1.20%

            All Directors                           4,940            5.01%

            All Directors/Executive
            Officers as a Group (7 Persons)         6,940            7.04%

            Total                                   6,940            7.04%

            ----------
            (1) Amount includes 1,200 shares to be granted under Mr. Evans' current employment agreement with Midstate Bancorp and Felton Bank prior to the effective time of the merger as follows: (i) 600 shares on February 8, 2004; and (ii) 600 shares on February 8, 2005, which entitlement is being accelerated by Midstate Bancorp.

            (2) Includes all shares that may be acquired within 60 days of the record date.

            (3) Amount represents less than 1%.

      As of the record date, the persons named above do not beneficially own any shares of Shore Bancshares common stock. Information with respect to the beneficial ownership of shares of Shore Bancshares common stock by directors and executive officers of Shore Bancshares and by persons owning more than 5% of the outstanding common stock is incorporated in this proxy statement/prospectus by reference to Part III, Item 12 of Shore Bancshares' Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2002 (see "Incorporation of Certain Information by Reference" on page 73).

                  DESCRIPTION OF SHORE BANCSHARES CAPITAL STOCK

General

      Shore Bancshares' authorized capital stock consists of 35,000,000 shares of common stock, par value $.01 per share, and the board of directors can increase or decrease the number of authorized shares without approval of the stockholders. The board of directors can classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares of stock. The following description does not contain all the information that might be important to you; therefore, you should read the more detailed provisions of the Shore Bancshares Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which is incorporated by reference as exhibits to the registration statement on Form S-4 of which this proxy statement/prospectus is a part. The following summary does not give effect to provisions of applicable statutory or common law.

Common Stock

      As of January 13, 2004, there were 5,400,793 shares of Shore Bancshares common stock outstanding owned by approximately 1,444 stockholders of record. A holder of common stock has one vote for each share held by him on all matters submitted to a vote of stockholders and the exclusive voting power for all purposes is vested in the holders of the common stock. Holders of common stock do not have the right of cumulative voting in connection with the election of directors. The common stock has no conversion rights and is not subject to redemption. A stockholder of Shore Bancshares has no preemptive rights to subscribe for additional shares of stock or other securities of Shore Bancshares except as may be granted by the board of directors.

      The holders of common stock of Shore Bancshares are entitled to receive, pro rata, dividends when, as and if declared by the board of directors from funds legally available for that purpose. The ability of Shore Bancshares to pay dividends to its stockholders will be limited primarily by the ability of Talbot Bank, Centreville National Bank, and, if the proposed merger is consummated, Felton Bank to pay dividends to Shore Bancshares. In the event of any liquidation, dissolution or winding up of Shore Bancshares, the holders of common stock will be entitled to share ratably in the net assets remaining after the payment of provision for payment of debts and other liabilities of Shore Bancshares and the amount to which holders of any other class of security having a preference on distributions upon liquidation or dissolution would be entitled.

      All of the outstanding shares of common stock are, and the shares of common stock offered by this proxy statement/prospectus will be, validly issued, fully paid and nonassessable.

      The Transfer Agent for the common stock is the Centreville National Bank.

Preferred Stock

      Under the Shore Bancshares charter, Shore Bancshares is authorized without further stockholder action, from time to time, to classify any unissued shares of capital stock as preferred stock and to issue shares of preferred stock of Shore Bancshares, in one or more series, with the designations, preferences, powers and relative participating, optional or other special rights, and the qualifications, limitations or restrictions, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption, the redemption price or prices, and the liquidation preferences as shall be stated in the resolution providing for the issued of a series of the stock adopted, at any time or from time to time, by the Shore Bancshares board.

                        COMPARISON OF STOCKHOLDER RIGHTS

      Shore Bancshares is incorporated in Maryland and governed by the Maryland General Corporation Law, or the "MGCL", and Midstate Bancorp is incorporated in Delaware and governed by the Delaware General Corporation Law, or the "DGCL".

      Midstate Bancorp stockholders who do not seek an appraisal of their shares of Midstate Bancorp common stock will be stockholders of Shore Bancshares after the proposed merger. The following discussion compares the rights of holders of Shore Bancshares common stock and Midstate Bancorp common stock and summarizes the material differences between the current rights of Midstate Bancorp stockholders and the rights those stockholders will have as stockholders of Shore Bancshares following the completion of the proposed merger.

      The following table is a summary of the provisions affecting, and differences between, the rights of holders of Midstate Bancorp common stock and those of holders of Shore Bancshares common stock. The table does not purport to be a complete statement of all provisions affecting, or the differences between, the rights of holders of Midstate Bancorp common stock and those of holders of Shore Bancshares common stock. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the DGCL and the MGCL, by the Certificate of Incorporation of Midstate Bancorp, as amended, and the Amended and Restated Articles of Incorporation of Shore Bancshares (these documents are referred to in the table as a "charter"), and the Bylaws of each entity, to which stockholders are referred.

          Provision                            Midstate Bancorp                         Shore Bancshares
---------------------------------------------------------------------------------------------------------------------
Authorized Capital Stock              Midstate Bancorp's charter                Shore Bancshares' charter authorizes
                                      authorizes issuance of up 250,000         issuance of up 35,000,000 shares of
                                      shares of Midstate Bancorp common         Shore Bancshares stock of all
                                      stock, $1.00 par value per share,         classes, $0.01 par value per share,
                                      and 50,000 shares of preferred            all of which were initially
                                      stock, $1.00 par value per share.         classified as common stock.  As of
                                      As of January 13, 2004, there were        January 13, 2004, there were
                                      97,360 shares of Midstate Bancorp         5,400,793 shares of Shore Bancshares
                                      common stock outstanding, with no         common stock were outstanding, with
                                      shares of preferred stock                 no shares of preferred stock
                                      outstanding.  The authorized amount       outstanding.  As permitted by
                                      of shares of common stock and of          Maryland law, the board of directors
                                      preferred stock may, without a class      of Shore Bancshares has the power
                                      or series vote, be increased by the       under its charter to amend the
                                      affirmative vote of the holders of a      charter, without stockholder
                                      majority of the stock of Midstate         approval, to increase or decrease
                                      Bancorp entitled to vote thereon.         the aggregate number of authorized
                                                                                shares of stock or the number of
                                                                                authorized shares of stock of any
                                                                                class.

Voting Rights                         Midstate Bancorp's bylaws provide         Shore Bancshares' charter permits
                                      that each stockholder entitled to vote    the board of directors to set voting
                                      at a meeting may vote in person or        rights and terms of voting rights for

                                      by proxy and shall have one vote for      each class or series of capital
                                      every share of stock entitled to vote.    stock. Each outstanding share of
                                      The charter provides that shares of       common stock is entitled to one vote
                                      preferred stock will have such voting     on all actions to be taken by the
                                      rights as may be determined by the        holders of common stock. The bylaws
                                      board of directors at the time such       provide that votes may be either in
                                      shares of preferred stock are             person or by proxy appointed by an
                                      classified and authorized for issuance.   instrument in writing. Holders of
                                      The DGCL states that holders of a class   Shore Bancshares common stock do not
                                      of stock are entitled to vote as a        have cumulative voting rights.
                                      class on any amendment to the charter
                                      if the amendment would change the
                                      aggregate number of shares or par value
                                      or adversely affect the powers or
                                      special rights of the class, whether or
                                      not the charter so provides. The
                                      charter and bylaws do not provide for
                                      cumulative voting rights.

Dividends                             Subject to applicable law and             Subject to applicable law and
                                      preferences of any class of stock, the    preferences of any class of stock,
                                      board may declare and pay dividends.      the board may declare and pay
                                      DGCL Section 170(1) provides that         dividends. MGCL Section 2-309 allows
                                      dividends may be declared from Midstate   for the payment of dividends. Under
                                      Bancorp's surplus, or if there is no      MGCL Section 2-311, however,
                                      surplus, from its net profits for the     dividends may not be paid if, after
                                      fiscal year in which the dividend is      giving effect to such dividends: (1)
                                      declared and the preceding fiscal year.   Shore Bancshares would not be able
                                      Dividends may not be declared, however,   to pay its indebtedness as the
                                      if Midstate Bancorp's capital has been    indebtedness becomes due in the
                                      diminished to an amount less than the     usual course of business; or (2)
                                      aggregate of all capital represented by   Shore Bancshares' total assets would
                                      the issued and outstanding stock of all   be less than the sum of its total
                                      classes having a preference upon the      liabilities plus, unless the charter
                                      distribution of assets.                   permits otherwise, the amount that
                                                                                would be needed, if Shore Bancshares
                                                                                were to be dissolved at the time of
                                                                                the distribution, to satisfy the
                                                                                preferential rights upon dissolution
                                                                                of stockholders whose preferential
                                                                                rights on dissolution are superior
                                                                                to those receiving the distribution.

Liquidation                              The charter provides that in the       The charter provides that, in the
                                         event of the liquidation,              event of liquidation, dissolution or
                                         distribution or sale of assets,        winding up of the affairs of Shore
                                         dissolution or winding up of the       Bancshares, subject to payment of
                                         affairs of Midstate Bancorp, subject   debts and other liabilities of Shore
                                         to any preferential rights of          Bancshares, and subject to any
                                         holders of preferred stock, holders    classified or reclassified stock
                                         of outstanding shares of common        having a preference on distribution,
                                         stock are entitled to share ratably    holders of common stock are entitled
                                         in all remaining assets of Midstate    to share ratably in the remaining
                                         Bancorp.                               net

                                                                                assets of Shore Bancshares.

Classification of Stock               The charter provides that the board of    The charter provides that the board
                                      directors has the power to classify or    of directors has the power to
                                      reclassify any of the unissued shares     classify and reclassify any of the
                                      of a particular series of preferred       unissued shares of capital stock into
                                      stock.                                    a class or series, or classes or
                                                                                series, of preferred stock or other
                                                                                type of stock.

Number of Directors                   The charter provides that there shall     The charter provides that there shall
                                      be not less than five nor more than 25    be not less than three nor more than
                                      directors. The number of directors is     25 directors. Two-thirds of the
                                      determined by a resolution passed by a    entire board of directors may alter
                                      majority of the whole board. The          the number of directors set by the
                                      charter also provides that directors      charter. The charter also provides
                                      are divided into three classes, with      that directors are divided into three
                                      directors of each class generally         classes, with directors of each class
                                      serving staggered three-year terms.       generally serving staggered
                                                                                three-year terms.

Election of Directors                 The charter provides that, at each        The charter provides that, at each
                                      annual stockholders' meeting, directors   annual stockholders' meeting,
                                      of one class of directors are elected     directors of one class of directors
                                      to serve for a three-year term.           are elected to serve for a three-year
                                      Midstate Bancorp's bylaws provide that    term. Shore Bancshares' bylaws
                                      a plurality of votes cast at a meeting    provide that a plurality of votes
                                      of stockholders at which a quorum is      cast at a meeting of stockholders at
                                      present, is sufficient to elect a         which a quorum is present is
                                      director, provided, however, that no      sufficient to elect a director. The
                                      person shall be elected having received   charter provides that shares of
                                      less than ten percent of the votes        common stock shall not have
                                      cast, exclusive of abstentions. The       cumulative voting rights.
                                      charter does not provide for cumulative
                                      voting.

Removal of Directors                  As permitted by Delaware law, the         The bylaws provide that any or all of
                                      charter provides that any or all of the   the directors may be removed only in
                                      directors may be removed at any time      accordance with Maryland law. Because
                                      without cause and only by the             the board is divided into three
                                      affirmative vote of the holders of at     classes, MGCL Section 2-406 provides
                                      least two-thirds of Midstate Bancorp's    that a director may be removed only
                                      then outstanding shares of capital        for cause by the affirmative vote of
                                      stock entitled to vote generally in the   a majority of all the votes entitled
                                      election of directors, cast at a          to be cast generally for the election
                                      meeting of stockholders called for that   of directors. Additionally, a
                                      purpose.                                  director elected by a class or series
                                                                                separately may also be removed only
                                                                                for cause by the affirmative vote of
                                                                                a majority of all the votes of that
                                                                                class or series.

Vacancies on the Board of Directors   The charter and the bylaws provide that   The charter provides that a vacancy
                                      a vacancy on the board may be filled by   on the board may be filled by the
                                      the affirmative vote of a                 affirmative vote of a majority of the

                                      majority of the remaining directors,      remaining directors, even if a quorum
                                      even if a quorum of the board is not      of the board is not present. Until
                                      present. The appointed director will      September 30, 2005, however, where a
                                      serve until the next annual               director that is also a director of a
                                      stockholders meeting to elect             bank subsidiary of Shore Bancshares
                                      directors, at which time a successor      resigns or is removed, a director of
                                      shall be elected for the unexpired        the same bank subsidiary must fill
                                      term.                                     the vacancy. In either case, the
                                                                                appointed director shall hold office
                                                                                for the remainder of the full term of
                                                                                the class of directors in which the
                                                                                vacancy occurred and until a
                                                                                successor is elected and qualified.

Notice of Stockholder Nominations of  Neither the DGCL nor the charter and      The bylaws allow stockholders to
Directors and Stockholder Proposals   bylaws specifically authorize the         submit director nominations and
                                      submission of stockholder proposals.      stockholder proposals.

                                      The charter provides for the nomination   For nominations or business to be
                                      of directors by the board of directors    properly brought before an annual
                                      or by stockholders entitled to vote at    meeting by a stockholder, the
                                      the meeting who comply with applicable    stockholder must have given timely
                                      notice provisions. Nominations must be    notice in writing to the secretary of
                                      made pursuant to timely notice in         Shore Bancshares.
                                      writing to the secretary of Midstate
                                      Bancorp. To be timely, a notice must be   To be timely, notice of intention to
                                      delivered or mailed not less than 14      make a nomination must be delivered
                                      days nor more than 50 days prior to any   or mailed to the secretary at Shore
                                      meeting of stockholders called for the    Bancshares' principal executive
                                      election of directors. In the event       offices not less than 120 days nor
                                      that less than 21 days' notice of the     more than 180 days prior to any
                                      meeting is given, such notice shall be    meeting of stockholders called for
                                      delivered or mailed to the secretary      the election of directors. In the
                                      not later than the close of business on   event that the date of the annual
                                      the seventh day following the day on      meeting is advanced by more than 30
                                      which notice of the meeting was mailed.   days or delayed by more than 60 days
                                      Notice to the secretary shall set         from the anniversary date of the
                                      forth, as to each nominee: (1) the        preceding year's annual meeting,
                                      name, age, business address and, if       notice by the stockholder must be
                                      known, residence address; (2) the         delivered not earlier than the 180th
                                      principal occupation or employment; and   day prior to such annual meeting and
                                      (3) the number of shares of stock of      no later than close of business on
                                      Midstate Bancorp owned beneficially. No   the later of the 120th day prior to
                                      information regarding the nominating      such annual meeting of the 10th day
                                      stockholder is required to be included    following the day on which public
                                      in the notice.                            announcement of the date of such
                                                                                annual meeting is first made. In the
                                                                                case of a special meeting called for
                                                                                the purpose of electing directors, a
                                                                                stockholder's notice must be given
                                                                                not later than the close of business
                                                                                on the 10th day following the day on
                                                                                which notice of the date of the
                                                                                special meeting was mailed or public
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                                                                                announcement of the meeting was made,
                                                                                which ever occurs first. Notice to
                                                                                the secretary shall set forth: (1)
                                                                                the name and address of each proposed
                                                                                nominee; (2) the principal occupation
                                                                                of each proposed nominee; (3) the
                                                                                number of shares of capital stock of
                                                                                Shore Bancshares owned by each
                                                                                proposed nominee; (4) the name and
                                                                                residence address of the notifying
                                                                                stockholder; (5) the number of shares
                                                                                of capital stock of Shore Bancshares
                                                                                owned by the notifying stockholder;
                                                                                (6) the consent in writing of the
                                                                                proposed nominee as to the proposed
                                                                                nominee's name being placed in
                                                                                nomination for director; (7) a
                                                                                description of all arrangements or
                                                                                understandings between the
                                                                                stockholder and nominee and any other
                                                                                person(s) (including their names)
                                                                                pursuant to which the nomination is
                                                                                made; (8) a representation that such
                                                                                stockholder intends to appear in
                                                                                person or by proxy at the meeting to
                                                                                make the nomination; and (9) any
                                                                                other information relating to the
                                                                                nominee required to be disclosed in a
                                                                                proxy statement in connection with
                                                                                solicitation of proxies for election
                                                                                of directors by Regulation 14A under
                                                                                the Securities Exchange Act of 1934,
                                                                                as amended, and Rule 14a-11
                                                                                promulgated thereunder.

                                                                                To be timely, a stockholder proposal
                                                                                must be delivered or mailed and
                                                                                received by the secretary at Shore
                                                                                Bancshares' principal executive
                                                                                offices not less than 60 days nor
                                                                                more than 90 days prior to the first
                                                                                anniversary of the preceding year's
                                                                                annual meeting, provided, however,
                                                                                that in the even that the date of the
                                                                                annual meeting is advanced by more
                                                                                than 30 days or delayed by more than
                                                                                60 days from the anniversary date of
                                                                                the preceding year's annual meeting,
                                                                                notice by the stockholder must be so
                                                                                delivered not earlier than the 90th
                                                                                day prior to such annual meeting and
                                                                                not later than the close of business
                                                                                on the later of the 60th
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                                                                                day prior to such annual meeting or
                                                                                the tenth day following the day on
                                                                                which public announcement of the date
                                                                                of such meeting is first made. Notice
                                                                                to the secretary shall set forth as
                                                                                to each proposal: (1) a brief
                                                                                description of the business desired
                                                                                to be brought before the annual
                                                                                meeting and the reasons for
                                                                                conducting such business at the
                                                                                meeting; (2) the name and address of
                                                                                such stockholder as they appear on
                                                                                Shore Bancshares' books and of the
                                                                                beneficial owner, if any, on whose
                                                                                behalf the proposal is made; (3) the
                                                                                class or series and number of shares
                                                                                of capital stock of Shore Bancshares
                                                                                owned beneficially or of record by
                                                                                such stockholder and such beneficial
                                                                                owner; (4) a description of all
                                                                                arrangements or understandings
                                                                                between the stockholder and any other
                                                                                person(s) (including their names) in
                                                                                connection with the proposal and any
                                                                                material interest of such stockholder
                                                                                in such business; and (5) a
                                                                                representation that such stockholder
                                                                                intends to appear in person or by
                                                                                proxy at the meeting to make the
                                                                                proposal.

Special Meetings                      The bylaws provide that the chairman of   The bylaws provide that a special
                                      the board of directors, the president,    meeting may be called by the
                                      the chief executive officer or the        president, the chairman of the board
                                      board of directors may call special       of directors or a majority of the
                                      meetings of the stockholders.             board, or by the secretary upon the
                                                                                written request of the holders of a
                                                                                majority of all the shares
                                                                                outstanding and entitled to vote on
                                                                                the business to be transacted at the
                                                                                meeting.

Notice of Meetings                    The bylaws provide that written notice    The bylaws provide that written
                                      of each meeting of the stockholders       notice of each meeting of the
                                      shall be given to each stockholder        stockholders shall be mailed by the
                                      entitled to vote at such meeting, at      secretary to each stockholder
                                      least 10 days but no more than 60 days    entitled to vote at the meeting at
                                      before the meeting. A written waiver,     the stockholder's address as it
                                      signed by a stockholder, whether before   appears on Shore Bancshares' books,
                                      of after the meeting, shall be deemed     at least 10 days but no more than 90
                                      equivalent to the notice required to be   days before the meeting. A
                                      given to such stockholder.                stockholder may waive notice by,
                                                                                before or after the meeting, signing
                                                                                a waiver that is filed with the
                                                                                records of stockholders' meetings or
                                                                                by attending the meeting in person or
                                                                                by
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                                                                                proxy.

Quorum                                The bylaws provide that the presence      The bylaws provide that the presence
                                      in person or by proxy of the holders      in person or by proxy of the holders
                                      of a majority of the shares entitle       of record of a majority of the
                                      to vote at the meeting shall              shares of the capital stock of Shore
                                      constitute a quorum.                      Bancshares issued and outstanding and
                                                                                entitled to vote at the meeting shall
                                                                                constitute a quorum.

Stockholder Action Without a          DGCL Section 228 provides that,           Under MGCL Section 2-505, any action
Meeting                               unless limited by a corporation's         required or permitted to be taken at
                                      certificate of incorporation, any         a meeting of the stockholders may be
                                      action required or permitted to be        taken without a meeting if all
                                      taken at a meeting of the                 stockholders entitled to vote on the
                                      stockholders may be taken without a       matter consent to the action.
                                      meeting if a consent is delivered to      Additionally, unless a corporation's
                                      the corporation by the holders of         articles of incorporation provide
                                      outstanding stock having not less         otherwise, the holders of any class
                                      than the minimum number of votes          of stock other than common stock
                                      that would be necessary to authorize      entitled to vote generally in the
                                      or take such action at a meeting at       election of directors may take
                                      which all shares entitled to vote         action or consent to any action by
                                      thereon were present and voted.           delivering a consent in writing or
                                      Midstate Bancorp's charter does not       by electronic transmission of the
                                      specifically limit the ability of         stockholders entitled to cast not
                                      stockholders to take action without       less than the minimum number of
                                      a meeting.                                votes that would be necessary to
                                                                                authorize or take the action at a
                                                                                stockholders meeting if the
                                                                                corporation gives notice of the
                                                                                action to each stockholder not later
                                                                                than 10 days after the effective time
                                                                                of the action. Shore Bancshares'
                                                                                charter specifically authorizes the
                                                                                stockholders to take action by
                                                                                unanimous consent.

Preemptive Rights                     The charter provides that no holder of    The charter provides that no holder
                                      any shares or any other securities of     of any stock or any other securities
                                      Midstate Bancorp shall have preemptive    of Shore Bancshares shall have
                                      rights to purchase or subscribe for any   preemptive rights to subscribe for or
                                      unissued stock other than as the board    purchase any stock or any other
                                      of directors in its sole discretion may   securities of Shore Bancshares other
                                      determine.                                than as the board of directors in its
                                                                                sole discretion may determine and at
                                                                                such price as the board may fix.

Standard of Conduct of Directors      Under Delaware law, the standards of      Under Maryland law, the standard of
                                      conduct for directors have developed      conduct for directors is governed by
                                      through written opinions of Delaware      statute. MGCL Section 2-405.1(a)
                                      courts. Generally, directors of           requires that a director of Shore
                                      Delaware corporations are subject to a    Bancshares perform his or her duties:
                                      duty of loyalty and a duty of care. The   (1) in good faith; (2) in a manner he
                                      duty of loyalty has                       reasonably
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                                      been said to require directors to         believes to be in the best interests
                                      refrain from self-dealing and the duty    of the corporation; and (3) with the
                                      of care requires directors in managing    care that an ordinarily prudent
                                      the corporate affairs to use that         person in a like position would use
                                      amount of care which ordinarily careful   under similar circumstances.
                                      and prudent persons would use in
                                      similar circumstances. In general,        A director's acts are presumed to
                                      gross negligence has been established     satisfy this standard of conduct and
                                      as the test for breach of the standard    acts relating to or affecting an
                                      for the duty of care in the process of    acquisition or a potential
                                      decision-making by directors of           acquisition of control of a
                                      Delaware corporations. When directors     corporation may not be subject to a
                                      act consistently with their duties of     higher duty or greater scrutiny than
                                      loyalty and care, their decisions         is applied to any other act of a
                                      generally are presumed to be valid        director.
                                      under the business judgment rule.
                                                                                A director's duty does not require
                                                                                him to: (1) accept, recommend, or
                                                                                respond on behalf of the corporation
                                                                                to any proposal by an acquiring
                                                                                person; (2) authorize Shore
                                                                                Bancshares to redeem any rights
                                                                                under, modify, or render
                                                                                inapplicable, a stockholder rights
                                                                                plan; or (3) act or fail to act
                                                                                solely because of (i) the effect the
                                                                                act or failure to act may have on an
                                                                                acquisition or potential acquisition
                                                                                of control of the corporation; or
                                                                                (ii) the amount or type of any
                                                                                consideration that may be offered or
                                                                                paid to stockholders in an
                                                                                acquisition.

Limitations on Director Liability     The charter and bylaws do not address     The charter provides for the
                                      limitations on director liability. DGCL   elimination of personal liability for
                                      Section 172 limits liability of           directors and officers to the fullest
                                      directors who rely in good faith upon     extent possible under applicable law.
                                      the records of the corporation and upon   Under applicable law, and by virtue
                                      information provided by a person who      of such charter provision, a director
                                      has been selected with reasonable care    or officer of Shore Bancshares will
                                      by or on behalf of the corporation.       have no personal liability for
                                      Section 174, exonerates from liability    monetary damages except: (1) to the
                                      any director who was absent when a        extent that the person actually
                                      decision to unlawfully pay dividends      received an improper benefit or
                                      was made, or whose dissent was entered    profit in money, property, or
                                      on the books containing the minutes of    services; or (2) to the extent that a
                                      the proceedings.                          judgment or other final adjudication
                                                                                adverse to the person is entered in a
                                                                                proceeding based on a finding that
                                                                                the person's action, or failure to
                                                                                act, was the result of active and
                                                                                deliberate dishonesty and was
                                                                                material to the cause of action
                                                                                adjudicated in the proceeding.
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Indemnification                       Midstate Bancorp's bylaws generally       The charter provides that Shore
                                      provide that it will indemnify any        Bancshares will indemnify its
                                      person who was or is a party or is        officers and directors to the fullest
                                      threatened to be made a party to any      extent permitted by applicable law
                                      threatened, pending or completed action   and will indemnify its employees and
                                      or suit or proceeding, whether civil,     agents to such extent as shall be
                                      criminal, administrative or               authorized by the board of directors
                                      investigative, by reason of the fact      of Shore Bancshares or its bylaws and
                                      that she is or was a director, officer,   as permitted by law.
                                      employee or agent of the corporation if
                                      she (1) acted in good faith, (2)          The bylaws provide that Shore
                                      reasonably believed her actions to be     Bancshares shall indemnify and
                                      in or not opposed to the best interests   advance expenses to a director or
                                      of Midstate Bancorp, and (3) in a         officer of Shore Bancshares in
                                      criminal proceeding, had no reasonable    connection with a proceeding to the
                                      cause to believe her conduct was          fullest extent permitted by and in
                                      unlawful. No indemnification shall be     accordance with the indemnification
                                      made if the person to be indemnified is   section of the MGCL. However, Shore
                                      adjudged to be liable for negligence or   Bancshares may not indemnify a
                                      misconduct in the performance of her      director or an officer in connection
                                      duty to the corporation unless and only   with a proceeding commenced by such
                                      to the extent a court determines that     director or officer unless the board
                                      the person is fairly and reasonably       of directors authorized the
                                      entitled to indemnity.                    proceeding. Shore Bancshares may
                                                                                indemnify and advance expenses to
                                                                                employees and agents, other than
                                                                                directors and officers, as determined
                                                                                by and in the discretion of the board
                                                                                of directors, in connection with a
                                                                                proceeding to the extent permitted by
                                                                                and in accordance with the
                                                                                indemnification section of the MGCL.

                                                                                MGCL Section 2-418 permits Shore
                                                                                Bancshares to indemnify any person
                                                                                who was or is a party or is
                                                                                threatened to be made a party to any
                                                                                threatened, pending or completed
                                                                                action or suit or proceeding, whether
                                                                                civil, criminal, administrative or
                                                                                investigative, by reason of the fact
                                                                                that the person was a director,
                                                                                officer, employee or agent of Shore
                                                                                Bancshares if he or she (1) acted in
                                                                                good faith, (2) reasonably believed
                                                                                her actions to be in or not opposed
                                                                                to the best interests of Shore
                                                                                Bancshares, (3) did not actually
                                                                                receive an improper personal benefit
                                                                                in money, property, or services, and
                                                                                (4) in a criminal proceeding, had no
                                                                                reasonable cause to believe her
                                                                                conduct was unlawful.
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                                                                                Under MGCL Section 2-418,
                                                                                indemnification may be against
                                                                                judgments, penalties, fines,
                                                                                settlements, and reasonable expenses
                                                                                actually incurred by the director in
                                                                                connection with the proceeding.
                                                                                Indemnification may not be made
                                                                                unless authorized for a specific
                                                                                proceeding after a determination has
                                                                                been made that the director has met
                                                                                the applicable standard of conduct.
                                                                                This determination is required to be
                                                                                made: (1) by the board of directors;
                                                                                (2) by special legal counsel selected
                                                                                by the board of directors or a
                                                                                committee of the board by vote; or
                                                                                (3) by the stockholders.

                                                                                Shore Bancshares may pay, before
                                                                                final disposition, the expenses,
                                                                                including attorneys' fees, incurred
                                                                                by a director, officer, employee or
                                                                                agent in defending a proceeding when
                                                                                the director of officer gives and
                                                                                undertaking to the corporation to
                                                                                repay the amounts advanced if it is
                                                                                ultimately determined that he or she
                                                                                is not entitled to indemnification.
                                                                                Shore Bancshares is required to
                                                                                indemnify any director who has been
                                                                                successful on the merits or
                                                                                otherwise, in defense of a proceeding
                                                                                for reasonable expenses incurred in
                                                                                connection with the proceeding.

                                                                                The indemnification and advancement
                                                                                of expenses provided by the statute
                                                                                are not exclusive of any other rights
                                                                                to which a person seeking
                                                                                indemnification or advancement of
                                                                                expenses may be entitled under any
                                                                                bylaw, agreement, vote of
                                                                                stockholders, vote of directors or
                                                                                otherwise.

Mergers, Share Exchanges and Sales    Under DGCL Section 251(c), a merger,      Under MGCL Section 3-105, with
of Assets                             consolidation, or transfer of assets      limited exceptions, a merger,
                                      must generally be approved by the         consolidation, or share exchange in
                                      affirmative vote of a majority of all     which Shore Bancshares is not the
                                      the votes entitled to be cast on the      surviving entity, or a transfer of
                                      matter. In addition to any affirmative    all or substantially all of the
                                      vote required by law, Midstate            assets of Shore Bancshares, must be
                                      Bancorp's charter provides that an        declared advisable by the board of
                                      affirmative vote of the holders of at     directors and approved by the
                                      least two-thirds of the                   stockholders by the affirmative vote
                                                                                of two-thirds of
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                                      outstanding shares of capital stock of    all votes entitled to be cast on the
                                      Midstate Bancorp entitled to vote         matter unless the charter contains a
                                      generally in the election of directors    provision requiring a different vote,
                                      is required for certain mergers, sales,   which cannot be less than a majority.
                                      leases, exchanges, reclassifications,     The Shore Bancshares charter requires
                                      pledges, transfers and other              the approval only by a majority of
                                      dispositions of assets involving a        all votes entitled to be cast on the
                                      stockholder owning more than 10% of       matter. The charter also provides
                                      voting shares, or any affiliate of such   that, until September 30, 2005,
                                      stockholder. See "Business                without approval of at least
                                      Combinations" below for further           two-thirds of the entire board of
                                      details.                                  directors, Shore Bancshares may not
                                                                                (1) merge or consolidate with,
                                      Also see "Voting on Certain Interested    transfer all or substantially all of
                                      Transactions" and "Business               its assets to, or engage in a share
                                      Combinations" sections below.             exchange with another entity, (2)
                                                                                cause any subsidiary bank of Shore
                                                                                Bancshares to merge or consolidate
                                                                                with, to transfer all or
                                                                                substantially all of its assets to,
                                                                                or engage in a share exchange with
                                                                                another entity, or (3) sell or
                                                                                otherwise dispose of any stock of any
                                                                                subsidiary bank.

                                                                                In addition, when a Maryland
                                                                                corporation is to be the successor in
                                                                                a merger or share exchange, or the
                                                                                transferee of assets of another,
                                                                                approval by the stockholders of the
                                                                                successor or transferee is not
                                                                                required absent, in the case of a
                                                                                merger, any change in the terms of
                                                                                the outstanding stock or an increase
                                                                                in the number of outstanding shares
                                                                                of any class by more than 20%.

                                                                                Also see "Voting on Certain
                                                                                Interested Transactions" and
                                                                                "Business Combinations" sections
                                                                                below.

Amendments to the Charter             The charter provides that the             The charter provides that the
                                      affirmative vote of the holders of        corporation reserves the right to
                                      at least two-thirds of the                amend the charter as authorized by
                                      outstanding shares of the capital         law. Pursuant to MGCL Section
                                      stock entitled to vote generally in       2-105(a)(12), the board of directors,
                                      the election of directors shall be        with the approval of a majority of
                                      required to amend, alter, or repeal       the entire board, and without action
                                      any provisions of Article VI, VII,        by the stockholders, may amend the
                                      X, or XI of the charter (relating to      charter to increase or decrease the
                                      the board of directors, the               aggregate number of shares of stock
                                      executive committee, business             of Shore Bancshares or the number of
                                      combinations, and the amendment of        shares of stock of any class that
                                      the charter).                             Shore Bancshares has authority to
                                                                                issue. In addition, Shore
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                                                                                Bancshares' charter provides that any
                                                                                amendment to, repeal of or adoption
                                                                                of any provision inconsistent with
                                                                                Article Sixth (related to the number
                                                                                of directors), or with Article
                                                                                Seventh (a)(5), (6), (7), (8), (10)
                                                                                or (11) (relating to indemnification
                                                                                of directors and officers; liability
                                                                                of directors and officers;
                                                                                stockholders notice of nomination of
                                                                                directors and proposals; board of
                                                                                director vacancies; mergers,
                                                                                consolidations, and transfers of
                                                                                assets; and the amendment of the
                                                                                charter) requires the approval of at
                                                                                least 80% of the aggregate votes
                                                                                entitled to be cast.

Amendments to the Bylaws              The charter and bylaws provide that the   The bylaws provide that they may be
                                      board of directors has the power to       repealed, altered, amended or
                                      adopt, alter, amend or repeal the         rescinded and new bylaws may be
                                      bylaws by a vote of a majority of the     adopted by the stockholders of Shore
                                      entire board. Stockholders may not        Bancshares by the affirmative vote of
                                      make, alter, or repeal any bylaw except   not less than a majority of all the
                                      upon the affirmative vote of at least     votes entitled to be cast by the
                                      the holders of two-thirds of the          outstanding shares of capital stock
                                      outstanding shares of capital stock of    of Shore Bancshares or by the board
                                      Midstate Bancorp to vote generally in     of directors by the affirmative vote
                                      the election of directors.                of not less than two-thirds of the
                                                                                board of directors at a meeting held
                                                                                in accordance with the bylaws.

Voting on Certain Interested          Under DGCL Section 144, no contract or    Neither the charter nor the bylaws
Transaction                           transaction between a corporation and     contain provisions related to voting
                                      any of its directors or officers, or      on certain interested transactions.
                                      with any in which any of its directors    Under MGCL Section 2-419, no
                                      or officers are directors or officers     contract or other transaction
                                      or have a financial interest, shall be    between Shore Bancshares and any of
                                      void or voidable solely for this          its directors or with any other
                                      reason, or solely because the director    entity in which any of its directors
                                      or officer is present at or               is a director or has a material
                                      participates in the meeting of the        financial interest will be void or
                                      board or committee which authorizes the   voidable solely because of the
                                      contract or transaction, or solely        common directorship or interest if
                                      because any such director's or            (i) the fact of the common
                                      officer's votes are counted for such      directorship or interest is
                                      purpose, if the fact of the common        disclosed or known to the board of
                                      directorship or interest is disclosed     directors or the committee and the
                                      or known to the board of directors or     board or committee authorizes the
                                      the committee and the board or            contract or transaction by the
                                      committee in good faith authorizes the    affirmative votes of a majority of
                                      contract or transaction by the            the disinterested directors, even
                                      affirmative votes of a majority of the    though the disinterested directors
                                      disinterested directors, even though      are less than a quorum, or (ii) the
                                      the                                       fact of the common directorship or
                                                                                interest is disclosed or known to the
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                                      disinterested directors are less than a   stockholders entitled to vote
                                      quorum, or if the fact of the common      thereon, and the contract or
                                      directorship or interest is disclosed     transaction is approved by a majority
                                      or known to the stockholders entitled     of votes cast by the stockholders
                                      to vote thereon, and the contract or      entitled to vote other than the votes
                                      transaction is specifically approved in   of shares owned of record or
                                      good faith by vote of the stockholders,   beneficially by the interested
                                      or if the contract or transaction is      director or other entity, or (iii)
                                      fair to Midstate Bancorp as of the time   the contract or transaction is fair
                                      it is authorized, approved or ratified,   and reasonable to Shore Bancshares.
                                      by the board of directors, a committee
                                      or the stockholders.                      Also see "Business Combinations"
                                                                                section.
                                      Also see "Business Combinations"
                                      section.

Stockholder Inspection Rights;        Under DGCL Section 220, any               Under MGCL Section 2-513, one or more
Stockholder Lists                     stockholder, in person or by attorney     persons who together are and for at
                                      or other agent, shall, upon written       least six months have been
                                      demand given under oath stating the       stockholders of record or holders of
                                      purpose thereof, have the right to        voting trust certificates of at least
                                      inspect for any proper purpose Midstate   5% of the outstanding stock of any
                                      Bancorp's stock ledger, a list of its     class of Shore Bancshares may: (1) in
                                      stockholders, and its other books and     person or by agent, on written
                                      records, and to make copies or extracts   request, inspect and copy the
                                      therefrom. A proper purpose is a          corporation's books of account and
                                      purpose reasonably related to such        its stock ledger; (2) present to any
                                      person's interest as a stockholder.       officer or resident agent of the
                                                                                corporation a written request for a
                                      Under DGCL Section 219 and Midstate       statement of its affairs; and (3) in
                                      Bancorp's bylaws, a complete list of      the case of any corporation which
                                      the stockholders entitled to vote at      does not maintain the original or a
                                      the meeting, and their addresses and      duplicate stock ledger at its
                                      holdings, must be open to the             principal office, present to any
                                      examination of any stockholder for any    officer or resident agent of the
                                      purpose germane to the meeting for a      corporation a written request for a
                                      period of at least 10 days prior to the   list of its stockholders.
                                      meeting. The list must also be
                                      available at the meeting and may be       Under MGCL Section 2-512, any
                                      inspected by any stockholder who is       stockholder, holder of a voting trust
                                      present.                                  certificate, or her agent may inspect
                                                                                and copy bylaws, minutes of the
                                                                                proceedings of the stockholders,
                                                                                annual statements of affairs, and
                                                                                voting trust agreements on file at
                                                                                Shore Bancshares. In addition, any
                                                                                stockholder or holder of a voting
                                                                                trust certificate may request a
                                                                                statement showing all stock and
                                                                                securities issued by the corporation
                                                                                during the past 12 months.

Business Combinations                 DGCL Section 203 generally prohibits a    MGCL Section 3-602 generally
                                      corporation from                          prohibits corporations from being

                                      engaging in any "business combination"    involved in any "business
                                      (defined as a variety of transactions,    combination" (defined as a variety of
                                      including a merger, asset sale,           transactions, including a merger,
                                      issuance of stock and other               consolidation, share exchange, asset
                                      transactions resulting in a financial     transfer or issuance or
                                      benefit to an interested stockholder)     reclassification of equity
                                      with any interested stockholder           securities) with any interested
                                      (defined generally as the person who is   stockholder for a period of 5 years
                                      the beneficial owner of 15% or more of    following the most recent date on
                                      the corporation's outstanding voting      which the interested stockholder
                                      stock) for a period of three years        became an interested stockholder. An
                                      following the time such stockholder       interested stockholder is defined
                                      becomes an interested stockholder,        generally as a person who is the
                                      unless: (1) prior to such time the        beneficial owner of 10% or more of
                                      board of directors approved either the    the voting power of the outstanding
                                      business combination or the transaction   voting stock of the corporation after
                                      that resulted in the stockholder          the date on which the corporation had
                                      becoming an interested stockholder; (2)   100 or more beneficial owners of its
                                      upon consummation of the combination      stock or who is an affiliate or
                                      that resulted in the stockholder          associate of the corporation and was
                                      becoming an interested stockholder, the   the beneficial owner, directly or
                                      interested stockholder owned at least     indirectly, of 10% percent or more of
                                      85% of the voting stock of the            the voting power of the then
                                      corporation outstanding at the time the   outstanding stock of the corporation
                                      transaction commenced; or (3) at or       at any time within the 2-year period
                                      subsequent to the date such person        immediately prior to the date in
                                      became an interested stockholder, the     question and after the date on which
                                      business combination is approved by the   the corporation had 100 or more
                                      board of directors and authorized at a    beneficial owners of its stock. A
                                      meeting of stockholders, and not by       business combination that is not
                                      written consent, by the affirmative       prohibited shall be recommended by
                                      vote of at least two-thirds of the        the board of directors and approved
                                      outstanding voting stock that is not      by the affirmative vote of at least
                                      owned by the interested stockholder.      80% of the votes entitled to be cast
                                      Under Delaware law, a corporation may     by outstanding shares of voting stock
                                      adopt an amendment to its charter or      of the corporation, voting together
                                      bylaws expressly electing not to be       as a single voting group and
                                      governed by DGCL Section 203 if, in       two-thirds of the votes entitled to
                                      addition to any other vote required by    be cast by holders of voting stock
                                      law, such amendment is approved by the    other than voting stock held by the
                                      affirmative vote of a majority of the     interested stockholder who will (or
                                      shares entitled to vote. However, such    whose affiliate will) be a party to
                                      amendment generally may not be            the business combination or by an
                                      effective until twelve months after       affiliate or associate of the
                                      adoption of such amendment and will not   interested stockholder, voting
                                      apply to a business combination with an   together as a single voting group,
                                      interested stockholder who was such on    unless, among other things, the
                                      or prior to the adoption of the           corporation's stockholders receive a
                                      amendment. Midstate Bancorp has not       minimum price, as defined in the MGCL
                                      adopted such an amendment.                for their shares, in cash or in the
                                                                                same form as paid by the interested
                                                                                stockholder for its shares. These
                                                                                provisions will not apply if the
                                                                                board of directors has exempted the
                                                                                transaction in question or the
                                                                                interested stockholder prior to the

                                      In addition to these restrictions,        time that the interested stockholder
                                      Midstate Bancorp's charter provides       became an interested stockholder. In
                                      that, unless the transaction is           addition, the board of directors may
                                      approved by at least a majority of        adopt a resolution approving or
                                      the board of directors, at least          exempting specific business
                                      two-thirds of the holders of the          combinations, business combinations
                                      outstanding shares of capital stock       generally, or generally by type, as
                                      of Midstate entitled to vote              to specifically identified or
                                      generally in the election of              unidentified existing or future
                                      directors must approve: (1) any           stockholders or their affiliates from
                                      merger or consolidation of Midstate       the business combination provisions
                                      with or into (i) any subsidiary or        of the MGCL. Shore Bancshares' board
                                      any stockholder owning more than 10%      has not adopted such provisions.
                                      of the voting shares or (ii) any
                                      other corporation that would become
                                      an affiliate of such a stockholder;
                                      (2) any sale, lease, exchange,
                                      pledge, transfer or other
                                      disposition to or with any such
                                      stockholder or any affiliate of such
                                      stockholder of any assets of
                                      Midstate or any subsidiary having an
                                      aggregate fair market value of
                                      $1,000,000 or more; (3) the issuance
                                      or transfer by Midstate or any
                                      subsidiary of any securities of
                                      Midstate or any subsidiary to any
                                      such stockholder or any affiliate of
                                      such stockholder in exchange for
                                      cash, securities or other property
                                      having an aggregate fair market
                                      value of $1,000,000 or more.

Control Share Statute                 The DGCL does not have provisions         The Maryland Control Share
                                      comparable to the Maryland Control        Acquisition Act generally provides
                                      Share Acquisition Statute.                that "control shares" of a
                                                                                corporation acquired in a "control
                                                                                share acquisition" have no voting
                                                                                rights except to the extent approved
                                                                                by the stockholders at a meeting by
                                                                                the affirmative vote of two-thirds of
                                                                                all the votes entitled to be cast on
                                                                                the matter, excluding all interested
                                                                                shares. "Control shares" are shares
                                                                                of stock that, if aggregated with all
                                                                                other shares of stock of the
                                                                                corporation previously acquired by a
                                                                                person or in respect of which that
                                                                                person is entitled to exercise or
                                                                                direct the exercise of voting power,
                                                                                except solely by virtue of a
                                                                                revocable proxy, entitle that person,
                                                                                directly or indirectly, to exercise
                                                                                or direct the exercise of the voting
                                                                                power of shares of stock of the
                                                                                corporation in the election of

                                                                                directors within any of the following
                                                                                ranges of voting power: one-tenth or
                                                                                more, but less than one-third of all
                                                                                voting power, one-third or more, but
                                                                                less than a majority of all voting
                                                                                power or a majority or more of all
                                                                                voting power. "Control share
                                                                                acquisition" means the acquisition,
                                                                                directly or indirectly, of control
                                                                                shares, subject to certain
                                                                                exceptions. If voting rights or
                                                                                control shares acquired in a control
                                                                                share acquisition are not approved at
                                                                                a stockholders' meeting, then,
                                                                                subject to certain conditions, the
                                                                                issuer may redeem any or all of the
                                                                                control shares for fair value. If
                                                                                voting rights of such control shares
                                                                                are approved at a stockholders'
                                                                                meeting and the acquiror becomes
                                                                                entitled to vote a majority of the
                                                                                shares of stock entitled to vote, all
                                                                                other stockholders may exercise
                                                                                appraisal rights. The bylaws contain
                                                                                a provision exempting from these
                                                                                control share laws any share of the
                                                                                capital stock of Shore Bancshares.

                                  LEGAL MATTERS

      Certain legal matters in connection with the validity of the securities offered by this prospectus/proxy statement and the proposed merger will be passed upon for Shore Bancshares by Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland.

                                     EXPERTS

      The consolidated financial statements of Shore Bancshares, Inc. and Subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, incorporated in this prospectus/proxy statement by reference to the Annual Report of Shore Bancshares, Inc. for the year ended December 31, 2002, have been so incorporated in reliance on the report of Stegman & Company, independent certified public accountants, incorporated herein by reference and upon the authority of said firm as experts in auditing and accounting.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      The next annual meeting of Shore Bancshares stockholders will be held in April of 2004. Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, the deadline (November 28, 2003) has passed for stockholders to submit proposals to be considered for inclusion in the proxy statement and form of proxy relating to this 2004 Annual Meeting of Stockholders. All other stockholder proposals must be received by Shore Bancshares at its principal office no earlier than January 24, 2004 and no later than February 24, 2004.

      If the proposed merger is not consummated, then Midstate Bancorp will notify its stockholders of the date of the next annual meeting of stockholders and the date by which stockholders must submit proposals to be considered for inclusion in the proxy statement and form of proxy. Generally, notice of stockholder proposals must be received by Midstate Bancorp within a reasonable time before it mails proxy materials for the annual meeting and must meet all other requirements for inclusion in the proxy statement.

                                 OTHER BUSINESS

      As of the date of this proxy statement/prospectus, management of Midstate Bancorp does not know of any other matters that will be brought before the meeting requiring action of the stockholders. However, if any other matters requiring the vote of the stockholders properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the meeting for any reason.

                       WHERE YOU CAN FIND MORE INFORMATION

      Shore Bancshares has filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended, covering 85,688 shares of Shore Bancshares common stock. Statements contained in this proxy statement/prospectus concerning any document filed as an exhibit to the registration statement are not necessarily complete, and in each instance reference is made to the copy of the applicable document filed with the SEC or attached as an annex or exhibit to the registration statement.

      Shore Bancshares is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of these facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, like Shore Bancshares, that file electronically with the SEC.

      Shore Bancshares also maintains an Internet site (http://www.shbi.net) on which it makes available free of charge its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to the foregoing as soon as reasonably practicable after these reports are electronically filed with, or furnished to, the SEC.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The SEC allows Shore Bancshares to "incorporate by reference" information into this proxy statement/prospectus. This means that Shore Bancshares may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this document.

      The following documents, previously filed with the SEC, are incorporated by reference into this proxy statement/prospectus:

      1. Shore Bancshares' Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2002;

      2. Shore Bancshares' Quarterly Reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003, and September 30, 2003;

      3.    Shore Bancshares' Current Report on Form 8-K filed on January 15,
            2004;

      4. Shore Bancshares' Current Report on Form 8-K filed on November 12, 2003; and

      5. Description of Shore Bancshares common stock which appears in Shore Bancshares' Registration Statement on Form 10, or any description of the common stock that appears in any prospectus forming a part of any subsequent registration statement of Shore Bancshares or in any registration statement filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

      In addition, Shore Bancshares incorporates by reference all documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this proxy statement/prospectus and the date of the Midstate Bancorp special meeting.

      Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

      You can obtain any of the documents incorporated by reference in this document through Shore Bancshares or from the SEC through its web site at the address described above. This information is available to you without charge upon your oral or written request to Shore

Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601, Attention:
Treasurer (telephone (410) 822-1400). To ensure timely delivery of the documents, any request should be made by _______________, 2004.

We have not authorized anyone to give any information or to make any representation not contained in or incorporated by reference in this proxy statement/prospectus, and, if given or made, any information or representation not contained in this proxy statement/prospectus must not be relied upon as having been authorized. This proxy statement/prospectus does not constitute an offer to sell, or the solicitation of an offer to purchase, any of the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction, or from any person to or from whom it is unlawful to make an offer or solicitation of an offer, or proxy solicitation in that jurisdiction. Neither the delivery of this proxy statement/prospectus nor the issuance or sale of any securities under this proxy statement/prospectus shall under any circumstances create any implication that there has been no change in the information set forth in this proxy statement/prospectus since the date of this proxy statement/prospectus or incorporated by reference in this proxy statement/prospectus since the date of this proxy statement/prospectus.

                                   APPENDIX A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                             SHORE BANCSHARES, INC.

                                       and

                             MIDSTATE BANCORP, INC.

                          Dated as of November 12, 2003

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of November 12, 2003 by and between Shore Bancshares, Inc., a Maryland corporation ("Buyer"), and Midstate Bancorp, Inc., a Delaware corporation (the "Company"). (Buyer and the Company are sometimes collectively referred to herein as the "Constituent
Corporations.")

            WHEREAS, the Boards of Directors of Buyer and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Buyer; and

            WHEREAS, as a result of the Merger, the wholly-owned subsidiary of the Company, The Felton Bank, a banking institution organized under the laws of the State of Delaware ("Felton Bank"), shall become a wholly-owned subsidiary of the Buyer; and

            WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

            WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

            NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

            1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Maryland General Corporation Law (the "MGCL") and the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 of this Agreement), the Company shall merge with and into Buyer. Buyer shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger and shall continue its corporate existence under the laws of the State of Maryland. The name of the Surviving Corporation shall continue to be Shore Bancshares, Inc. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

            1.2 Effective Time. Provided that the conditions set forth in
Article VIII of this Agreement have been satisfied or waived, the Buyer and the Company shall, on the Closing Date (as defined in Section 10.1 hereto), cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware (the "Delaware Secretary") as provided in Section 252 of the DGCL and cause Articles of Merger

(the "Articles of Merger") to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") as provided in Section 3-107 of the MGCL. The Merger shall become effective (the "Effective Time") as of the later to occur of (i) the filing of a Certificate of Merger with the Delaware Secretary,
(ii) the acceptance for record of the Articles of Merger by the SDAT, or (iii) the date and time specified in the Certificate of Merger and the Articles of Merger.

            1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 252 of the DGCL and Section 3-114 of the MGCL.

            1.4 Conversion of Company Common Stock. (a) At the Effective Time, subject to Section 2.2(e) and Section 9.1(i) of this Agreement, each share of the common stock, par value $1.00 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held directly or indirectly by Buyer or the Company or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(d) of this Agreement)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive both (1) the Stock Consideration (as defined in Section 1.4(b) of this Agreement) and (2) $31.00 in cash (the "Cash Consideration"). Each share of Company Common Stock converted into the Stock Consideration and Cash Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Company Common Stock shall, subject to Section 1.4(c) of this Agreement,(1) thereafter represent only the right to receive (I) the number of whole shares of Buyer Common Stock into which the shares of Company Common Stock represented by such Certificate are convertible pursuant to this Section 1.4(a), (II) the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a) and Section 2.2(e) of this Agreement, and (III) the Cash Consideration payable pursuant to this Section 1.4(a). Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Buyer Common Stock, cash in lieu of fractional shares of Buyer Common Stock issued in consideration therefor, and Cash Consideration upon the surrender of such Certificates in accordance with Section 2.2 of this Agreement, without any interest thereon. If, between the date of this Agreement and the Effective Time, the outstanding shares of Buyer Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Stock Consideration shall be adjusted to result in the same aggregate consideration being delivered to the Company's stockholders as would have been received had such event not occurred.

----------
      (1) On January 15, 2004, Shore Bancshares and Midstate Bancorp amended this agreement and plan of merger to delete the reference to Section 1.4(c) in
Section 1.4(a).

                  (b) For purposes of this Agreement, the Stock Consideration shall be: (1) 0.9015 shares of Buyer Common Stock if the Average Buyer Common Stock Price (as defined below) is equal to or less than $30.95 per share; (2) if the Average Buyer Common Stock Price is equal to or greater than $30.96 per share but less than or equal to $31.94 per share, the number of shares of Buyer Common Stock derived by dividing $27.90 by the Average Buyer Common Stock Price;
(3) 0.8732 shares of Buyer Common Stock if the Average Buyer Common Stock Price is equal to or greater than $31.95 per share but less than or equal to $39.05 per share; (4) if the Average Buyer Common Stock Price is equal to or greater than $39.06 per share but less than or equal to $40.04 per share, the number of shares of Buyer Common Stock derived by dividing $34.10 by the Average Buyer Common Stock Price; or (5) 0.8513 shares of Buyer Common Stock if the Average Buyer Common Stock Price is equal to or greater than $40.05 per share. For purposes of this Section 1.4(b), the term "Average Buyer Common Stock Price" means the average of the daily closing bid and closing ask quotations of Buyer Common Stock as reported on The Nasdaq SmallCap Market ("Nasdaq/SCM") (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for each of the twenty (20) consecutive trading days ending on the fifth (5th) day immediately preceding the day of the Effective Time (the "Determination Period").

                  (c) Notwithstanding the provisions of Section 1.4(a) of this Agreement, if any Company stockholder holds, immediately prior the Effective Time, less than 50 shares of Company Common Stock, then each share of Company Common Stock so held shall not be converted into and exchangeable for the right to receive, at the Effective Time, the Stock Consideration and the Cash Consideration in respect of such share as provided in Section 1.4(a) of this Agreement, but shall, in lieu thereof, be converted into and exchangeable for the right to receive cash in an amount equal to the sum of the value of the Stock Consideration plus the Cash Consideration. For purposes of this Agreement, the aggregate Stock Consideration, the aggregate Cash Consideration, the aggregate amount of cash payable pursuant to this Section 1.4(c), and the aggregate amount of cash, if any, payable pursuant to Section 9.1(i) of this Agreement with respect to all Certificates shall collectively be referred to as the "Merger Consideration".(2)

                  (d) At the Effective Time, all shares of Company Common Stock that are owned directly or indirectly by Buyer or the Company or any of their respective Subsidiaries (other than shares of Company Common Stock (1) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of Buyer Common Stock that are similarly held, whether held directly or indirectly by Buyer or the Company, as the case may be, being referred to herein as "Trust Account Shares") and (2) held by Buyer or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Company Common

----------
      (2) On January 15, 2004, Shore Bancshares and Midstate Bancorp amended this agreement and plan of merger to eliminate the distinction created by this
Section 1.4(c) between Midstate Bancorp stockholders holding fewer than 50 shares of Midstate Bancorp common stock and Midstate Bancorp stockholders holding at least 50 shares.

Stock, and shares of Buyer Common Stock that are similarly held, whether held directly or indirectly by Buyer or the Company, being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor. All shares of Buyer Common Stock that are owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become authorized but unissued shares of Buyer Common Stock.

                  (e) Notwithstanding any other provision contained in this Agreement, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. So that the Merger will not fail to satisfy the continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a)(1)(A) of the Code, as of the Effective Time, in the event that the value of the Stock Consideration (exclusive of cash in lieu of fractional shares payable pursuant to Section 2.2(e) of this Agreement) measured at the Average Buyer Common Stock Price would represent less than 40% of the Merger Consideration payable at the Effective Time, the Stock Consideration shall be increased and the Cash Consideration shall be proportionally decreased so that the Stock Consideration (exclusive of cash in lieu of fractional shares payable pursuant to Section 2.2(e) of this Agreement) measured at the Average Buyer Common Stock Price will represent at least 40% of the value of the Merger Consideration payable to Company stockholders at the Effective Time.

                  (f) Shares of Company Common Stock that have not been voted for approval of this Agreement and the Merger and with respect to which appraisal rights shall have been properly perfected in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive any of the Merger Consideration at or after the Effective Time and shall instead have those rights prescribed by Section 262 of the DGCL, unless and until the holder of such Dissenting Shares withdraws such holder's demand for such appraisal in accordance with Section 262(k) of the DGCL or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw in accordance with Section 262(k) of the DGCL or such holder's demand for such appraisal shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive a portion of the Merger Consideration as provided in Article I.

            1.5 Buyer Common Stock. Except for shares of Buyer Common Stock owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall constitute authorized but unissued shares of Buyer Common Stock as contemplated by Section 1.4 of this Agreement, the shares of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

            1.6 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Buyer, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

            1.7 By-Laws. At the Effective Time, the By-Laws of Buyer, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

            1.8 Directors and Officers. Except as contemplated by Section 7.13 of this Agreement, the directors and officers of Buyer immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

            1.9 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

            1.10 No Purchases or Sales of Buyer Common Stock. During the Determination Period, neither Buyer, Company, or any subsidiary of Buyer or Company, nor any executive officer or director of either Buyer, Company, or any subsidiary of Buyer or Company, shall purchase or sell on Nasdaq, or submit a bid to purchase or an offer to sell on Nasdaq, any shares of Buyer Common Stock or any options, warrants, rights or other securities convertible into or exchangeable for shares of Buyer Common Stock.

                                   ARTICLE II
                               EXCHANGE OF SHARES

            2.1 Buyer to Make Shares Available. At or prior to the Effective Time, Buyer shall deposit, or shall cause to be deposited, with an independent third party bank or trust company (which may not be a Subsidiary or affiliate of Buyer) (the "Exchange Agent"), selected by Buyer and reasonably satisfactory to the Company, for the benefit of the holders of Certificates, and who shall act as Exchange Agent pursuant to an agreement in form and substance reasonably satisfactory to Buyer and the Company, for exchange in accordance with this
Article II, (a) certificates representing the total number of whole shares of Buyer Common Stock to be issued as Stock Consideration pursuant to Article I of this Agreement, and (b) cash representing (i) the total Cash Consideration to which holders of Company Common Stock shall have become entitled pursuant to the provisions of Article I of this Agreement, (ii) the amount of cash in lieu of fractional shares, if any, that such holders have the right to receive in respect of their Company Common Stock pursuant to the provisions of this Agreement, (iii) the amount of cash to which holders of Company Common Stock shall have become entitled pursuant to Section 1.4(c) of this Agreement,(3) and
(iv) the amount of cash, if any, to which holders of Company Common Stock shall have become entitled pursuant to Section 9.1(i) of this

----------
      (3) On January 15, 2004, Shore Bancshares and Midstate Bancorp amended this agreement and plan of merger to delete item (b)(iii) of Section 2.1.

Agreement (such cash and certificates for shares of Buyer Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

            2.2 Exchange of Shares. (a) As soon as practicable after the Effective Time, and in no event more than five business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and instructions for use in effecting the surrender of the Certificates in exchange for either (1) the Cash Consideration and Stock Consideration into which the shares of Company Common Stock represented by such Certificate shall have been converted pursuant to
Article I of this Agreement, or (2) in the case of those holders subject to
Section 1.4(c) of this Agreement,(4) cash in the amount required by such section. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (I) a certificate representing that number of whole shares of Buyer Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I of this Agreement and (II) a check representing that portion of the Cash Consideration to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I of this Agreement and the amount of cash in lieu of fractional shares, if any, that such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Agreement, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Cash Consideration, the cash in lieu of fractional shares, or unpaid dividends and distributions, if any, payable to holders of Certificates.

                  (b) No dividends or other distributions declared at or after the Effective Time with respect to Buyer Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this
Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Buyer Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Buyer Common Stock into which his Company Common Stock shall have been converted.

                  (c) If any certificate representing shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall

----------
      (4) On January 15, 2004, Shore Bancshares and Midstate Bancorp amended this agreement and plan of merger to delete item (2) of Section 2.2(a).

be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Buyer Common Stock as provided in this
Article II.

                  (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Buyer Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Buyer. In lieu of the issuance of any such fractional share, Buyer shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of Buyer Common Stock an amount in cash determined by multiplying (1) the fraction of a share of Buyer Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4 of this Agreement by (2) the Average Buyer Common Stock Price.

                  (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for six (6) months after the Effective Time shall be delivered by the Exchange Agent to Buyer. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter be entitled to look to Buyer for payment of the stockholder's share of the Merger Consideration and any unpaid dividends and distributions on Buyer Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Buyer, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such person of a bond in such amount as Buyer reasonably may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the portion of the Merger Consideration and any unpaid dividends and distributions on Buyer Common Stock deliverable in respect of such Certificate as determined pursuant to this Agreement, in each case, without any interest thereon.

                                  ARTICLE III
                       DISCLOSURE SCHEDULES; STANDARDS FOR
                         REPRESENTATIONS AND WARRANTIES

            3.1 Disclosure Schedules. Prior to the execution and delivery of this Agreement, the Company has delivered to Buyer, and Buyer has delivered to the Company, a schedule (in the case of the Company, the "Company Disclosure Schedule," and in the case of Buyer, the "Buyer Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more of such party's representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Buyer, or to one or more of such party's covenants contained in Article VI; provided, however, that notwithstanding anything in this Agreement to the contrary: (a) no such item is required to be set forth in the Disclosure Schedule as an exception to a representation or warranty (other than the representations and warranties contained in Sections 4.2, 4.3(a), 4.6, 4.12, 4.13, 5.2, 5.3(a), 5.6, 5.10 and 5.12) if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 3.2 of this Agreement; and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or is reasonably likely to have a Material Adverse Effect (as defined herein) with respect to either the Company or Buyer, respectively. The Company Disclosure Statement and the Buyer Disclosure Statement are attached to this Agreement and are made a part hereof; provided, however, that no schedule or portion thereof need be attached to this Agreement if the responsible party has nothing to disclose therein.

            3.2 Standards. (a) No representation or warranty of the Company contained in Article IV (other than the representations and warranties contained in Sections 4.2, 4.3(a), 4.6, 4.12 and 4.13) or of Buyer in Article V (other than the representations and warranties contained in Sections 5.2, 5.3(a), 5.6,
5.10 and 5.12) shall be deemed untrue or incorrect for any purpose under this Agreement, including for purposes of Sections 8.2(a) and 8.3(a) of this Agreement, and no party hereto shall be deemed to have breached any such representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event, unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any such representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Buyer, has had or is reasonably likely to have a Material Adverse Effect with respect to the Company or Buyer, respectively.

                  (b) As used in this Agreement, the term "Material Adverse Effect" means, with respect to Buyer or the Company, as the case may be, a material adverse effect on (1) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities; (ii) any change in GAAP (as defined herein) or regulatory accounting principles applicable to banks or their holding companies generally; (iii) actions and omissions of the Buyer or the Company taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, or (iv) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement or relating to any litigation arising as a result of the Merger; or (2) the ability of such party and its Subsidiaries to consummate the transactions contemplated by this Agreement. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to Buyer as follows:

            4.1 Corporate Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Certificate of Incorporation and By-laws of the Company, copies of which have previously been delivered to Buyer, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                  (b) Felton Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Delaware. The deposit accounts of Felton Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund ("BIF") and/or the Savings Association Insurance Fund ("SAIF") to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Felton Bank. Each of the Company's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such qualification necessary. Except as set forth in Section 4.1 (b) of the Company Disclosure Schedule, the articles of incorporation, by-laws and similar governing documents of each Subsidiary of the Company, copies of which have previously been delivered to Buyer, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                  (c) Except as set forth in Section 4.l(c) of the Company Disclosure Schedule, the minute books of the Company and each of its Subsidiaries contain true, complete and accurate records of all meetings and other corporate actions held or taken since December

31, 2000 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

            4.2 Capitalization. (a) The authorized capital stock of the Company consists of 200,000 shares of Company Common Stock and 50,000 shares of preferred stock ("Company Preferred Stock"). As of the date of this Agreement, there are 96,560 shares of Company Common Stock outstanding and no shares of Company Preferred Stock outstanding. The Company has reserved 2,000 shares of Company Common Stock for issuance to Thomas Evans (collectively, the "Evans Shares") pursuant to his employment agreement with Felton Bank (the "Evans Employment Agreement"), none of which has been issued as of the date of this Agreement. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and, when issued pursuant to Section 7.10 of this Agreement, all of the Evans Shares will have been duly authorized and validly issued and will be fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in Section 4.2(a) of the Company Disclosure Schedule, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company.

                  (b) Section 4.2(b) of the Company Disclosure Schedule sets forth a true, complete and correct list of all of the Subsidiaries of the Company. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of, or membership interests in, each of such Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares or membership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. At the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of the Company or any of its Subsidiaries.

            4.3 Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders and, except for the approval of the Merger and this Agreement by the requisite vote of the Company's stockholders, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. Without limiting the foregoing, the Board of Directors of the Company has adopted a resolution declaring that this Agreement, the Merger and the transactions contemplated hereby and thereby are advisable on substantially the terms set forth herein and that such proposed transactions be submitted for consideration at a special meeting of the stockholders of the Company. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Buyer) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Except as set forth in Section 4.3(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions of this Agreement, will: (1) violate any provision of the Certificate of Incorporation or By-Laws of the Company or the articles of incorporation, by-laws or similar governing documents of any of its Subsidiaries; or (2) assuming that the consents and approvals referred to in Section 4.4 of this Agreement are duly obtained prior to the Effective Time, (i) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, or (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

            4.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (b) and the filing and declaration of effectiveness of the registration statement on Form S-4 (the "S-4") in which a proxy statement relating to the meeting of the Company's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement") will be included as a prospectus, (c) approval of the transactions contemplated by this Agreement by the requisite vote of the holders of Company Common Stock under applicable law, (d) the filing of the Articles of Merger with the Department pursuant to the MGCL, (e) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (f) authorization for quotation of Buyer Common Stock to be issued in the Merger on Nasdaq/SCM, (g) approval of the transactions contemplated by this Agreement by the Maryland Commissioner of Financial Regulation and/or filings in connection therewith pursuant to the Financial Institutions Article of the Annotated Code of Maryland, (h) approval of the transactions contemplated by this Agreement by the Delaware State Bank Commissioner and/or filings in connection therewith pursuant to Title 5 of the Annotated Code of Delaware, (i) filings under state securities and "Blue Sky Laws", and (j) such filings, authorizations or approvals as may be set forth in Section 4.4 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by the Company of this Agreement, and (2) the consummation by the Company of the Merger and the other transactions contemplated hereby.

            4.5 Reports. Except as set forth in Section 4.5(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1999 with (a) the Federal Reserve Board, (b) the FDIC, (c) any state banking commissions or any other state regulatory authority (each a "State Regulator") and (d) and any self-regulatory organization ("SRO") (collectively, the "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, and except as set forth in Section 4.5(b) of the Company Disclosure Schedule, no Regulatory Agency has initiated any proceeding or investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 1999. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries.

            4.6 Financial Statements. The Company has previously made available to Buyer copies of (a) the audited consolidated financial statements of the Company and its Subsidiaries as of December 31 for the fiscal years 1998, 1999, 2000, 2001 and 2002, together with the notes thereto, certified by Trice, Geary & Myers, independent certified public accountants, (b) a copy of the most recent management letter rendered by the Company's independent certified public accountants, and (c) the unaudited consolidated statements of financial condition of the Company and its Subsidiaries as of June 30, 2003 and June 30, 2002 and the related unaudited consolidated statements of operations and cash flows for the three-month periods then ended. The December 31, 2002 consolidated balance sheet of the Company (including the related notes, where applicable) fairly presents the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), and the financial statements to be compiled after the date of this Agreement will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be compiled after the date of this Agreement will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by the SEC's Form 10-Q. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements.

            4.7 Broker's Fees. Neither the Company nor any Subsidiary of the Company nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

            4.8 Absence of Certain Changes or Events. (a) Except as may be set forth in Section 4.8(a) of the Company Disclosure Schedule, since December 31, 2002, there has been no change or development or combination of changes or developments that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company.

                  (b) Except as set forth in Section 4.8(b) of the Company Disclosure Schedule, since December 31, 2002, the Company and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

                  (c) Except as set forth in Section 4.8(c) of the Company Disclosure Schedule, since June 30, 2003, neither the Company nor any of its Subsidiaries has (1) increased the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any executive officer, employee or director from the amount thereof in effect as of June 30, 2003 (which amounts have been previously disclosed to Buyer), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than year-end bonuses for fiscal year 2002 as listed in Section 4.8(c) of the Company Disclosure Schedule, (2) suffered any strike, work stoppage, slow-down, or other labor disturbance, (3) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (4) had any union organizing activities.

            4.9 Legal Proceedings. (a) Except as set forth in Section 4.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, and no such proceedings, claims, actions, or governmental or regulatory investigations are pending or, to the Company's knowledge, threatened.

                  (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries.

            4.10 Taxes. (a) (1) Except as set forth in Section 4.10(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries (i) has duly and timely filed (including applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed on or prior to the date of this Agreement and will duly and timely file all Tax Returns due after the date of this Agreement and prior to the Effective Time, and such Tax Returns are or will be true, correct and complete, and (ii) has paid or will pay in full or to the extent necessary made or will make adequate provision in the financial statements of the Company (in accordance with GAAP) for all Taxes (as hereinafter defined).

                        (2) Except as set forth in Section 4.10(a) of the Company Disclosure Schedule, since January 1, 1998 neither the Company nor any of its Subsidiaries has granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal, or foreign income tax. The accruals and reserves reflected in the consolidated financial statements that the Company has provided to Buyer as described in Section 4.6 are adequate to cover all taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of the operations of the Company and its Subsidiaries for all periods prior to the date of such consolidated financial statements. Except as set forth in
Section 4.10(a) of the Company Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted, assessed or, to the knowledge of the Company, threatened against or with respect to the Company or any of its Subsidiaries. The Company has made estimated tax payments for its current tax year in such amounts as are sufficient to avoid the imposition of an underpayment of estimated tax penalty.

                        (3) Except as set forth in Section 4.10(a) of the Company Disclosure Schedule, (i) there are no liens for Taxes upon the assets of either the Company or its Subsidiaries except for statutory liens for current Taxes not yet due, (ii) neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year that have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, (iii) neither the Company nor any of its Subsidiaries has filed or been included in a combined, consolidated or unitary income Tax Return other than one in which the Company was the parent of the group filing such Tax Return, (iv) neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552-1(a)(I) under the Code), (v) neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or any similar or corresponding provision or requirement of state, local or foreign income Tax law), by reason of the voluntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method), (vi) neither the Company nor any of its Subsidiaries has filed a consent pursuant to
Section 341(f) of the Code, (vii) neither the Company nor any of its Subsidiaries has made any payment or will be obligated to make any payment (by contract or otherwise) that will not be deductible by reason of Section 280G of the Code, and (viii) none of the Company, any of its Subsidiaries or any entity acquired by the Company or its Subsidiaries is or was (A) a domestic building and loan association, (B) a mutual savings bank or (C) a cooperative bank without capital stock organized and operated for mutual purposes and without profit, which has taken a deduction for additions to a reserve for bad debts under Section 593 of the Code.

                  (b) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

            4.11 Employees. (a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement, whether written or oral, and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to (the "Plans") by the Company, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate.

                  (b) The Company has heretofore made available to Buyer true, complete and correct copies of each of the Plans and all related documents, including but not limited to (1) the actuarial report for such Plan (if applicable) for each of the last two years and (2) the most recent determination letter from the Internal Revenue Service (if applicable) for such Plan.

                  (c) Except as set forth in Section 4.11(c) of the Company Disclosure Schedule: (1) each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code; (2) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code either (i) has received a favorable determination letter from the IRS, or (ii) is or will be the subject of an application for a favorable determination letter, and the Company is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter; (3) with respect to each Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits; (4) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, its Subsidiaries or the ERISA Affiliates, or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary); (5) no liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company, its Subsidiaries or an ERISA Affiliate of incurring a liability thereunder; (6) no Plan is a "multi employer pension plan," as such term is defined in Section 3(37) of ERISA; (7) all contributions or other amounts payable by the Company, its Subsidiaries or any ERISA Affiliates as of the

Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code; (8) neither the Company, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which the Company, its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code; (9) there are no pending or, to the best knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto; and (10) the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, termination pay or any other payment or benefit, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting or increase the amount or value of compensation or benefits due any such employee or officer.

            4.12 SEC Reports and Stockholder Communications. Except as set forth in Section 4.12 of the Company Disclosure Schedule, neither the Company nor Felton Bank has filed, or is or, since January 1, 1998, has been required to file, any registration statement, prospectus, report, schedule or definitive proxy statement with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has previously made available to Buyer a true, complete and correct copy of each communication mailed by the Company to its stockholders since January 1, 2000, and no communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date.

            4.13 Company Information. The information relating to the Company and its Subsidiaries that is provided to Buyer by the Company specifically for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

            4.14 Compliance with Applicable Law. The Company and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and are in compliance with and are not currently in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, including any state securities laws and regulations, and neither the Company nor any of its Subsidiaries has received notice of any violations of any of the above.

            4.15 Certain Contracts. (a) Except as set forth in Section 4.15(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (1) with respect to the employment of any directors, officers, employees or consultants, (2) that, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Buyer, the Company, the Surviving Corporation, or any of their respective Subsidiaries to any officer, director, consultant or employee thereof, (3) that is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (4) that is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $25,000 per annum, in the case of any such agreement with an individual, or $50,000 per annum, in the case of any other such agreement, (5) that materially restricts the conduct of any line of business by the Company or any of its Subsidiaries, or (6) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 4.15(a), whether or not set forth in Section 4.15(a) of the Company Disclosure Schedule, is referred to herein as a "Company Contract". The Company has previously delivered to Buyer true, complete and correct copies of each Company Contract.

                  (b) Except as set forth in Section 4.15(b) of the Company Disclosure Schedule, (1) each Company Contract is valid and binding and in full force and effect, (2) the Company and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Company Contract,
(3) no event or condition exists that constitutes or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Contract, and (4) no other party to such Company Contract is, to the knowledge of the Company, in default in any respect thereunder.

            4.16 Agreements with Regulatory Agencies. Except as set forth in
Section 4.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 4.16 of the Company Disclosure Schedule, a "Company Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company or any of its Subsidiaries been advised in writing by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Company Regulatory Agreement.

            4.17 Investment Securities. Section 4.17 of the Company Disclosure Schedule sets forth the book and market value as of June 30, 2003 of the investment securities and securities available for sale of the Company and its Subsidiaries.

            4.18 Intellectual Property. The Company and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses; and neither the Company nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others.

            4.19 State Takeover Laws. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby prior to the date of this Agreement such that the provisions of Section 203 of the DGCL and
Section 3-602 of the MGCL will not, assuming the accuracy of the representations contained in Section 5.13 of this Agreement, apply to this Agreement or any of the transactions contemplated hereby.

            4.20 Administration of Fiduciary Accounts. The Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true, complete and correct and accurately reflect the assets of such fiduciary account.

            4.21 Environmental Matters. Except as set forth in Section 4.21 of the Company Disclosure Schedule:

                  (a) Each of the Company and its Subsidiaries and to the best knowledge of the Company, the Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with all applicable federal, state and local laws including common law, regulations and ordinances and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

                  (b) There is no suit, claim, action or proceeding, pending or, to the best knowledge of the Company, threatened, before any Governmental Entity or other forum in which the Company, any of its Subsidiaries or to the best knowledge of the Company, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant
(1) for alleged noncompliance (including by any predecessor), with any Environmental Laws or (2) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries, any Participation Facility or any Loan Property;

                  (c) During the period of (1) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (2) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility or (3) the Company's or any of its Subsidiaries' holding of a security interest in a Loan Property, to the best knowledge of the Company, there has been no release of Hazardous Materials in, on, under or affecting any such property. Prior to the period of (1) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (2) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility or (3) the Company's or any of its Subsidiaries' holding of a security interest in a Loan Property, to the best knowledge of the Company, there was no release or threatened release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

                  (d) The following definitions apply for purposes of this
Section 4.21: (1) "Hazardous Materials" means any chemicals, pollutants, contaminants, , wastes, toxic substances, petroleum or other regulated substances or materials; (2) "Loan Property" means any property in which the Company or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (3) "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

            4.22 Derivative Transactions. Except as set forth in Section 4.22 of the Company Disclosure Schedule, since December 31, 2002, neither the Company nor any of its Subsidiaries has engaged in transactions in or involving forwards, futures, options on futures, swaps or other derivative instruments except (a) as agent on the order and for the account of others or (b) as principal for purposes of hedging interest rate risk on U.S. dollar-denominated securities and other financial instruments. None of the counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement and no such contract or agreement, were it to be a Loan (as defined below) held by the Company or any of its Subsidiaries, would be classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import. The financial position of the Company and its Subsidiaries on a consolidated basis under or with respect to each such instrument has been reflected in the books and records of the Company and such Subsidiaries in accordance with GAAP consistently applied, and no open exposure of the Company or any of its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exceeds $50,000.

            4.23 Opinion. Prior to the execution of this Agreement, the Company has received an opinion from RP Financial, LC to the effect that, as of the date of this Agreement and based upon and subject to the matters set forth therein, the consideration to be received by the stockholders of the Company pursuant to this Agreement is fair to the Company's stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

            4.24 Approvals. As of the date of this Agreement, the Company knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained.

            4.25 Loan Portfolio. (a) Except as set forth in Section 4.25 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written or oral (1) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), other than any Loan the unpaid principal balance of which does not exceed $10,000, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (2) Loan with any director, executive officer or five percent or greater stockholder of the Company or any of its Subsidiaries, or to the knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.25 of the Company Disclosure Schedule sets forth (I) all of the Loans in original principal amount in excess of $10,000 of the Company or any of its Subsidiaries that as of the date of this Agreement are classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (II) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company and its Subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category, and (III) each asset of the Company that as of the date of this Agreement is classified as "Other Real Estate Owned" and the book value thereof. The Company shall promptly inform Buyer in writing of any Loan that becomes classified in the manner described in the previous sentence, or any Loan the classification of which is changed, at any time after the date of this Agreement.

                  (b) Each Loan (1) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be,
(2) to the extent secured, has been secured by valid liens and security interests that have been and remain perfected, and (3) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            4.26 Reorganization. As of the date of this Agreement, the Company has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a)(1)(A) of the Code.

            4.27 Ownership of Company Common Stock. Immediately prior to the Effective Time, none of the Company or its Subsidiaries will beneficially own, directly or indirectly, any Company Common Stock that will be cancelled, pursuant to Section 1.4(d) of this Agreement, at the Effective Time.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer hereby represents and warrants to the Company as follows:

            5.1 Corporate Organization. (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Buyer is duly registered as a financial holding company under the BHC Act. The Articles of Incorporation and By-laws of Buyer, copies of which have previously been made available to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                  (b) The Talbot Bank of Easton, Maryland ("Talbot Bank") is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Maryland, and The Centreville National Bank of Maryland ("Centreville National Bank") is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The deposit accounts of Talbot Bank and of Centreville National Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund ("BIF") and/or the Savings Association Insurance Fund ("SAIF") to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by the respective institutions. Each of Buyer's other Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Buyer's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such qualification necessary. Except as set forth in Section 5.1(b) of the Buyer Disclosure Schedule, the articles of incorporation, by-laws and similar governing documents of each Subsidiary of Buyer, copies of which have previously been delivered to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                  (c) The minute books of Buyer and each of its Subsidiaries contain true, complete and accurate records of all meetings and other corporate actions held or taken since December 31, 2000 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

            5.2 Capitalization. (a) As of the date of this Agreement, the authorized capital stock of Buyer consists of 35,000,000 shares of Buyer Common Stock. As of September 30, 2003, there were 5,378,203 shares of Buyer Common Stock issued and outstanding. Except as described in Section 5.2(a) of the Buyer Disclosure Schedule and except for 217,673 shares of Buyer Common Stock reserved for issuance upon the exercise of stock options pursuant to the Buyer 1998 Stock Option Plan, the Buyer 1998 Employee Stock Purchase Plan, as amended, and the Talbot Bancshares, Inc. Employee Stock Option Plan, no shares of Buyer Common Stock were reserved for issuance as of the date of this Agreement. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as referred to above or reflected in Section 5.2(a) of the Buyer Disclosure Schedule, Buyer does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Buyer Common Stock or any other equity securities of Buyer or any securities representing the right to purchase or otherwise receive any shares of Buyer Common Stock. The shares of Buyer Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued, and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

                  (b) Section 5.2(b) of the Buyer Disclosure Schedule sets forth a true and correct list of all of Buyer Subsidiaries as of the date of this Agreement. Except as set forth in Section 5.2(b) of the Buyer Disclosure Schedule, as of the date of this Agreement, Buyer owns, directly or indirectly, all of the issued and outstanding shares of capital stock or membership interests of each of the Subsidiaries of Buyer, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Subsidiary of Buyer has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of Buyer calling for the purchase or issuance of any shares of capital stock or any other equity or membership interest of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security or membership interest of such Subsidiary.

            5.3 Authority; No Violation. (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Buyer, enforce- able against Buyer in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Except as set forth in Section 5.3(b) of the Buyer Disclosure Schedule, neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the terms or provisions of this Agreement, will (1) violate any provision of the Articles of Incorporation or By- Laws of Buyer, or the articles of incorporation or by-laws or similar governing documents of any of its Subsidiaries or (2) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (i) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its Subsidiaries or any of their respective properties or assets, or (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

            5.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (b) the filing and declaration of effectiveness of the S-4 in which the Proxy Statement will be included as a prospectus, (c) approval of the transactions contemplated by this Agreement by the requisite vote of the holders of Company Common Stock under applicable law, (d) the filing of the Articles of Merger with the Department pursuant to the MGCL, (e) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (f) authorization for quotation of Buyer Common Stock to be issued in the Merger on Nasdaq/SCM, (g) approval of the transactions contemplated by this Agreement by the Maryland Commissioner of Financial Regulation and/or filings in connection therewith pursuant to the Financial Institutions Article of the Annotated Code of Maryland, (h) approval of the transactions contemplated by this Agreement by the Delaware State Bank Commissioner and/or filings in connection therewith pursuant to Title 5 of the Annotated Code of Delaware, (i) filings under state securities and "Blue Sky Laws", and (j) such filings, authorizations or approvals as may be set forth in
Section 5.4 of the Buyer Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Buyer of this Agreement and (2) the consummation by Buyer of the Merger and the other transactions contemplated hereby.

            5.5 Reports. Buyer and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1999 with the Federal Reserve Board or any other Regulatory Agency (collectively, the "Buyer Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Buyer Regulatory Agency in the regular course of the business of Buyer and its Subsidiaries, and except as set forth in Section 5.5 of the Buyer Disclosure Schedule, no Buyer Regulatory Agency has initiated any proceeding or investigation into the business or operations of Buyer or any of its Subsidiaries since December 31, 1999. There is no unresolved violation, criticism, or exception by any Buyer Regulatory Agency with respect to any report or statement relating to any examinations of Buyer or any of its Subsidiaries.

            5.6 Financial Statements. Buyer has previously delivered to the Company copies of (a) the consolidated balance sheets of Buyer and its Subsidiaries as of December 31 for the fiscal years 2001 and 2002 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 2000 through 2002, inclusive, as reported in Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Stegman & Company, independent public accountants with respect to Buyer, and (b) the unaudited consolidated balance sheet of Buyer and its Subsidiaries as of June 30, 2003 and June 30, 2002 and the related unaudited consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for the three-month periods then ended as reported in Buyer's Quarterly Report on Form 10-Q for the period ended June 30, 2003 filed with the SEC under the Exchange Act. The December 31, 2002 consolidated balance sheet of Buyer (including the related notes, where applicable) fairly presents the consolidated financial position of Buyer and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 5.6 (including the related notes, where applicable) fairly present and the financial statements to be filed with the SEC after the date of this Agreement will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Buyer and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements to be filed with the SEC after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed with the SEC after the date of this Agreement will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Buyer and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

            5.7 Broker's Fees. Neither Buyer nor any Subsidiary of Buyer, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

            5.8 Absence of Certain Changes or Events. Except as may be set forth in Section 5.8 of the Buyer Disclosure Schedule, there has been no change or development or combination of changes or developments that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer.

            5.9 Legal Proceedings. Except as set forth in Section 5.9 of the Buyer Disclosure Schedule, neither Buyer nor any of its Subsidiaries is a party to any and there are no pending or, to Buyer's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations challenging the validity or propriety of the transactions contemplated by this Agreement.

            5.10 SEC Reports. Buyer has previously made available to the Company a true, complete and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed, or required to be filed, since January 1, 2000 by Buyer with the SEC pursuant to the Securities Act or the Exchange Act ("Buyer Reports"), and (b) communication mailed by Buyer to its stockholders since January 1, 2000. As of their respective dates, such documents complied, and all documents filed by Buyer with the SEC under the Exchange Act or the Securities Act between the date of this Agreement and the Closing Date will comply, in all material respects, with applicable SEC requirements and did not, or in the case of documents filed on or after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; provided, however, that no representation or warranty is made by Buyer in this Section 5.10 with respect to statements made or incorporated by reference therein based on information that was furnished in writing by the Company or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement or the S-4. All Buyer Reports and other documents required to be filed by it since January 1, 2000 have been timely filed with the SEC, and Buyer will timely file with the SEC all documents required to be filed by it under the Securities Act or the Exchange Act between the date of this Agreement and the Closing Date.

            5.11 Agreements with Regulatory Agencies. Neither Buyer nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, a "Buyer Regulatory Agreement"), any Buyer Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Buyer or any of its Subsidiaries been advised by any Buyer Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Buyer Regulatory Agreement.

            5.12 Buyer Information. The information relating to Buyer and its Subsidiaries that is provided by Buyer for inclusion in the Proxy Statement and the S-4, or which is incorporated by reference therein, or in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

            5.13 Ownership of Company Common Stock: Affiliates and Associates.
(a) Except as set forth in Section 5.13 of the Buyer Disclosure Schedule, neither Buyer nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than Trust Account Shares and DPC Shares).

                  (b) Neither Buyer nor any of its Subsidiaries is an "affiliate" (as such term is defined in MGCL ss. 3-601 or DGCL ss. 203) or an "associate" (as such term is defined in MGCL ss. 3-601 or DGCL ss. 203) of the Company or an "Interested Stockholder" (as such term is defined in MGCL ss. 3-601 or DGCL ss. 203) of the Company.

            5.14 Approvals. As of the date of this Agreement, Buyer knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained.

            5.15 Reorganization. As of the date of this Agreement, Buyer has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a)(1)(A) of the Code.

                                   ARTICLE VI
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

            6.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and consistent with prudent banking practice. The Company will use its best efforts to preserve its business organization and that of its Subsidiaries intact, to keep available to itself and Buyer the present services of the employees of the Company and its Subsidiaries, and to preserve for itself and Buyer the goodwill of the customers of the Company and its Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth on Section 6.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Buyer, the Company shall not, and shall not permit any of its Subsidiaries to:

                  (a) solely in the case of the Company, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

                  (b) (1) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement and in accordance with their present terms or (2) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares) any shares of the capital stock of the Company or any Subsidiary of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any Subsidiary of the Company;

                  (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than the issuance of the Evans Shares in accordance with
Section 7.10 of this Agreement;

                  (d) amend its Certificate of Incorporation, By-laws or other similar governing documents;

                  (e) make any capital expenditures other than those that (1) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (2) in any event are in an amount of no more than $50,000 in the aggregate;

                  (f) enter into any new line of business; provided that Felton Bank may issue debit cards to its customers and take steps to implement the CEDARS program;

                  (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices;

                  (h) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                  (i) change its methods of accounting in effect at June 30, 2003, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

                  (j) (1) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between the Company or any Subsidiary of the Company and one or more of its current or former directors, officers or employees, or (2) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date of this Agreement (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

                  (k) take or cause to be taken any action that would disqualify the Merger as a tax-free reorganization under Section 368(a)(1)(A) of the Code;

                  (l) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

                  (m) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (n) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

                  (o) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices;

                  (p) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound, except for the Milford lease;

                  (q) other than in prior consultation with Buyer, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

                  (r) other than in prior consultation with Buyer, make or purchase, or commit to make or purchase, any loan or loans, or extend any line of credit, to any borrower and its affiliates in a principal amount greater than $500,000; or

                  (s) agree to do any of the foregoing.

            6.2 Covenants of Buyer. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Company, Buyer and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with prudent banking practice. Without limiting the generality of the foregoing, and except as set forth on
Section 6.2 of the Buyer Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by the Company, Buyer shall not, and shall not permit any of its Subsidiaries to:

                  (a) solely in the case of Buyer, declare or pay any extraordinary or special dividends on or make any other extraordinary or special distributions in respect of any of its capital stock; provided, however, that nothing contained herein shall prohibit Buyer from increasing the quarterly cash dividend on Buyer Common Stock;

                  (b) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                  (c) change its methods of accounting in effect at June 30, 2003, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by Buyer's independent auditors;

                  (d) take or cause to be taken any action that would disqualify the Merger as a tax-free reorganization under Section 368(a)(1)(A) of the Code; or

                  (e) agree to do any of the foregoing.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

            7.1 Regulatory Matters.

                  (a) Buyer, with the assistance and cooperation of the Company and its representatives, shall prepare and file with the SEC the S-4 under the Securities Act with respect to the shares of Buyer Common Stock issuable upon consummation of the Merger and shall use all commercially reasonable efforts to have the S-4 declared effective by the SEC as promptly as practicable after such filing, and the Company shall thereafter mail the Proxy Statement to its stockholders. Buyer and the Company may each rely upon all information provided by the other party in connection with the preparation and filing of the S-4 and shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the S-4, or in the Proxy Statement that is prepared as a part thereof, if such statement is made in reliance upon any information provided by the other party or by any of the other party's officers or authorized representatives. Buyer shall also use all commercially reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

                  (b) The parties hereto shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger) (it being understood that any amendments to the S-4 or a resolicitation of proxies as a consequence of a subsequent proposed merger, stock purchase or similar acquisition by Buyer or any of its Subsidiaries shall not violate this covenant). The Company and Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Buyer, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                  (c) Buyer and the Company shall, upon request, furnish all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Buyer, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

                  (d) Buyer and the Company shall promptly furnish each other with copies of written communications received by Buyer or the Company, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                  (e) The information supplied by the Company for inclusion in the S-4 shall not, at the time the S-4 is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Company's stockholders meeting or at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made not misleading. If at any time prior to the Effective Time, any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the S-4 or a supplement to the Proxy Statement, the Company shall promptly inform Buyer thereof in writing.

                  (f) The information supplied by Buyer for inclusion in the S-4 shall not, at the time the S-4 is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Buyer for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Company's stockholders meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any event or circumstance relating to Buyer or any of its affiliates, or to their respective officers or directors, should be discovered by Buyer that should be set forth in an amendment to the S-4 or a supplement to the Proxy Statement, Buyer shall promptly inform the Company thereof in writing. All documents that Buyer is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

            7.2 Access to Information.

                  (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Buyer, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Buyer (1) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that the Company is not permitted to disclose under applicable law) and (2) all other information concerning its business, properties and personnel as Buyer may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. Buyer will hold, and will cause its officers, directors, employees, accountants, counsel and other representatives to hold, all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated March 14, 2003 by and between the Company and Buyer (the "Confidentiality Agreement").

                  (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Buyer shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Company, access, during normal business hours during the period prior to the Effective Time, to such information regarding Buyer and its Subsidiaries as shall be reasonably necessary for the Company to fulfill its obligations pursuant to this Agreement to assist in the preparation of the Proxy Statement or which may be reasonably necessary for the Company to confirm that the representations and warranties of Buyer contained herein are true and correct and that the covenants of Buyer contained herein have been performed in all material respects. Neither Buyer nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Buyer's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (c) All information furnished by Buyer to the Company or its representatives pursuant hereto shall be held in confidence to the extent required by, and in accordance with the provisions of the Confidentiality Agreement.

                  (d) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

            7.3 No Solicitation. The Company agrees that neither it nor any of its Subsidiaries shall, or shall authorize or permit any of its respective officers, directors, employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another person, (a) solicit, initiate, encourage or facilitate any inquiries relating to, or the making of any proposal that constitutes, a "Takeover Proposal" (as defined below), (b) recommend or endorse any Takeover Proposal, or (c) enter into, encourage or facilitate any discussions or negotiations regarding, furnish to any person any information with respect to, or facilitate any attempt to make or implement any proposal that constitutes or may reasonably be expected to lead to, any proposal relating to or involving a Takeover Proposal; provided, however, that the Company may communicate information about any such Takeover Proposal to its stockholders if, in the good faith judgment of the Company's Board of Directors, based upon the advice of outside counsel, such communication is required under applicable law; provided further, however, that nothing contained in this
Section 7.3 shall prohibit the Board of Directors of the Company from (A) to the extent applicable, complying with Rule 14e-2 and/or Rule 14d-9 promulgated under the Exchange Act or (B) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, written bona fide proposal regarding a Takeover Proposal if, and only to the extent that
(1) the meeting of the Company's stockholders contemplated by Section 7.4 of this Agreement shall not have occurred, (2) the Board of Directors of the Company concludes in good faith, after consultation with and based upon the advice of outside counsel, that it is legally required to furnish such information or enter into such discussions or negotiations in order to comply with its fiduciary duties to stockholders under applicable law, (3) prior to taking such action, the Company receives from such person or entity an executed confidentiality agreement and an executed standstill agreement, each in reasonably customary form (provided that each such agreement is at least as limiting as any such agreement between Buyer and the Company), and (4) the Board of Directors of the Company, after consultation with and based upon the advice of its financial advisor, concludes in good faith that the proposal regarding the Takeover Proposal contains an offer of consideration that is greater than the consideration set forth herein (a "Superior Takeover Proposal"). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Buyer with respect to any of the foregoing. The Company will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence of this Agreement of the obligations undertaken in this Section 7.3. The Company will notify Buyer immediately if any such inquiries or Takeover Proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, and the Company will promptly inform Buyer in writing of all of the relevant details with respect to the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section 7.3 by any officer or director of the Company or any Subsidiary thereof or any investment banker, attorney or other advisor, representative or agent of the Company or any Subsidiary thereof, acting on behalf of or at the request of the Board of Directors of the Company, shall be deemed to be a breach of this Section 7.3 by the Company. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company other than the transactions contemplated or permitted by this Agreement.

            7.4 Stockholder Meeting.

                  (a) The Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement and the consummation of the transactions contemplated hereby. The Company will, through its Board of Directors, except as provided in Section 7.4(b) of this Agreement, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement.

                  (b) Notwithstanding the provisions of Section 7.4(a) above, the Board of Directors of the Company may withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Buyer, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement if the Company receives an unsolicited, written bona fide proposal regarding a Takeover Proposal, and (1) the Board of Directors of the Company concludes in good faith that it is required to take such action, but only after consultation with and based upon the advice of outside counsel that the failure to take such action would result in a violation of any fiduciary duties of the Board of Directors to its stockholders under applicable law, and
(2) the Board of Directors of the Company, after consultation with and based upon the advice of its financial advisor, concludes in good faith that such Takeover Proposal is a Superior Takeover Proposal.

            7.5 Legal Conditions to Merger. Each of Buyer and the Company shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts
(a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII of this Agreement, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by the Company or Buyer or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

            7.6 Affiliates. The Company shall use its commercially reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of the Company to deliver to Buyer, as soon as practicable after the date of this Agreement, a written agreement, in the form of Exhibit 7.6.

            7.7 Stock Exchange Listing. Buyer shall use all commercially reasonable efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be authorized for quotation on the Nasdaq/SCM, subject to official notice of issuance, as of the Effective Time.

            7.8 Employee Benefit Plans; Existing Agreements.

                  (a) Buyer agrees that those individuals who are employed by the Company or any of the Company's Subsidiaries immediately prior to the Effective Time (each, a "Company Employee") shall continue to be employees of the Surviving Corporation or one of its Subsidiaries as of the Effective Time; provided, however, that this Section 7.8 shall not be construed to limit the ability of the applicable employer to terminate the employment of any Company Employee at any time.

                  (b) Except to the extent required to continue the tax qualification or legal compliance of an employee benefit plan or policy, (1) the employee benefit plans and policies of Buyer and the Company in existence immediately prior to the Effective Time shall be continued as the employee benefit plans and policies of the Surviving Corporation, and (2) the employee benefit plans and policies of Buyer's Subsidiaries and of the Company's Subsidiaries shall not change at the Effective Time; provided, however, that the Surviving Corporation shall review the employee benefit plans and policies of Buyer, the Company, and each of their Subsidiaries and, in its sole and absolute discretion, may amend, freeze, or terminate any of such employee benefit plans and policies, merge them together, or continue to maintain them separately on or after the Effective Time.

            7.9 Indemnification.

                  (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (1) the fact that he is or was a director, officer or employee of the Company, any of the Subsidiaries of the Company or any of their respective predecessors or
(2) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, as and to the extent permitted by applicable federal and Maryland law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving Corporation; provided, however, that (I) the Surviving Corporation shall have the right to assume the defense thereof and upon such assumption the Surviving Corporation shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues that raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving Corporation , and the Surviving Corporation shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (II) the Surviving Corporation shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (III) Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (IV) the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any

Indemnified Party wishing to claim Indemnification under this Section 7.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, provided that the failure to so notify shall not affect the obligations of the Surviving Corporation under this Section 7.9 except to the extent such failure to notify prejudices the Surviving Corporation . The Surviving Corporation's obligations under this
Section 7.9 shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

                  (b) Prior to the Effective Time, the Company shall purchase, and for a period of three years after the Effective Time, the Surviving Corporation shall use its commercially reasonable efforts to maintain, directors and officers liability insurance "tail" or "runoff" coverage with respect to wrongful acts and/or omissions committed or allegedly committed prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend on an annual basis more than 150% of the current amount expended by the Company to maintain or procure such coverage. Subject to the foregoing, such coverage shall have an aggregate coverage limit over the term of such policy in an amount no less than the annual aggregate coverage limit under the Company's existing directors and officers liability policy, and in all other respects shall be at least comparable to such existing policy.

                  (c) In the event the Surviving Corporation or any of its successors or assigns (1) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (2) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section.

                  (d) The provisions of this Section 7.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

            7.10 Evans Shares. Prior to the Effective Time, the Company shall cause to be issued to Thomas Evans all Evans Shares, whether or not vested pursuant to the terms of the Evans Employment Agreement.

            7.11 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.

            7.12 Advice of Changes. Buyer and the Company shall promptly advise the other party of any change or event having a Material Adverse Effect on it or that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing Date), each party will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or that is necessary to correct any information in such Disclosure Schedules that has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 8.2(a) or 8.3(a) of this Agreement, as the case may be, or the compliance by the Company or Buyer, as the case may be, with the respective covenants and agreements of such parties contained herein.

            7.13 Current Information. During the period from the date of this Agreement to the Effective Time, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Buyer and to report the general status of the ongoing operations of the Company and its Subsidiaries. The Company will promptly notify Buyer of any material change in the normal course of business or in the operation of the properties of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving the Company or any of its Subsidiaries, and will keep Buyer fully informed of such events.

            7.14 Directorship. Prior to Closing, Buyer shall take all action as may be necessary or appropriate to cause W. Edwin Kee, Jr. to be a director of the Surviving Corporation as of the Effective Time and to hold office in accordance with the Articles of Incorporation and By-Laws of Buyer until his successor is duly elected or appointed and qualified.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

            8.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of Company Common Stock under applicable law.

                  (b) Nasdaq/SCM Listing. The shares of Buyer Common Stock that shall be issued to the stockholders of the Company upon consummation of the Merger shall have been authorized for quotation on the Nasdaq/SCM, subject to official notice of issuance.

                  (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

                  (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits, restricts or makes illegal consummation of the Merger.

                  (f) Federal Tax Opinion. Buyer and the Company shall have received an opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, counsel to Buyer ("Buyer's Counsel"), addressed jointly to Buyer and the Company, in form and substance reasonably satisfactory to Buyer and the Company, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. In rendering such opinion, Buyer's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Buyer, the Company, and others reasonably satisfactory in form and substance to such counsel.

            8.2 Conditions to Obligations of Buyer. The obligation of Buyer to effect the Merger is also subject to the satisfaction or waiver by Buyer at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. (1) Subject to Section 3.2, the representations and warranties of the Company set forth in this Agreement (other than the representations and warranties set forth in Sections 4.2, 4.3(a), 4.6, 4.12 and 4.13) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and (2) the representations and warranties of the Company set forth in Sections 4.2, 4.3(a), 4.6, 4.12 and 4.13 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Operating Officer of the Company to such effect.

                  (c) No Pending Governmental Actions. No proceeding initiated by any federal agency or state banking authority seeking an Injunction shall be pending.

                  (d) Termination of Regulatory Agreements. Each Company Regulatory Agreement disclosed in Section 4.16 of the Company Disclosure Schedule shall have been terminated by the applicable Regulatory Agency.

            8.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. (1) Subject to Section 3.2, the representations and warranties of Buyer set forth in this Agreement (other than the representations and warranties set forth in Sections 5.2, 5.3(a), 5.6, 5.10 and 5.12) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date and (2) the representations and warranties of Buyer set forth in Sections 5.2, 5.3(a), 5.6, 5.10 and 5.12 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to the foregoing effect.

                  (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.

                  (c) No Pending Governmental Actions. No proceeding initiated by any federal agency or state banking authority seeking an Injunction shall be pending.

                                   ARTICLE IX
                            TERMINATION AND AMENDMENT

            9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of both the Company and Buyer:

                  (a) by mutual consent of the Company and Buyer in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) by either Buyer or the Company upon written notice to the other party (1) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been finally denied by any Governmental Entity that must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this

Agreement pursuant to this Section 9.1(b)(1) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (2) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

                  (c) by either Buyer or the Company if the Merger shall not have been consummated on or before July 31, 2004, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (d) by either Buyer or the Company (provided that if the Company is the terminating party, it shall not be in material breach of any of its obligations under Section 7.4) if the approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

                  (e) by either Buyer or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under
Section 8.2(a) (in the case of a breach of representation or warranty by the Company) or Section 8.3(a) (in the case of a breach of representation or warranty by Buyer);

                  (f) by either Buyer or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing;

                  (g) by Buyer, if the Board of Directors of the Company does not publicly recommend in the Proxy Statement that the Company's stockholders approve this Agreement or if, after recommending in the Proxy Statement that stockholders approve this Agreement, the Board of Directors of the Company shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Buyer;

                  (h) by Buyer, if Company's independent public accountants are unable to issue an unqualified opinion of their audit of the consolidated financial statements of the Company and its Subsidiaries for the calendar year 2003; or

                  (i) by the Company if the Average Buyer Common Stock Price shall be less than $26.63 per share; provided, however, that this Agreement shall not terminate as provided in this Section 9.1(i) if Buyer agrees in such case, in its sole and absolute discretion, to pay to each holder of a Certificate who would, but for the Company's termination, be entitled to receive Stock Consideration pursuant to Article II of this Agreement, an amount in cash or stock (valued at the Average Buyer Common Stock Price) equal to the difference between (1) $24.00 and (2) the value of the Stock Consideration determined by multiplying the Average Buyer Common Stock Price by 0.9015, which such additional payment shall be in addition to, and not in lieu of, the Stock Consideration and the Cash Consideration payable pursuant to this Agreement.

            9.2 Effect of Termination; Expenses. In the event of termination of this Agreement by either Buyer or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, except that (a) the last sentence of Section 7.2(a), and Sections 7.2(c), 9.2 and 10.4, shall survive any termination of this Agreement, and (b) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

            9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of either the Company or Buyer; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement that reduces the amount or changes the form of the consideration to be delivered to the Company stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            9.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE X
                               GENERAL PROVISIONS

            10.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the first day that is (a) the last business day of a month and (b) at least two (2) business days after the satisfaction or waiver

(subject to applicable law) of the latest to occur of the conditions set forth in Article VIII of this Agreement (other than those conditions that relate to actions to be taken at the Closing) (the "Closing Date"), at the offices of Buyer's Counsel unless another time, date or place is agreed to in writing by the parties hereto.

            10.2 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Buyer shall be entitled to revise the structure of the Merger and related transactions to (a) substitute a subsidiary of Buyer as a Constituent Corporation in the Merger or
(b) provide that a different entity shall be the surviving corporation in a merger provided that each of the transactions comprising such revised structure shall (1) qualify as, or be treated as part of, one or more tax-free reorganizations within the meaning of Section 368(a)(1)(A) of the Code, and not reduce the amount of consideration to be received by such stockholders, and (2) be capable of consummation in as timely a manner as the structure contemplated herein. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

            10.3 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply in whole or in part after the Effective Time.

            10.4 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Proxy Statement to the stockholders of the Company shall be borne equally by Buyer and the Company, provided further, however, that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

            10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                   (a)   if to Buyer, to:

                         Shore Bancshares, Inc.
                         18 East Dover Street
                         Easton, Maryland 21601
                         Attn: Chief Executive Officer

                         with a copy to:

                         Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC

                         The Garrett Building
                         233 East Redwood Street
                         Baltimore, Maryland 21202
                         Attn: Carla Stone Witzel, Esq.

            and

                   (b)   if to the Company, to:

                         Midstate Bancorp, Inc.
                         120 West Main Street
                         Felton, Delaware 19943
                         Attn: Chairman of the Board of Directors

                         with a copy to:

                         Kennedy, Baris & Lundy, L.L.P.
                         4701 Sangamore Road
                         Suite P-15
                         Bethesda, Maryland 20816
                         Attn: David Baris, Esquire

            10.6 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 12, 2003.

            10.7 Counterparts. This Agreement may be executed by facsimile or otherwise in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

            10.8 Entire Agreement. This Agreement (including the documents and the instruments referred to herein), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

            10.9 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Maryland without regard to conflicts of law provisions that would apply the law of another jurisdiction.

            10.10 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in the last sentence of Section 7.2(a) and in Section 7.2(c) of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the last sentence of Section 7.2(a) and
Section 7.2(c) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            10.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            10.12 Publicity. Except as otherwise required by law or the rules of the Nasdaq/SCM, so long as this Agreement is in effect, neither Buyer nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

            10.13 Assignment: No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            IN WITNESS WHEREOF, Buyer and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                 SHORE BANCSHARES, INC.


                                 By: /s/ W. Moorhead Vermilye
                                     ------------------------------------------
                                     Name: W. Moorhead Vermilye
                                     Title: President & Chief Executive Officer

Attest:


/s/ Susan E. Leaverton
----------------------------
Name:  Susan E. Leaverton

                                 MIDSTATE BANCORP, INC.


                                 By: /s/ W. Edwin Kee, Jr.
                                     ------------------------------------------
                                     Name: W. Edwin Kee, Jr.
                                     Title: Chairman

Attest:


/s/ Robin M. Deputy
----------------------------
Name: Robin M. Deputy

                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

      This First Amendment to Agreement and Plan of Merger (this "Amendment") is entered into this 15th day of January, 2004 by and between Shore Bancshares, Inc., a Maryland corporation ("Shore Bancshares"), and Midstate Bancorp, Inc., a Delaware corporation ("Midstate Bancorp").

      WHEREAS, Shore Bancshares and Midstate Bancorp entered into a Agreement and Plan of Merger dated November 12, 2003 (the "Merger Agreement") pursuant to which Midstate Bancorp will merge with and into Shore Bancshares, with Shore Bancshares being the successor corporation (the "Merger").

      WHEREAS, the Merger Agreement provides that shares of Midstate Bancorp common stock held by persons who own fewer than 50 shares immediately prior to the effective time of the Merger will be converted into the right to receive an amount in cash, whereas shares held by all other stockholders will be converted into the right to receive an amount in cash and a number of Shore Bancshares common stock.

      WHEREAS, the parties hereto desire to amend the Merger Agreement so that all Midstate Bancorp stockholders will receive the same merger consideration in the Merger.

      WHEREAS, Section 9.3 of the Merger Agreement provides that, subject to applicable law, the parties may amend the Merger Agreement in writing without restriction at any time prior to the date the stockholders of Midstate Bancorp approve the Merger, and such approval has not yet occurred.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

      1. Amendments to the Merger Agreement.

            (a) Paragraph (a) of Section 1.4 of the Merger Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

            "(a) At the Effective Time, subject to Section 2.2(e) and Section 9.1(i) of this Agreement, each share of the common stock, par value $1.00 per share, of the Company (the 'Company Common Stock') issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held directly or indirectly by Buyer or the Company or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(d) of this Agreement)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive both (1) the Stock Consideration (as defined in Section 1.4(b) of this Agreement) and
            (2) $31.00 in cash (the 'Cash Consideration'). Each share of Company Common Stock converted into the Stock Consideration and Cash Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a 'Certificate') previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive (I) the number of whole shares of Buyer Common Stock into which the shares of Company Common Stock represented by such Certificate are convertible pursuant to this Section 1.4(a), (II) the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a) and Section 2.2(e) of this Agreement, and (III) the Cash Consideration payable pursuant to this Section 1.4(a). Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Buyer Common Stock, cash in lieu of fractional shares of Buyer Common Stock issued in consideration therefor, and Cash Consideration upon the surrender of such Certificates in accordance with Section 2.2 of this Agreement, without any interest thereon. If, between the date of this Agreement and the Effective Time, the outstanding shares of Buyer Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Stock Consideration shall be adjusted to result in the same aggregate consideration being delivered to the Company's stockholders as would have been received had such event not occurred."

            (b) Paragraph (c) of Section 1.4 of the Merger Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

            "(c) For purposes of this Agreement, the aggregate Stock Consideration, the aggregate Cash Consideration, and the aggregate amount of cash, if any, payable pursuant to Section 9.1(i) of this Agreement with respect to all Certificates shall collectively be referred to as the 'Merger Consideration'."

            (c) Section 2.1 of the Merger Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

            "2.1 Buyer to Make Shares Available. At or prior to the Effective Time, Buyer shall deposit, or shall cause to be deposited, with an independent third party bank or trust company (which may not be a Subsidiary or affiliate of Buyer) (the 'Exchange Agent'), selected by Buyer and reasonably satisfactory to the Company, for the benefit of the holders of Certificates, and who shall act as Exchange Agent pursuant to an agreement in form and substance reasonably satisfactory to Buyer and the Company, for exchange in accordance with this Article II, (a) certificates representing the total number of whole shares of Buyer Common Stock to be issued as Stock Consideration pursuant to Article I of this Agreement, and (b) cash representing (i) the total Cash Consideration to which holders of Company Common Stock shall have become entitled pursuant to the provisions of Article I of this Agreement, (ii) the amount of cash in lieu of fractional shares, if any, that such holders have the right to receive in respect of their Company Common Stock pursuant to the provisions of this Agreement, and (iii) the amount of cash, if any, to which holders of Company Common Stock shall have become entitled pursuant to Section 9.1(i) of this Agreement (such cash and certificates for shares of Buyer Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the 'Exchange Fund')."

            (d) Section 2.2 of the Merger Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

            "2.2. Exchange of Shares. (a) As soon as practicable after the Effective Time, and in no event more than five business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and instructions for use in effecting the surrender of the Certificates in exchange for the Cash Consideration and Stock Consideration into which the shares of Company Common Stock represented by such Certificate shall have been converted pursuant to Article I of this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (I) a certificate representing that number of whole shares of Buyer Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I of this Agreement and (II) a check representing that portion of the Cash Consideration to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I of this Agreement and the amount of cash in lieu of fractional shares, if any, that such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Agreement, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Cash Consideration, the cash in lieu of fractional shares, or unpaid dividends and distributions, if any, payable to holders of Certificates."

      2. Ratification of Terms. The parties hereto each ratify and confirm the Merger Agreement, as hereby amended, and agree that the Merger Agreement, as hereby amended, is and shall remain in full force and effect.

      3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      4. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Maryland without regard to conflicts of law provisions that would apply the law of another jurisdiction.

      IN WITNESS WHEREOF, Buyer and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Attest:                                    SHORE BANCSHARES, INC.


/s/ Susan E. Leaverton                     By: /s/ W. Moorhead Vermilye
-------------------------------                ---------------------------------
Name: Susan E. Leaverton                       Name: W. Moorhead Vermilye
                                               Title: President & CEO


Attest:                                    MIDSTATE BANCORP, INC.

/s/ Lisa Dorey                             By: /s/ W. Edwin Kee, Jr.
-------------------------------                ---------------------------------
Name: Lisa Dorey                               Name: W. Edwin Kee, Jr.
                                               Title: Chairman

                                   APPENDIX B

                 FORM OF FAIRNESS OPINION FROM RP FINANCIAL, LC

                                                     _______________, __, 2004

Board of Directors
Midstate Bancorp, Inc.
120 West Main Street
Felton, Delaware 19943

Members of the Board:

      You have requested RP Financial, LC. ("RP Financial") to provide you with its opinion as to the fairness from a financial point of view to the shareholders of Midstate Bancorp, Inc., Felton, Delaware ("Midstate"), the bank holding company for The Felton Bank, Felton, Delaware ("Felton"), of the Agreement and Plan of Merger (the "Agreement") dated November 11, 2003 and amended as of January 15, 2004, by and between Midstate and Shore Bancshares, Inc., Easton, Maryland ("Shore" or the "Buyer"), whereby at the Effective Time Midstate will merge with and into Shore pursuant to which the Midstate shareholders will receive cash and stock of Shore (the "Merger"), as described below. The Agreement, inclusive of exhibits, is incorporated herein by reference. Unless otherwise defined, all capitalized terms incorporated herein have the meanings ascribed to them in the Agreement.

Summary Description of Merger Consideration

         At the Effective Time, each share of Midstate's Common Stock (the "Midstate Common Stock") issued and outstanding, other than shares owned by Midstate or Shore (except for Trust Account Shares and DPC Shares), and Dissenting Shares ("Dissenters' Shares") shall become and be converted into the right to receive the "Merger Consideration" of (1) the number of shares of Shore Common Stock (the "Shore Common Stock") based on the Exchange Ratio, as defined below (the "Stock Consideration") and (2) $31.00 in cash without interest (the "Cash Consideration"). The Exchange Ratio shall be equal to (A) 0.9015 if the Average Buyer Common Stock Price is greater than or equal to $26.63 and equal to or less than $30.95, (B) equal to the ratio of $27.90 divided by the Average Buyer Common Stock Price if the Average Buyer Common Stock Price is $30.96 or more and less or equal to $31.94, (C) 0.8732 if the Average Buyer Common Stock Price is equal to or greater than $31.95 but less than or equal to $39.05, (D) equal to the ratio of $34.10 divided by the Average Buyer Common Stock Price if the Average Buyer Common Stock Price is equal to or greater than $39.06 but less than or equal to $40.04, or (E) 0.8513 if the Average Buyer Common Stock Price is equal to or greater than $40.05. For purposes of the Agreement, the term "Average Buyer Common Stock Price" means the average of the daily average bid and ask quotations of Shore's common stock as reported on the Nasdaq SmallCap Market for each of the 20 consecutive trading days ending on the fifth day immediately preceding the day of the Effective Time. No fractional shares of Shore Common Stock will be issued and instead will receive cash (rounded to the nearest whole cent) determined by multiplying such fraction by the Average Buyer Common Stock Price. Shore may increase the Stock Consideration and decrease the Cash Consideration proportionally so that the Stock Consideration (exclusive of cash in lieu of fractional shares) measured at the Average Buyer Common Stock Price will represent at least 40% of the value of the Merger Consideration payable to Midstate stockholders at the Effective Time for federal income tax purposes. At the Effective Time, all shares of Midstate Common Stock that are owned directly or indirectly by Shore or Midstate or any of their subsidiaries shall be cancelled and will not be exchanged for any Merger Consideration. As of the date of the Agreement, there were 97,360 shares of Midstate Common Stock issued and outstanding, of which 3,510 shares were owned by Shore.

      Prior to the Effective Time, the 1,200 Midstate Common Stock shares granted to Midstate's president but not vested shall be issued to Midstate's president, whether or not vested to the terms of the Midstate president's employment agreement.

      Midstate may terminate the Merger if the Average Buyer Common Stock Price is less than $26.63, unless Shore agrees to pay to each holder of a Midstate Common Stock share an amount in cash or stock equal to the difference between
(1) $24.00 and (2) the value of the Stock Consideration determined by multiplying the Average Buyer Common Stock Price by 0.9015, which such additional shall be in addition to, and not in lieu of, the Stock Consideration and the Cash Consideration payable pursuant to the Agreement.

RP Financial Background and Experience

RP Financial, as part of its financial institution valuation and consulting practice, is regularly engaged in the valuation of insured financial institution securities in connection with mergers and acquisitions, initial and secondary stock offerings, mutual-to-stock conversions of thrift institutions, and business valuations for financial institutions for other purposes. As specialists in the valuation of securities of insured financial institutions, RP Financial has experience in, and knowledge of, the markets for the securities of such institutions, including institutions operating in the eastern U.S., including Delaware and Maryland.

Materials Reviewed

      In rendering this opinion, RP Financial reviewed the following materials:
(1) the Agreement, dated November 11, 2003 and amended as of January 15, 2004, including exhibits; (2) the following information for Midstate - (a) the annual audited financial statements for the fiscal years ended December 31, 2000 and 2001 included in the Annual Report for the respective years, and the audited financial statements for the fiscal year ended December 31, 2002; (b) the annual proxy statement for fiscal year 2001; and, (c) shareholder, regulatory and internal financial and other reports through September 30, 2003, including the Confidential Private Offering Memorandum dated August 28, 2000, (3) the following information for Shore - (a) the annual audited financial statements for the fiscal years ended December 31, 2001 and 2002, included in the Annual Report and other securities filings, (b) shareholder, regulatory and internal financial and other reports through September 30, 2003,
(c) the annual shareholder proxy statements for the last two fiscal years, and
(d) other securities filings; (4) discussions with management of Midstate and Shore regarding the past and current business, operations, financial condition, and future prospects of both institutions; (5) an analysis of the pro forma value of alternative strategies for Midstate as an independent institution; (6) the competitive, economic and demographic characteristics nationally, regionally and in the local market area; (7) the potential impact of regulatory and legislative changes on financial institutions; (8) the financial terms of other recently completed and pending acquisitions of banks regionally and nationally with similar characteristics as Midstate, including regionally based banks and banks nationwide with similar financial characteristics; (9) Shore's financial condition as of September 30, 2003 regarding the perceived financial ability to complete the Merger from a cash and capital perspective; (10) the estimated pro forma financial impact of the Merger to Shore, including the pro forma per share data and the pro forma pricing ratios based on Shore's current market price; and
(11) the prospective strategic benefits of the Merger to Midstate, including, but not limited to, expanded market area, enhanced delivery channels, broadened products and services, increased stock liquidity, expanded management team, the opportunity to realize cost reductions and increased platform for future expansion.

      In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning Midstate and Shore furnished by the respective institutions to RP Financial for review for purposes of its opinion, as well as publicly-available information regarding other financial institutions and economic and demographic data. Midstate and Shore did not restrict RP Financial as to the material it was permitted to review. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of Midstate or Shore.

      RP Financial expresses no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger as set forth in the Agreement to be consummated. In rendering its opinion, RP Financial assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the proposed Merger, no restriction will be imposed on Shore that would have a material adverse effect on the ability of the Merger to be consummated as set forth in the Agreement.

Opinion

      It is understood that this letter is directed to the Board of Directors of Midstate in its consideration of the Agreement, and does not constitute a recommendation to any shareholder of Midstate as to any action that such shareholder should take in connection with the Agreement, or otherwise.

      It is understood that this opinion is based on market conditions and other circumstances existing on the date hereof.

      It is understood that this opinion may be included in its entirety in any communication by Midstate or its Board of Directors to the stockholders of Midstate. It is also understood that this opinion may be included in its entirety in any regulatory filing by Midstate or Shore, and that RP Financial consents to the summary of this opinion in the proxy materials of Midstate, and any amendments thereto. Except as described above, this opinion may not be summarized, excerpted from or otherwise publicly referred to without RP Financial's prior written consent.

      Based upon and subject to the foregoing, and other such matters we consider relevant, it is RP Financial's opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Midstate Common Stock, as described in the Agreement, is fair to such shareholders from a financial point of view.

                                                  Respectfully submitted,
                                                  RP FINANCIAL, LC.

                                   APPENDIX C

                             DELAWARE CODE ANNOTATED
                      Copyright (C) 1975-2003 by The State
                                  of Delaware.
                              All rights reserved.

  *** THIS DOCUMENT IS CURRENT THROUGH ALL 2003 REGULAR SESSION LEGISLATION ***

                              TITLE 8. CORPORATIONS

                       CHAPTER 1. GENERAL CORPORATION LAW

               SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

                             8 Del. C. ss. 262 (2003)

ss. 262. Appraisal rights

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss. ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

      The Maryland General Corporation Law permits a corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those capacities, unless it is established that:

      (1) the act or omission of the director was material to the matter giving rise to such proceeding and

            (A)   was committed in bad faith or

            (B)   was the result of active and deliberate dishonesty;

      (2) the director actually received an improper personal benefit in money, property, or services; or

      (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Maryland law permits a corporation to indemnify a present and former officer to the same extent as a director.

      In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding paragraph or has been declared liable on the basis that a personal benefit improperly received in a proceeding charging improper personal benefit to the director or the officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the director or officer is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

      In addition, the Maryland General Corporation Law permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to the proceeding by reason of his or her service in that capacity, provided that the corporation shall have received:

      (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

      (2) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

      Shore Bancshares, Inc. (the "Company") has provided for indemnification of directors, officers, employees and agents in Article Seventh, Section (a)(5) of its Articles of Incorporation, as amended and restated (the "Charter"). This provision of the Charter reads as follows:

            (5) The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

      The Maryland General Corporation Law authorizes a Maryland corporation to limit by provision in its Articles of Incorporation the liability of directors and officers to the corporation or to its stockholders for money damages except to the extent:

      (1) the director or officer actually receives an improper benefit or profit in money, property, or services, for the amount of the benefit or profit actually received, or

      (2) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

      The Company has limited the liability of its directors and officers for money damages in Article Seventh, Section (a)(6) of the Charter. This provision reads as follows:

            (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

      As permitted under Section 2-418(k) of the Maryland General Corporation Law, the Company has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the Company would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

      Section 8(k) of the Federal Deposit Insurance Act (the "FDI Act") provides that the Federal Deposit Insurance Corporation (the "FDIC") may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were "institution-affiliated parties," as defined under the FDI Act, to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person. The FDIC has adopted regulations prohibiting, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees for any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by any federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

Item 21. Exhibits and Financial Statement Schedules.

(a)   Exhibits:

      A list of the exhibits included as part of this registration statement is set forth on the list of exhibits immediately preceding such exhibits and is incorporated herein by reference.

(b)   Financial Statement Schedules:

      All schedules for which provision is made in the applicable accounting regulations of the SEC have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere or incorporated by reference in the registration statement.

Item 22. Undertakings.

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide public offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes the information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easton, State of Maryland, on the 15th day of January, 2004.

                                         SHORE BANCSHARES, INC.


                                         By: /s/ W. Moorhead Vermilye
                                             -----------------------------------
                                             W. Moorhead Vermilye
                                             President/Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Moorhead Vermilye and Susan E. Leaverton, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Herbert L. Andrew, III     Director                         January 15, 2004
--------------------------
Herbert L. Andrew, III


/s/ Blenda W. Armistead        Director                         January 15, 2004
--------------------------
Blenda W. Armistead


/s/ Lloyd L. Beatty, Jr.       Director                         January 15, 2004
--------------------------
Lloyd L. Beatty, Jr.

/s/ Paul M. Bowman             Director                         January 16, 2004
--------------------------
Paul M. Bowman


/s/ David C. Bryan             Director                         January 15, 2004
--------------------------
David C. Bryan


/s/ Daniel T. Cannon           Director                         January 15, 2004
--------------------------
Daniel T. Cannon


/s/ Richard C. Granville       Director                         January 15, 2004
--------------------------
Richard C. Granville


                               Director                         January 15, 2004
--------------------------
Kevin P. LaTulip


/s/ Susan E. Leaverton         Treasurer/                       January 15, 2004
--------------------------     Principal Accounting Officer
Susan E. Leaverton


/s/ Neil R. LeCompte           Director                         January 15, 2004
--------------------------
Neil R. LeCompte


/s/ Jerry F. Pierson           Director                         January 15, 2004
--------------------------
Jerry F. Pierson


/s/ David L. Pyles             Director                         January 15, 2004
--------------------------
David L. Pyles


/s/ W. Moorhead Vermilye       Director/                        January 15, 2004
--------------------------     Chief Executive Officer
W. Moorhead Vermilye

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

    3.1 Shore Bancshares, Inc. Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 on Form 8-K filed by Shore Bancshares, Inc. on December 14, 2000)

    3.2 Shore Bancshares, Inc. Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 on Form 8-K filed by Shore Bancshares, Inc. on December 14, 2000)

    5.1 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC regarding legality**

    8.1 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC regarding tax matters

    10.1 Form of Employment Agreement with W. Moorhead Vermilye (incorporated by reference to Appendix XIII of Exhibit 2.1 on Form 8-K filed by Shore Bancshares, Inc. on July 31, 2000)

    10.2 Form of Employment Agreement with Daniel T. Cannon (incorporated by reference to Appendix XIII of Exhibit 2.1 on Form 8-K filed by Shore Bancshares, Inc. on July 31, 2000)

    10.3 Form of Employment Agreement between Avon Dixon Agency, LLC and Kevin P. LaTulip (incorporated by reference to Exhibit
                  10.3 of the Company's Annual Report on Form 10K for the year ended December 31, 2002)

    10.4 Form of Executive Supplemental Retirement Plan Agreement between The Centreville National Bank of Maryland and Daniel
                  T. Cannon (incorporated by reference to Exhibit 10.4 of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2003)

    10.5 Form of Life Insurance Endorsement Method Split Dollar Plan Agreement between The Centreville National Bank of Maryland and Daniel T. Cannon (incorporated by reference to Exhibit
                  10.5 of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2003)

    23.1          Consent of Stegman & Company**

    23.2 Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in Exhibits 5.1 and 8.1)

    24.1          Power of Attorney (included on signature page)

    99.1 Shore Bancshares, Inc. 1998 Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Appendix A of the Company's Definitive Proxy Statement on Schedule 14A for the 2003 Annual Meeting of Stockholders, filed on March 31, 2003).

    99.2 Shore Bancshares, Inc. 1998 Stock Option Plan (incorporated by reference from the Shore Bancshares, Inc. Registration Statement on Form S-8 filed on September 25, 1998 (Registration No. 333-64319)).

    99.3 Talbot Bancshares, Inc. Employee Stock Option Plan (incorporated by reference from the Shore Bancshares, Inc. Registration Statement on Form S-8 filed on May 4, 2001 (Registration No. 333-60214)).

    99.4          Form of Midstate Bancorp, Inc. Proxy**

    ----------
    **Filed herewith